As filed with the Securities and Exchange Commission on August __, 2005
                         Registration No. 333-__________


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                          CANWEST PETROLEUM CORPORATION
                 (Name of small business issuer in its charter)
                            URANIUM POWER CORPORATION
                     (Former Name of small business issuer)

            COLORADO                     1311                  98-0461154
----------------------------      -----------------       -------------------
(State or other Jurisdiction      (Primary Standard             (I.R.S.
     of Incorporation or              Industrial          Identification No.)
       organization)                  Classification Code Number)


                               206-475 HOWE STREET
                       VANCOUVER, BRITISH COLUMBIA V6C 2B3
                                     CANADA
                                 (604) 685-8355
              (Address and telephone number of principal executive
                    offices and principal place of business)

                          THORNTON DONALDSON, PRESIDENT
                          CANWEST PETROLEUM CORPORATION

                               206-475 HOWE STREET
                       VANCOUVER, BRITISH COLUMBIA V6C 2B3
                                     CANADA
                                 (604) 685-8355
            (Name, address and telephone number of agent for service)

                                   Copies to:
                           THERESA M. MEHRINGER, ESQ.
                            BURNS, FIGA & WILL, P.C.
                    6400 S. FIDDLERS GREEN CIRCLE, SUITE 1030
                            ENGLEWOOD, COLORADO 80111
                                  303-796-2626
                                303-796-2777(FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:

From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF      AMOUNT TO BE             PROPOSED MAXIMUM         PROPOSED MAXIMUM         AMOUNT OF REGISTRATION
SECURITIES TO BE            REGISTERED(1)            OFFERING PRICE PER       AGGREGATE OFFERING       FEE (2)
REGISTERED (1)                                       SHARE (2)                PRICE (2)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable       8,334,361                $0.965                   $8,042,658               $946.62
upon conversion of
debentures
-------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable       9,945,750                $0.965                   $9,597,649               $1,129.64
upon exercise of warrants
-------------------------------------------------------------------------------------------------------------------------------
Common Stock                4,315,639                $0.965                   $4,164,592               $490.17
-------------------------------------------------------------------------------------------------------------------------------
Total                       22,595,750               $0.965                   $21,804,899              $2566.43


(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible notes, the exercise of warrants held by the selling stockholders and shares of common stock currently outstanding. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents an estimate by us of the number of shares of common stock issuable upon conversion of the convertible notes and upon exercise of the warrants, plus our estimate of the number of shares that we may be required to issue should our stock price fall from its current levels.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low sales price as reported on the Over-The-Counter Bulletin Board on August 19, 2005, which was $0.965 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED AUGUST __, 2005
                          CANWEST PETROLEUM CORPORATION
                        22,595,750 SHARES OF COMMON STOCK


This prospectus relates to the resale by the selling stockholders of up to 22,595,750 shares of our common stock, including up to 8,334,361 shares of common stock underlying convertible note in a principal amount of $1,669,444, up to 9,945,750 shares issuable upon the exercise of common stock purchase warrants and 4,315,639 shares of common stock currently outstanding. The Company has agreed to make monthly payments equal to one-twelfth of the initial principal amount of the convertible notes plus any other amounts due, including interest. The monthly payments for the first three months may be deferred until the fourth month and are payable in either shares, subject to an effective registration statement, or cash. Should the Company elect to make the monthly payment in cash then it must pay 130% of the principal plus 100% of any other amounts due, including interest. If the Company elects to have the monthly payment paid in shares then the note holders may convert at anytime thereafter into common shares of the Company at the lesser of i) $0.60, ii) 135% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the effective date of a registration statement registering the underlying shares and warrants for resale and iii) 70% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the date of conversion. Should the Company fail to make a timely election to pay in cash or shares or to actually make the cash payment then the holders of the notes may determine whether they want to be paid in cash or shares on the terms noted above. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "CWPC". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on August 11, 2005, was $0.98. Our shares are also listed to trade on the trading floor of the Frankfurt Stock Exchange and on Xetra, the Deutsche Borse AG electronic trading system under the symbol URP.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2005.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by CanWest Petroleum Corporation with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the secured convertible notes to the financial statements.

                          CANWEST PETROLEUM CORPORATION

We are engaged in the exploration for and mining of oil shale in Pasquia Hills, Saskatchewan and the refining of certain petrochemical feedstocks derived from oil shale. We also are continuing to evaluate certain technology involving the separation of hydrocarbons from sand and oil shale.

For the fiscal year ended April 30, 2005, we generated no revenue and had a net loss of $5,109,073. As a result of recurring losses from operations and a working capital deficit of $1,765,711, our auditors, in their report dated July 22, 2005, have expressed substantial doubt about our ability to continue as a going concern.

Our principal offices are located at 206-475 Howe Street, Vancouver, British Columbia V6C 2B, Canada, and our telephone number is (604) 685-8355. We are a Colorado corporation.

The Offering

    o  Common stock offered by selling stockholders.....Up to 22,595,750 common shares, including the following:

       o 8,334,361 shares of common stock underlying convertible notes in the principal amount of $1,669,444.
       o up to 9,945,750 shares of common stock issuable upon the exercise of common stock purchase warrants.
       o   4,315,639 shares of common stock.

    o The 22,595,750 common shares represents 33.6% of our current outstanding common stock.

    o  Common stock to be outstanding after the offering.......Up to
       85,496,657common shares

    o  Use of proceeds......We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

    o  Over-The-Counter Bulletin Board Symbol......CWPC

The above information regarding common stock to be outstanding after the offering is based on 67,216,546 shares of common stock outstanding as of August 11, 2005 and assumes the subsequent conversion of our issued convertible notes and exercise of warrants by our selling stockholders.

To obtain funding for our ongoing operations, in June 2005, we issued, in a private placement to accredited investors, 7% convertible notes for an aggregate principal amount of $2,000,000 of convertible notes (the "Notes"). The Company has agreed to make monthly payments equal to one-twelfth of the initial principal amount of the notes plus any other amounts due, including interest. The monthly payments for the first three months may be deferred until the fourth month and are payable in either shares, subject to an effective registration statement, or cash. Should the Company elect to make the monthly payment in cash then it must pay 130% of the principal plus 100% of any other amounts due, including interest. If the Company elects to have the monthly payment paid in shares then the note holders may convert at anytime thereafter into common shares of the Company at the lesser of i) $0.60, ii) 135% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the effective date of a registration statement registering the underlying shares and warrants for resale and iii) 70% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the date of conversion. Should the Company fail to make a timely election to pay in cash or shares or to actually make the cash payment then the holders of the notes may determine whether they want to be paid in cash or shares on the terms noted above. Pursuant to this offering the Company issued 500,000, warrants to purchase that same number of common shares at $0.45 until June 9, 2007, 5,000,000 warrants to purchase that same number of common shares at $0.55 per share until June 9, 2007 and 2,500,000 warrants to purchase that same number of common shares at $1.50 (together the "Note Warrants"). In conjunction with this offering the Company has paid $200,000 in finders fees and has agreed to pay a finders fee of 10% from any of the 5,000,000 warrants to purchase that same number of common shares at $0.55 per share until June 9, 2007 that are exercised. The agreement contains certain registration rights for the underlying shares of common stock and warrants and the Company will incur a 2% penalty if the registration statement is not filed by July 24, 2005 with a 2% penalty each 30 days thereafter until filed and a 2% penalty if the registration statement is not effective by December 6, 2005 with a 2% penalty each 30 days thereafter until effective. The Note holders have converted $330,556 of the note into 1,165,639 common shares, which will be registered for resale pursuant to this registration statement, leaving a principal balance of $1,669,444 as at August 11, 2005.

The investors have contractually agreed to restrict their ability to convert the Notes, exercise the Note Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

Also included in this registration statement are 1,945,750 warrants to acquire that same number of common shares at $0.35 per share until April 30, 2006, 2,000,000 common shares issued to American Bullion Inc. pursuant an agreement to purchase the Firebag East, oil sands prospect, 600,000 common shares issued to NorWest Soil Research Ltd. in settlement of $363,150 in debt owed by the Company's subsidiary Western Petrochemicals Corp., 250,000 common shares issued Heron Drilling Limited in settlement of $108,000 in debt owed by Western Petrochemicals Corporation and 100,000 common shares issued to Smallcap Corporate Partners Limitedin settlement of $36,000 of debt, 100,000 common shares issued to Avalon Productions Limited in settlement of $32,900 of debt and 100,000 common shares issued to Kuehne Developments Limited in settlement of $32,900 of debt.

See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

                                TABLE OF CONTENTS



Cautionary Statement About Forward-Looking Statements                         1

Risk Factors                                                                  1

Use of Proceeds                                                               6

Market for Common Equity and Related Stockholder Matters                      7

Management's Discussion and Analysis of Financial Condition
   and Plan of Operations                                                     9

Business                                                                     12

Property                                                                     22

Security Ownership of Certain Beneficial Owners and Management               26

Management                                                                   27

Executive Compensation                                                       29

Description of Securities                                                    33

Indemnification for Securities Act Liabilities                               33

Plan of Distribution                                                         34

Selling Stockholders                                                         35

Legal Matters                                                                38

Experts                                                                      38

Available Information                                                        38

              CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This Prospectus includes certain statements that may be deemed to be "forward-looking statements." All statements, other than statements of historical facts, included in this Prospectus that address activities, events or developments that CanWest Petroleum Corporation's management expects, believes or anticipates will or may occur in the future are forward looking statements. Examples of forward-looking statements may include discussion of such matters as:

       o The amount and nature of future capital, development and exploration expenditures;

       o   Business strategies and development of new business plan; and

       o Other similar matters such as those discussed in Management's Discussion and Analysis and its Plan of Operations.

These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, including such factors as the volatility and level of oil and natural gas prices, uncertainties in cash flow, expected acquisition benefits, production rates and reserve replacement, reserve estimates, drilling and operating risks, competition, litigation, environmental matters, the potential impact of government regulations, and other matters discussed under the caption "Risk Factors," many of which are beyond our control. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements.


RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATED TO OUR BUSINESS

DUE TO OUR HISTORY OF OPERATING LOSSES, WE ARE UNCERTAIN THAT WE WILL BE ABLE TO CONTINUE AS A GOING CONCERN.

The consolidated financial statements have been prepared assuming that we will continue as a going concern. During the fiscal years ended April 30, 2005 and 2004 we suffered net losses of $5,109,073 and $1,581,054, respectively. At April 30, 2005 there was stockholders' equity and a working capital deficit of $3,728,042 and $1,765,711, respectively. At April 30, 2004 there was a stockholders' deficit and a working capital deficit of $2,026,926 and $2,405,505 respectively. The report of the independent registered public accounting firm issued in conjunction with the consolidated financial statements for the year ended April 30, 2005 contains an explanatory paragraph indicating that the foregoing matters raise substantial doubt about our ability to continue as a going concern. There is no assurance that we can generate net income, increase revenues or successfully expand our operation in the future.

See "Plan of Operation" for a description of management's plans in regard to this issue. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should we be unsuccessful in implementing these plans, or otherwise unable to continue as a going concern.

OUR BUSINESS PLAN IS HIGHLY SPECULATIVE AND ITS SUCCESS DEPENDS, IN PART, ON UNPROVEN TECHNOLOGY.

Our business plan involves the exploration for oil shale in the Pasquia Hills area of Saskatchewan. The exploration itself is highly speculative. In addition, mining for oil shale has historically been a very expensive process. The costs for drilling, mining and ore extraction must be significantly reduced to make the amounts of oil shale extracted worth the expenditures. Once extracted, we are relying on our ability to cost effectively obtain certain by-products through the retorting process. Our cost-effective retorting process involves the use of unproven technologies. If the technologies on which we rely cannot produce the by-products cost effectively, this would adversely affect our plan of operations.

THE BUSINESS OF MINING IS SUBJECT TO MANY RISKS.

The business of mining is subject to a number of risks and hazards, including but not limited to:

       - unanticipated ground and water conditions and adverse claims to water rights;

       -   geological problems;

       -   metallurgical and other processing problems;

       - the occurrence of unusual weather or operating conditions and other force majeure events;

       -   lower than expected ore grades;

       -   accidents;

       - delays in the receipt of or failure to receive necessary government permits;

       -   delays in transportation;

       -   labor disputes;

       -   unavailability of materials and equipment; and

       - the failure of equipment or processes to operate in accordance with specifications or expectations.

The risks associated with mining described above could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. We are not currently engaged in mining operations (because we are in the exploration phase) and do not presently carry property and liability insurance. We have in the past carried property and liability insurance when actively engaged in mining operations which covered certain of these risks and plan to do so again in the future. However, cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.


ENVIRONMENTAL AND REGULATORY COMPLIANCE MAY IMPOSE SUBSTANTIAL COSTS ON US.

Our operations are or will be subject to stringent federal, provincial and local laws and regulations relating to improving or maintaining environmental quality. Our global operations are also subject to many environmental protection laws. Environmental laws often require parties to pay for remedial action or to pay damages regardless of fault. Environmental laws also often impose liability with respect to divested or terminated operations, even if the operations were terminated or divested many years ago.

Our mining operations and exploration activities are or will be subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Mining is also subject to risks and liabilities associated with pollution of the environment and disposal of waste products occurring as a result of mineral exploration and production. Compliance with these laws and regulations will impose substantial costs on us and will subject us to significant potential liabilities.

Costs associated with environmental liabilities and compliance have increased over time, and we expect these costs to continue to increase in the future. We will be required to book reserves for the costs of environmental obligations on our financial statements for such liabilities as our mining operations proceed.

THE LOSS OF CURRENT MANAGEMENT MAY MAKE IT DIFFICULT FOR US TO OPERATE.

Our prospects for success currently are greatly dependent upon the efforts and active participation of its management team, including its President and Chief Executive Officer, Thornton Donaldson, Todd Montgomery, a key employee of Western Petrochemicals Corporation ("WPC") and Keith McCrae, P. Eng., a consultant and manager of its Pasquia Hills Oil Shale Project, Mr. Christopher Hopkins, Oilsands Quest Inc. ("OQI") President, and Mr. Karim Hirji, OQI's Chief Financial Officer. We do not have employment contracts with Mr. Donaldson or Mr. Montgomery and Mr. McCrae is paid based on time spent on the project at a rate of $730 ($1,000 CDN) per day. The loss of the services of Mr. Donaldson, Mr. Montgomery, Mr. McCrae, Mr. Hopkins or Mr. Hirji could be expected to have an adverse effect on us. The Company does not maintain key person insurance on any of the above named key management.

FLUCTUATIONS IN U.S. AND CANADIAN DOLLAR EXCHANGE RATES MAY HAVE A MATERIAL ADVERSE IMPACT

Commodity prices and costs related to the Company's activities, if and when applicable, will generally be based on a U.S. dollar market price. Fluctuations in the U.S. and Canadian dollar exchange rate may cause a negative impact on revenue and costs and could have a material adverse impact on the Company.

ACCESS TO MARKETS AND COMPETITION

By the time any of the Company's projects achieve startup, they will have been preceded by other projects. The Company will compete with other companies and individuals, some of which have greater financial, human and other resources than the Company. The Canadian and international natural resource industry is highly competitive in all aspects, including the distribution and marketing of petroleum products. As a result, these issues could have a material adverse effect on these projects and cause delays or abandonment of them entirely.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

Since the conversion price of the Notes is currently in excess of the net tangible book value per share of our common stock, such conversion is not, nor would conversion of the remainder of the Debentures, be dilutive to existing shareholders. However, in the event that our stock price falls substantially, resulting in a conversion price of less than our net tangible book value per share, such conversion would have a dilutive effect to existing shareholders. We had a negative net tangible book value of $2,356,529 ($1,209,785 current assets less $3,566,314 liabilities) or $0.04 (using 58,408,661 outstanding shares on April 30, 2005) per share of our Common Stock on April 30, 2005. Our net tangible book value per share is determined by dividing the tangible net worth of the Company (tangible assets less total liabilities) by the total number of outstanding shares of Common Stock. As the market price of the shares of Common Stock declines, more shares will be issued upon conversion since the conversion price is equal to the lesser of i) $0.60, ii) 135% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the effective date of a registration statement registering the underlying shares and warrants for resale and iii) 70% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the date of conversion.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

The conversion price will be the lesser of i) $0.60, ii) 135% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the effective date of a registration statement registering the underlying shares and warrants for resale and iii) 70% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the date of conversion. Our obligation to issue shares upon conversion of the Notes is essentially limitless.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE NOTES AND EXERCISE OF RELATED OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

The issuance of shares upon conversion of the Notes and exercise of Note Warrants and other warrants outstanding may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although our Note and Note Warrant holders may not convert their Notes and/or exercise their Warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE NOTES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the Notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the Notes. Accordingly, we will allocate and register 8,334,361 shares to cover the conversion of the Notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the Notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

Any event of default under the Notes could require the early repayment of the Notes, including the accruing of interest on the outstanding principal balance of the Notes if the default is not cured with the specified grace period. We anticipate that the full amount of the Notes will be converted into shares of our common stock, in accordance with the terms of the Notes.

If we are required to repay the Notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the Notes when required, the Note holders could commence legal action against us to recover the amounts due. Any such action would require us to curtail or cease operations.

VOTING CONTROL OF OQI MAY NOT CONTINUE DUE TO DILUTION

We currently hold 7,297,688 common shares of OQI representing 54.55% of the issued and outstanding shares of OQI and a 50.04% interest in OQI on a fully diluted basis, assuming the conversion and exercising of all existing convertible debentures, warrants and options. There is, however, no assurance that the Company will have the financial resources to exercise its 647,688 warrants to purchase that same number of OQI common shares at $1.59 ($2.00 CDN) in order to maintain its voting control of OQI. Also while it is the Company's intention to maintain and or increase its interest in OQI, through its right of first offer, there can be no assurance that the Company will have the financial resources in the future to be able to do so and as such may lose voting control over OQI.

RISKS RELATING TO OUR COMMON STOCK:

WE HAVE NUMEROUS OUTSTANDING OPTIONS, WARRANTS AND CONVERTIBLE DEBENTURES AND COMMITMENTS TO ISSUE SHARES, WHICH MAY ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

We have reserved 16,841,813 shares for issuance upon exercise of outstanding options under plans and warrants at prices as low as $0.27 per share. The Company has also reserved for issuance 8,334,361 shares for issuance upon conversion of the principal and interest under the Notes. The Company has also agreed to issue 1,995,429 shares to certain creditors of API and 2,333,334 shares to acquire the Athabasca property working interests from a Limited Partnership. Any sale into the public market of Shares purchased privately at prices below the current market price could be expected to have a depressive effect on the market price of our Common Stock. See "Description of Securities."

FUTURE SALES OF OUR COMMON STOCK MAY CAUSE OUR STOCK PRICE TO DECLINE

Our stock price may decline by future sales of our shares or the perception that such sales may occur. If we issue additional shares of common stock in private financings under an exemption from the registration laws, then those shares will constitute "restricted shares" as defined in Rule 144 under the Securities Act. The restricted shares may only be sold if they are registered under the Securities Act, or sold under Rule 144, or another exemption from registration under the Securities Act.

Some of our outstanding restricted shares of common stock are either eligible for sale pursuant to Rule 144 or have been registered under the Securities Act for resale by the holders. We are unable to estimate the amount, timing, or nature of future sales of outstanding common stock. Sales of substantial amounts of our common stock in the public market may cause the stock's market price to decline. See "Description of Securities."

WE DO NOT EXPECT TO PAY DIVIDENDS.

We have not paid dividends since inception on our common stock, and we do not contemplate paying dividends in the foreseeable future on our common stock in order to use all of our earnings, if any, to finance expansion of our business plans.

LACK OF TRADING MARKET MAY MAKE IT DIFFICULT TO SELL OUR COMMON STOCK.

The only trading in our common stock is conducted on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the common stock. In addition, our common stock is defined as a "penny stock" by rules adopted by the Commission. In such event, brokers and dealers effecting transactions in the common stock with or for the account of a customer must obtain the written consent of a customer prior to purchasing the common stock, must obtain certain information from the customer and must provide certain disclosures to such customer. These requirements may have the effect of reducing the level of trading in the secondary market, if any, of the common stock and reducing the liquidity of the common stock.

OUR STOCK PRICE CAN BE EXTREMELY VOLATILE.

Our common stock is traded on the OTC Bulletin Board. Pursuant to Article 6 of the Rules for the Regulated Unofficial Market and Article 40 of the Rules and Regulations for the Frankfurt Stock Exchange, the Company's shares are also listed to trade on the trading floor of the Frankfurt Stock Exchange and on Xetra, the Deutsche Borse AG electronic trading system under the symbol URP. There can be no assurance that an active public market will continue for the common stock, or that the market price for the common stock will not decline below its current price. Such price may be influenced by many factors, including, but not limited to, investor perception of us and our industry and general economic and market conditions. The trading price of the common stock could be subject to wide fluctuations in response to announcements of our business developments or our competitors, quarterly variations in operating results, and other events or factors. In addition, stock markets have experienced extreme price volatility in recent years. This volatility has had a substantial effect on the market prices of companies, at times for reasons unrelated to their operating performance. Such broad market fluctuations may adversely affect the price of our common stock.

ISSUANCE OF PREFERRED STOCK MAY ADVERSELY AFFECT THE PRICE OF OUR COMMON STOCK.

We are authorized to issue 10,000,000 shares of preferred stock which may be issued in series from time to time with such designations, rights, preferences and limitations as our board of directors may determine by resolution. The directors have no current intention to issue any additional preferred stock. However, the potential exists preferred stock might be issued which would grant dividend preferences and liquidation preferences over the common stock, diminishing the value of the common stock.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

    o that a broker or dealer approve a person's account for transactions in penny stocks; and

    o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

    o obtain financial information and investment experience objectives of the person; and

    o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

    o sets forth the basis on which the broker or dealer made the suitability determination; and

    o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company's Common Stock is traded on the NASD Over-the-Counter Bulletin Board under the symbol CWPC. The following table sets forth the high and low closing prices of the Company's Common Stock during the periods indicated as reported by the Internet source Yahoo Finance (http://finance.yahoo.com). The quotations below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may represent actual transactions.

                            Fiscal Quarter               High Bid Price           Low Bid Price
                            --------------               --------------           -------------
Fiscal Year End    1st Quarter (5/1/05 - 7/31/05)            $0.45                   $0.37
April 30, 2006

Fiscal Year End    4th Quarter  (2/1/05 - 4/30/05)           $0.51                   $0.30
April 30,          3rd Quarter  (11/1/04- 1/31/05)            0.38                    0.26
2005               2nd Quarter (8/1/04 - 10/31/04)            0.53                    0.32
                   1st Quarter  (5/1/04 - 7/31/04)            0.68                    0.33

Fiscal Year End    4th Quarter  (2/1/04 - 4/30/04)           $0.54                   $0.30
April 30,          3rd Quarter  (11/1/03 - 1/31/04)           0.56                    0.18
2004               2nd Quarter (8/1/03 - 10/31/03)            0.27                    0.04
                   1st Quarter  (5/1/03 - 7/31/03)            0.13                    0.05

Fiscal Year End    4th Quarter  (2/1/03 - 4/30/03)           $0.37                   $0.09
April 30,          3rd Quarter  (11/1/02 - 1/31/03)           0.38                    0.12
2003               2nd Quarter (8/1/02 - 10/31/02)            0.35                    0.11
                   1st Quarter  (5/1/02 - 7/31/02)            0.47                    0.29

The closing price of the Common Stock as reported on August 11, 2005, was $0.98 per share.

Pursuant to Article 6 of the Rules for the Regulated Unofficial Market and
Article 40 of the Rules and Regulations for the Frankfurt Stock Exchange, the Company's shares were listed to trade on the trading floor and on Xetra, the Deutsche Borse AG electronic trading system, as of September 25, 2001 under the symbol URP.

We have appointed Computershare Trust Company of Canada, 510 Burrard Street, 2nd Floor Vancouver, British Columbia, V6C 3B9, as transfer agent for our shares of common stock.

Holders

As of August 11, 2005, there were 147 holders of the Company's Common Stock, who collectively held 67,216,546 issued and outstanding shares.

Dividends

The Company did not declare or pay cash or other dividends on its Common Stock during the last two calendar years. The Company has no plans to pay any dividends, although it may do so if its financial position changes.

Equity Compensation Plan Information

The following table gives information about the Company's common stock that may be issued upon the exercise of options under all of the Company's option plans as of April 30, 2005.

                                                                           (c) Number of
                                                                            Securities
                                                                             Remaining
                                                                           Available for
                            (a) Number of                                 Future Issuance
                          Securities to be          (b) Weighted           Under Equity
                             Issued Upon          Average Exercise      Compensation Plans     (d) Total of
                              Exercise                Price of              (Excluding          Securities
                           of Outstanding           Outstanding             Securities         Reflected in
                          Options, Warrants      Options, Warrants         Reflected in           Columns
       Plan Category          and Rights             and Rights             Column (a))         (a) and (c)
---------------------------------------------------------------------------------------------------------------
Equity Compensation
Plans
Approved by
Shareholders                            0             $       N/A                     0                    0

Equity Compensation
Plans
Not Approved by
Shareholders                    1,175,000             $      0.27              1,630,000            2,805,000
                          ---------------         ---------------           ------------         ------------
TOTAL                           1,175,000             $      0.27              1,630,000            2,805,000
                          ===============         ===============           ============         ============

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                               PLAN OF OPERATIONS

Plan of Operation.  (All amounts are in US dollars unless otherwise indicated.)

We are in the exploration stage and we do not currently have any income from operating activities. We are currently exploring the possible development of the Pasquia Hills Oil Shale prospect we acquired in connection of with our purchase of WPC, the Firebag Sask. Tar Sands prospect through our subsidiary OQI and exploration work on two oil and gas prospects generated through our Energy 51 agreement. At April 30, 2005, we had a working capital deficit of $1,765,711 (2004 - $2,405,505), minimal other capital resources available to meet obligations which normally can be expected to be incurred by similar companies and had a accumulated stockholder's equity of $3,728,042. At April 30, 2004, we had a stockholder's deficiency of $2,026,926. Management intends to raise additional capital through share and debt issuances to finance operations and invest in other business opportunities, however, no assurance can be given that we will be successful in raising additional capital or that other business opportunities will be found.

During the year ended April 30, 2004, the primary focus of the Company was on finding a business plan and/or project of significant merit for the Company and in dealing with the creditor and other issues related to failure of the Company's exploration program.

During the year ended April 30, 2005 the primary focus of the Company was on the exploration of its Pasquia Hills Oil Shale prospect, completing agreements to purchase the Firebag Sask. Tar Sands prospect and Pasquia Hills Oil Shale prospect and finding funding for the Company.

Total exploration costs for the year ended April 30, 2005 were $505,098 (2004 - $99,685) and primarily involved the expenditure of $245,365 (2004 - $40,160) to do a pre-feasibility study and evaluation, which the Company is still in the process of on the Pasquia Hills property. The Company also spent $37,004 (2004 - $0) on exploration work pertaining to its Firebag Sask., Tar Sands prospect. Pursuant to the agreement the Company has with Energy 51 it agreed to participate in two oil and gas wells and has incurred exploration expenditures of $131,856 (2004 - $0) related to their exploration. The Company is still awaiting the results of the exploration work on both of these oil and gas wells. Also included in exploration costs was $86,666 (2004 - $0) pursuant to an agreement to an interest in a property that was written off in prior years and finally $4,207 (2004 - $59,525) in exploration work to maintain the Company's 20% interest in its uranium property.

To fund the acquisition of the Firebag Sask. Tar Sands prospect, to conduct the above noted exploration and to provide working capital the Company issued $1,000,000 of 6% convertible secured debentures and 2,666,666 warrants to purchase that same number of common shares during the year ended April 30, 2004 and $1,500,000 of 6% convertible secured debentures and 5,666,166 warrants to purchase that same number of common shares during the year ended April 30, 2005. Both of these convertible debentures and related interest and penalties were converted into 11,827,668 common shares and no amount remained outstanding at April 30, 2005. The Company also re-priced and re-issued certain of the above noted warrants during the year ended April 30, 2005. OQI the Company's subsidiary issued $876,073 ($1,100,000 CDN) 3% unsecured convertible debentures which mature as to $238,360 ($300,000 CDN) on February 28, 2008, $79,453
($100,000 CDN) on April 1, 2008 and $556,173 ($700,000 CDN) on April 15, 2008.
The notes are convertible into common shares of OQI at a rate of $0.99 ($1.25
CDN) for one year following their issuance and then at $1.27 ($1.60 CDN) per share until maturity. In conjunction with this offering OQI also issued 343,750 warrants to purchase that same number of common shares at a price of $1.27 ($1.60 CDN) until the earlier of i) the Company being listed for trading on a recognized stock exchange or ii) the maturity date.

As a result of the issuance of the convertible debentures, notes, warrants and re-issuance and re-pricing thereof the Company had a non-cash financing charge of $1,959,557 (2004 - $464,598) for the year ended April 30, 2005.

Consulting expense of $1,660,055 (2004 - $391,577) was up significantly as the Company tried to conserve its cash resources by paying consultants with bonus shares. Included in consulting expenses as of April 30, 2005 is $151,500 paid to directors of the Company and used to exercise 650,000 shares under option plans and $4,611 paid to them in cash.

Advertising and promotion costs of $338,428 (2004 - $211,561) were up as a result of the Company actively seeking financing for the Firebag Sask. Tar Sands prospect, exploration and related working capital needs.

Professional fees of $296,941 (2004 - $176,807) continued to be a major expense to the Company as it incurred costs related to evaluating various business proposals, dealing with Anhydride Canada's creditor situation and legal work pertaining to the convertible debenture and note financing.

As a result of convertible debenture and note financing the Company's interest and bank charges were $131,597 (2004 - $31,797), the change from the prior year is a direct result of the average outstanding balance between the two years.

Owing to uncertainty as to present value of the Earth Energy Inc. license agreement the Company wrote it down to $1, which resulted in a charge to operations of $106,507 (2004 - $0).

Management fees for the year ended April 30, 2005 of $72,000 (2004 - $126,857) decreased as the former president of the Company resigned and the new president of the Company is not paid a management fee.

The Company's office costs are significantly higher at $68,606 (2004 - $12,869) as a result of a significantly higher Canadian dollar relative to the United States dollar, an increase volume of office related costs as a result of the financing activity and the inclusion of OQI's office costs.

The Company incurred transfer agent fees of $41,311 (2004 - $13,775) an increase due to the result of calling an annual general meeting.

Rent costs of the Company have increased to $34,741 (2004 - $14,916) a result of a significantly higher Canadian dollar relative to the United States dollar and the addition of rental costs of OQI.

Travel costs of $29,103 (2004 - $36.612) are directly related to costs associated with financing attempts and meetings pertaining to the development of the Company's projects.

In total, the Company experienced a net loss of $5,109,073 or $0.16 per share for the year ended April 30, 2005, compared to a net loss of $1,581,054 or $0.09 per share for the year ended April 30, 2004. The Company expects to continue to incur operating losses and will continue to be dependent on additional equity or debt sales and or property joint ventures to fund its activities in the future.

As noted above Anhydride Canada has incurred significant trade payables in pursuit of its exploration activities, which totaled to $718,462 as at April 30, 2003. In an attempt to settle these liabilities, the Company made an offer to Anhydride Canada creditors to settle outstanding debts for shares of the Company at $0.10 per share for each $0.15 CDN of debt. The Company has received acceptances from creditors totaling $336,037 ($416,484 CDN), which represents 2,776,560 common shares and during the year ended April 30, 2004 and issued 287,638 common shares pursuant to these agreements and during the year ended April 2005 an additional 493,493 common shares. Certain of the creditors have rejected this offer and threatened receivership proceedings against Anhydride Canada unless they are paid in full. Anhdydride Canada does not have the resources to meet these demands and the Company has determined that it will not commit further resources to Anhdydride Canada or defend such action should the creditors take it.

During the year ended April 30, 2004, rather than exercising a call option to acquire the Athabasca and Firebag prospect interests of Anhydride Limited Partnership the Company agreed to purchase them for 3,220,000 common shares of the Company. The Athabasca and Firebag prospects were written off as of April 30, 2003. As noted above during the year ended April 30, 2005, 886,666 of these common shares were issued and charged to exploration.

On April 21, 2005 the Company issued 10,728,124 common shares to the major shareholders of WPC and acquired a 97.53% interest in it. At the time the shares were issued WPC's liabilities exceeded its assets by $926,200 and this along with $2,209,219 for the common shares issued has been recorded as Pasquia Hills property acquisition costs. During the next twelve months the Company expects to settle the outstanding payables of WPC through the issuance of common shares, however, there are no assurances that it will be successful or at what price levels this can be done by.

During June 2005 the Company issued 7% convertible notes for an aggregate principal amount of $2,000,000. The Company has agreed to make monthly payments equal to one-twelfth of the initial principal amount of the note plus any other amounts due, including interest. The monthly payments for the first three months may be deferred until the fourth month and are payable in either shares, subject to an effective registration statement, or cash. Should the Company elect to make the monthly payment in cash then it must pay 130% of the principal plus 100% of any other amounts due, including interest. If the Company elects to have the monthly payment paid in shares than the note holders may convert at anytime thereafter into common shares of the Company at the lesser of i) $0.60, ii) 135% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the effective date of a registration statement registering the underlying shares and warrants for resale and iii) 70% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the date of conversion. Should the Company fail to make a timely election to pay in cash or shares or to actually make the cash payment then the holders of the notes may determine whether they want to be paid in cash or shares on the terms noted above. Pursuant to this offering the Company issued 500,000, warrants to purchase that same number of common shares at $0.45 until June 9, 2007, 5,000,000 warrants to purchase that same number of common shares at $0.55 per share until June 9, 2007 and 2,5000,000 warrants to purchase that same number of common shares at $1.50 until June 9, 2007. In conjunction with this offering the Company has paid $200,000 in finders fees and has agreed to pay a finders fee of 10% from any of the 5,000,000 warrants to purchase that same number of common shares at $0.55 per share until June 9, 2007 that are exercised. The agreement contains certain registration rights for the underlying shares of common stock and warrants and the Company will incur a 2% penalty if the registration statement is not filed by July 24, 2005 with a 2% penalty each 30 days thereafter until filed and a 2% penalty if the registration statement is not effective by December 6, 2005 with a 2% penalty each 30 days thereafter until effective. To date the Company has not filed its registration statement. The Note holders have converted $330,556 of the Notes into 1,165,639 common shares, which will be registered for resale pursuant to this registration statement, leaving a principal balance of $1,669,444 as at August 11, 2005.

During the year ended April 30, 2005, the Company's subsidiary OQI also issued $876,073 ($1,100,000 CDN) 3% unsecured convertible debentures which mature as to $238,360 ($300,000 CDN) on February 28, 2008, $79,453 ($100,000 CDN) on April 1,
2008 and $556,173 ($700,000 CDN) on April 15, 2008. The notes are convertible into common shares of OQI at a rate of $0.99 ($1.25 CDN) for one year following their issuance and then at $1.27 ($1.60 CDN) per share until maturity. In conjunction with this offering OQI also issued 343,750 warrants to purchase that same number of common shares at a price of $1.27 ($1.60 CDN) until the earlier of i) the Company being listed for trading on a recognized stock exchange or ii) the maturity date.

As at August 11, 2005 the Company had approximately $1,700,000 in cash, plus OQI had cash on hand of approximately $3,500,000. We have no revenues. The Company expects that its primary focus over the next twelve months will be to settle with the WPC creditors and to conduct exploration programs of both its Pasquia Hills and Firebag Sask. prospects as to $174,800 and $3,200,000 respectively. It also expected that additional work programs will be required on the Pasquia Hills and Firebag Sask. Prospects and that these work programs will have to be funded from sources outside of the Company. Therefore, our operating results, profitability and future rate of growth depend solely on our ability to successfully develop our new business plans and our ability to obtain further funding. We plan to fund future operations by way of joint venture agreements and or other forms of financing, including the public offering or private placement of equity or debt securities and will continue to rely on loans from related parties to meet current obligations. However, we cannot assure you that joint venture partners, debt or equity financing or loans from related parties will be available to us on acceptable terms to meet these requirements.

BUSINESS

Business Background

We are a Colorado corporation formed on April 3, 1998 as Uranium Power Corporation and on November 2, 2004 we changed our name to CanWest Petroleum Corporation. On April 30, 2002 we acquired our wholly-owned subsidiary, Anhydride Petroleum (USA) Inc. ("Anhydride USA"), and Anhydride USA's wholly-owned subsidiary, Anhydride Petroleum (Canada) Inc. ("API Canada"). On September 24, 2004, we acquired all of the issued and outstanding shares of 808099 Alberta Ltd., which was previously inactive, and on November 3, 2004 changed its name to Oilsands Quest Inc. ("OQI"). As of April 30, 2005 we held a 64.89% interest in OQI. On April 21, 2005 we acquired a 97.53% interest in Western Petrochemcials Corp. ("WPC") through the issuance of 10,728,124 common shares.

Our primary business activity had been in the exploration for uranium and petroleum in Canada, however, during the year ended April 30, 2003 we wrote off our investments in the resource properties that we were then holding, as we had no further plans to develop them. We then began to actively seek new business opportunities in the oil and gas sectors and our business plan is now focused on the Pasquia Hills Oil Shale prospect and the Firebag East Oilsands prospect. In conjunction with our Pasquia Hills Oil Shale prospect and the Firebag East Oilsands prospect we are also continuing to evaluate certain technologies involving the separation of hydrocarbons from oil sand and oil shale. The Company has an interest in Energy 51 Inc. ("Energy 51"), a conventional oil and gas company, and is currently participating in two of its oil and gas projects. Finally, the Company continues to maintain a small interest in some uranium property through its interest in Uranium Holdings Corporation.

Pasquia Hills Prospect, Oil Shale Exploration

In October 2003, we entered into a preliminary agreement with WPC. The agreement, which was subject to many contingencies, granted the Company the right to acquire a 60% joint venture interest from WPC in the Pasquia Hills Oil Shale Project, covering approximately 700,000 acres located in the Pasquia Hills area of Saskatchewan. Pursuant to the agreement, we made a payment of $26,090 to WPC on October 3, 2003 and which resulted in our business plan now involving the exploration for and mining of oil shale in Pasquia Hills, Saskatchewan and the refining of certain petrochemical feedstocks derived from oil shale.

In December 2003, we reached a second preliminary agreement with WPC and its major shareholders to acquire all of the issued and outstanding shares of WPC, which was entered into on January 28, 2004. WPC and its major shareholders agreed that we would acquire all of the issued and outstanding shares of WPC for the equivalent of up to 900,000 Series A Shares, which were to be convertible into 9,000,000 common shares, and 2,000,000 common shares of the Company with certain registration rights. WPC's major shareholders committed their shares of WPC in the transaction in January 2004, although we did not close the transaction until April 2005.

On April 23, 2004 we acquired from Powermax Energy Inc. ("Powermax") all of its rights and obligations under a March 1, 2003 Farmout and Joint Venture Agreement between WPC and Powermax for 92,600 common shares with a cost of $36,114 and $29,923 cash. This Farmout and Joint Venture Agreement pertained to certain of WPC's western lands.

On April 21, 2005 the Company issued 10,728,124 common shares (in lieu of Series A and common shares, as previously described) to the major shareholders of WPC and acquired a 97.53% interest in WPC. At the time the shares were issued WPC's liabilities exceeded its assets by $926,200 and this along with $2,209,219 for the common shares issued has been recorded as Pasquia Hills property acquisition costs. As at April 30, 2005 the Company through its interest in WPC controls the Pasquia Hills Oil Shale prospect.

Overview of Petrochemical Industry

The term petrochemical refers to "a chemical that is produced from petroleum or gas products, but which is not used for fuel purposes"(Hanson, 1958). Within this broad category, there are further distinctions between primary petrochemicals and higher order derivatives. Primary petrochemicals are products manufactured directly from some petroleum or natural gas based feedstock. Higher order derivatives are formed through chemically altering primary petrochemicals, producing a new product that in turn can be altered again.

A chain of chemical processes are involved. For example, derivatives upgraded from primary petrochemicals would be ethylene oxide, ethylene dichloride, and polyethylene. Those derivatives would in turn yield ammonium nitrate, which can then be altered to produce fertilizer or explosives. Additionally, ethylene glycol can be upgraded to antifreeze or a fiber material. The end result of this chain is often a raw material that serves in the manufacture of an array of common retail items like detergents, drugs, cosmetics, and insecticides (Motamen, 1986).

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The process chain begins with feedstock hydrocarbons. Historically, feedstocks have come from stripping (add-on) or fractionation processes that represent a small percentage of the entire petroleum or gas stream. Examples of common feedstocks are methane, ethane, aphtha, gas, oil, and butane which are subject to world price fluctuations.

The analytical data for the WPC shale oil indicate that it includes an unusually large percentage of attractive petrochemical feedstock components. This supports WPC's unique vision of creating a facility that solely produces petrochemical feedstocks and primary petrochemicals.

Petrochemical Markets

Petrochemicals represent a $162 billion plus industry in North America alone. The United States utilizes about 3.5% of its total oil and gas production for petrochemicals (Worldbook Encyclopedia). Extensive markets also exist throughout South America, Europe, the Middle East, and Asia. At present, there are countless intra-industry competitors dealing in an array of petrochemicals and derivative products.

Overall industry profitability has created a significant influx of capital, increasing global petrochemical production capacities (Chang, 2000). In the year 2000 alone there were four major capacity projects completed:
-- India Petrochemicals Corp. Ltd. commissioned a 300,000-tonnes/year ethylene plant in February;
-- Borealis AB completed a 150,000 tonnes/year cracker in February;
-- Haldia Petrochemicals Ltd. would bring on-line a 420,000-tonnes/year ethylene plant in February; and
-- Copesul started a 450,000-tonnes/year ethylene plant in March. (Oil & Gas
   Journal, April 2000 p. 57)

This industry is a mature and competitive environment. However, there is a competitive advantage gained by resource pooling. Petrochemical producers endure a difficult economic situation, as both their suppliers and customers maintain significant leveraging/bargaining power and the suppliers to the petrochemical industry are the producers of petrochemical feedstock. The petrochemical industry has limited product alternatives.

A niche feedstock producer with stable production costs can establish long term delivery contracts that mirror the pooling concepts this industry is attempting to implement. We hope to be this company in the future, offering a stable supply of petrochemicals independent from world petroleum price volatility.

Pasquia Hills Feedstocks

The WPC shale oil fractional composition suggests production of both petrochemical feedstock and primary petrochemicals. Assuming that the compositional data for the WPC oil shale is accurate, the expected feedstock production would be: toluene, styrene, benzene, aphtha, and ethylbenzene. Each of these petrochemicals and petrochemical feedstock are characterized by unique properties. These unique properties result in unique market uses.

Benzene is a simple aromatic feedstock with an output in 2000 of 2.4 billion gallons worldwide (Chemicals: Basic Industry Survey, 2001). It can be combined with ethane to make ethylbenzene, which, in turn, is rendered to styrene (plastics). In addition, it is combined with methane to make methylbenzene or toluene. Benzene is also utilized as raw material in the manufacture of several additional derivatives including phenolic resins, polycarbonate and epoxy resins, polyurethanes, nylons, synthetic rubbers, and detergents. Worldwide the major producers of benzene include Exxon-Mobil, Chevron-Phillips, BP, Equistar Chemicals, Koch Industries Inc., Shell, and Dow Chemicals.

As a petrochemical feedstock for such a diverse group of derivatives, benzene will likely offer significant future potential, given population and marketplace growth. There are other factors that will play a role in the overall demand for benzene, such as the future price of oil and the current productive capacity in the industry. Purvin & Gertz (PR Newswire, August 2, 2001) claim that benzene derivatives will average just over 4% growth per year through 2020. They also indicate that this growth would be, predominantly, a factor of consumption in the styrene chain.

Ethylbenzene. Ethylbenzene is a primary petrochemical produced from benzene and ethane which becomes a raw material in styrene production. In the year 2000, roughly 13 billion pounds of ethylbenzene were produced worldwide. As a member of the benzene derivatives family and a raw material of styrene, it also stands to reason that ethylbenzene will maintain a healthy demand curve for the foreseeable future (Chemical: Basic Industry Survey, 2001).

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Toluene. Toluene, which is also referred to as methylbenzene, is another benzene family constituent. Toluene is used as a raw material to produce benzoic acid. Benzoic acid is used as a preservative for foods, beverages, and cosmetics. An antiseptic known as chloramine-T is also made from toluene. Makers of explosives use toluene to make TNT. Paint manufacturers use toluene as a lacquer solvent. Toluene is also used in the manufacture of many dyes and perfumes (Chemical:
Basic Industry Survey, 2001).

Joint Venture with a Canadian Chemical Company

On November 24, 2004, we entered into a joint venture with a Canadian chemical company to jointly determine the commercial value of the shale oil in the Pasquia Hills prospect. This agreement is made up of a number of phases and each party may decide not to proceed at any time by giving notice. Phase one consists of research at an estimated cost of $50,000, which along with the information learned, is to be split equally between the parties. Subsequent phases involve further research and feasibility geared ultimately towards a production contract where the Canadian chemical company would purchase petrochemical feedstock from our further processing. To date the Company is still involved in phase one and as had not reached any conclusions.

Business objectives over the next twelve months

The Company plans to continue to work with its joint venture partner to determine the commercial value of the oil shale in the Pasquia Hills prospect and in this regard intends to conduct an exploration program budgeted at $174,800.

Firebag, East Oil Sands Prospect

During the year ended April 30, 2005 the Company acquired a 49% interest in the Firebag, Saskatchewan prospect that covers approximately 2,000 square miles in northwestern Saskatchewan along the Alberta border. The prospective lands host Fort McMurray and Wabiskaw Palo channel zones containing Athabasca Oil Sands. This interest was acquired for $769,125 ($1 million CDN), 50,000 common shares with a deemed value of $19,000 and a 2.5% gross overriding royalty.

In November, 2004 the Company entered into another agreement with the shareholders of Western Canadian Mint Inc. ("WCM") to purchase the remaining 51% interest through the indirect purchase of 100% of the issued and outstanding shares of American Oilsands Company Inc. ("AOC'), a private Alberta, Canada, company, for $1,202,131 ($1,500,000 CDN), 2 million common shares and $0.11 per barrel in royalties. During the year ended April 30, 2005 the Company had made a non-refundable payment of $437,962 ($550,000 CDN) and issued 2 million common shares. Included in property costs for the year ended April 30, 2005 is the $437,962 plus $640,000 related to the issuance of the 2 million common shares.

The 49% interest in the Firebag Saskatchewan prospect is held by the Company's subsidiary OQI which was acquired to explore and develop the Firebag East prospect. The Company, acquired OQI on September 24, 2004 and held all 100 of the issued and outstanding shares. In order to finance the purchase OQI borrowed $794,534 ($1 million CDN) from the Company by way of a convertible note. This convertible note is due September 29, 2008, bears interest at 3% and is convertible into common shares of OQI at $1.06 ($1.30 CDN) per share.

In order to secure management, raise funds for the exploration of the project and the payment required for the remaining 51% of the project OQI issued 3 million OQI shares to OQI management and 6,999,900 OQI shares to the Company at $.001 per share.

Additional private placements by OQI during the year ended April 30, 2005 are as follows:

    - Raised by way of a private placement $166,852 ($210,000 CDN) through the sale of 420,000 common shares;

    - OQI issued 315,000 common shares, pursuant to which income tax deductions pertaining to exploration equal to the proceeds are claimable by the investors ("Flow-through Common Shares"), for proceeds of $500,556 ($630,000 CDN) and 5,875 warrants to finders in relation to the sale of these shares whereby each warrant maybe converted into one common share at $1.59 ($2.00 CDN) until June 30, 2006; and

    - OQI issued 15,000 common shares and 37,500 Flow-through Common Shares for proceeds of $78,659 ($99,000 CDN), 375 warrants to finders in relation to the sale of these shares whereby each warrant maybe converted into one common share at $1.28 ($1.60 CDN) until October 1, 2006 and 625 warrants to finders in relation to the sale of these shares whereby each warrant maybe converted into one common share at $1.59 ($2.00 CDN) until October 1, 2006.

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OQI also issued $876,073 ($1,100,000 CDN) 3% unsecured convertible debentures which mature as to $238,929 ($300,000 CDN) on February 28, 2008, $79,643
($100,000 CDN) on April 1, 2008 and $557,501 ($700,000 CDN) on April 15, 2008.
The notes are convertible into common shares of OQI at a rate of $0.99 ($1.25
CDN) for one year following their issuance and then at $1.27 ($1.60 CDN) per share until maturity. In conjunction with this offering the OQI also issued 343,750 warrants to purchase that same number of common shares at a price of $1.27 ($1.60 CDN) until the earlier of i) the Company being listed for trading on a recognized stock exchange or ii) the maturity date.

OQI issued 300,000 options to acquire that same number of shares at $0.40 ($0.50
CDN) until November 12, 2009, subject to a vesting period of one year.

From the proceeds of the share issuances and convertible debentures OQI made non-refundable property payments of $406,629 ($500,000 CDN) towards the purchase of the remaining 51% of the project leaving a commitment to pay $357,540 ($450,000 CDN) as at April 30, 2005.

OQI reached agreement with its President and Chief Financial Officer whereby, subject to certain conditions, they each have agreed to provide their services to OQI in return for $66,741 ($84,000 CDN) per year until certain business targets are met and thereafter at $139,043 ($175,000 CDN) per year which subsequent to April 30, 2005 have been met. These agreements also contain termination clauses whereby OQI has agreed to pay the officers, subject to certain conditions, an amount of up to one and one-half times their annual pay should they be terminated for reasons other than cause.

The Company has the right of first offer on future financings.

As at April 30, 2005 the Company held 7,000,000 common shares, representing 64.89% of the issued and outstanding shares of OQI. The non-controlling shareholders 35.11% interest in OQI represented $448,224 of its net assets.

Subsequent to April 30,2005 OQI issued 1,524,875 Flow-through Common Shares and 767,628 units under a private placement for gross proceeds of $3,490,464 ($4,393,099 CDN). Each unit consisted of one common share and warrant entitling the holder to acquire one common share at $1.59 ($2.00 CDN). These warrants expire as to 717,628 warrants on May 31, 2007 and 50,000 warrants on June 15, 2007. In conjunction with this financing OQI also issued agents warrants whereby the agent may acquire up to 146,475 common shares and 14,000 common shares both at $1.39 ($1.75 CDN) until May 31, 2008 and June 15, 2008 respectively and 146,475 common shares and 14,000 common shares both at $1.59 ($2.00 CDN) until May 31, 2008 and June 15, 2008 respectively.

Also subsequent to April 30, 2005, the Company agreed to convert the non-refundable payment of $437,962 ($550,000 CDN) that the Company made towards the purchase of the 51% interest in the property into 297,688 common shares and a warrant to acquire up to an additional 647,688 common shares at $1.59 ($2.00
CDN) until June 13, 2007.

On May 3, 2005 OQI completed the purchase of the remaining 51% interest in the property by paying $357,540 ($450,000 CDN) to the shareholders of WCM. AOC was then wound up into its parent company WCM and WCM wound up into its parent company OQI so that as at May 12, 2005 OQI has a direct 100% interest in Saskatchewan oil shale exploration permits nos. PS00205, PS00206, PS00207, PS00208, PS00209, PS00210, PS00211, PS00212, PS00213, PS00214, PS00215, PS00216,
PS00217, PS0018, PS00219, PS00220 and PS00221 granted on June 9, 2004 under the provisions of the Oil Shale Regulations (collectively the "Exploration Permits"), subject to the above noted royalties.

The Company now holds 7,297,688 common shares, representing 54.55% of the issued and outstanding shares of OQI and 50.04% on a fully diluted basis. Pursuant to the Company's right of first offer on future financings it intends, subject to financing and exploration results, to maintain and or increase its interest in OQI.

OQI has only recently commenced operations and its only business to date has been related to the acquisition of the exploration permits and securing related financing for an anticipated exploration program.

Exploration Permits

The Exploration Permits provide for the right to explore and develop oil sands deposits in the Province of Saskatchewan and, in total, comprise an area of approximately 850,000 acres of land. These lands are situated entirely in the Province of Saskatchewan and encompass the northeastern edge of the Athabasca Oil Sands Deposit, adjacent to the Alberta provincial border. The Exploration Permits provide for the right to license, explore and work the lands for a maximum of 5 years or until a lease has been granted for their development. In accordance with the terms of the application for the exploration permits, the OQI will have to relinquish 40% of the total acreage covered by the exploration permits by the June 9, 2006. The conversion of the Exploration Permits to lease is subject to certain levels of expenditure on the applicable lands, pursuant to the Province of Saskatchewan Oil Shale Regulations (the "Oil Shale Regulations"). Although subject to the Oil Shale Regulations, oil sands are specifically defined therein. The required exploration expenditures to hold the permits for the current year are 2(cent) per acre (increasing to 4(cent)/acre in the second year).

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Government Regulation

        Our business is subject to various federal, provincial and local laws and governmental regulations that may be changed from time to time in response to economic or political conditions. Matters subject to regulation include discharge permits for drilling operations, drilling bonds, reports concerning operations, the spacing of wells, pooling of properties, taxation and environmental protection. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve supplies of oil and gas.

        The Company's operations could result in liability for personal injuries, property damage, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. We could be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred, and the payment of such liabilities could have a material adverse effect on our financial condition and results of operations. At such time as we commence operations we shall obtain and maintain insurance coverage for our operations, including limited coverage for sudden environmental damages, but we do not believe that insurance coverage for environmental damage that occurs over time is available at a reasonable cost. Moreover, we do not believe that insurance coverage for the full potential liability that could be caused by sudden environmental damages is available at a reasonable cost. Accordingly, we may be subject to liability or may lose substantial portions of our properties in the event of certain environmental damages. The Company could incur substantial costs to comply with environmental laws and regulations.

        Energy Regulations. With respect to federal energy regulation, the transportation and sale for resale of natural gas in inter-provincial commerce have historically been regulated pursuant to several laws enacted by Federal and Provincial regulations. In the past the federal government has regulated the prices at which gas and/or oil could be sold.

        Should we establish the existence of natural gas on our properties, our sales of natural gas are affected by the availability, terms and cost of transportation. The price and terms of access to pipeline transportation are subject to extensive federal and provincial regulation.

        Should we establish the existence of oil reserves on our properties, our sales of crude oil, condensate and natural gas liquids would be made at market prices. However, in a number of instances the ability to transport and sell such products are dependent on pipelines whose rates, terms and conditions of service are subject to Federal and Provincial jurisdiction which could result in an increase in the cost of transportation service on certain petroleum product pipelines. We do not believe that these regulations affect us any differently than other producers of these products.

        Certain operations we intend to conduct are on Provincial oil and gas licenses that are administered by the Alberta Government through Alberta Department of Energy ("ADE"). ADE issues such licenses through competitive bidding. These licenses contain relatively standardized terms and require compliance with detailed rules and regulations and lessees must obtain ADE approval for exploration plans and development and production plans prior to the commencement of such operations. In addition to permits required from other agencies, lessees must obtain a permit prior to the commencement of drilling. Lessees must also comply with detailed regulations governing, among other things:

         o  safety procedures;

         o  flaring of production;

         o  plugging and abandonment of wells;

         o calculation of royalty payments and the valuation of production for this purpose; and

         o  removal of facilities.

        The Province of Alberta in which we conduct our oil and gas drilling and production activities regulate such activities by requiring, among other things, drilling permits and bonds and reports concerning operations. The laws also govern a number of environmental and conservation matters, including the handling and disposing of waste material, plugging and abandonment of wells, restoration requirements, unitization and pooling of natural gas and oil properties and establishment of maximum rates of production from natural gas and oil wells. The Alberta Government also prorates production to the market demand for oil and natural gas.

        Environmental Regulations. Our operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution resulting from our operations.

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        Public interest in the protection of the environment has increased dramatically in recent years. Onshore and offshore drilling in some areas has been opposed by environmental groups and, in some areas, has been restricted. We believe that we are in substantial compliance with current applicable environmental laws and regulations and that continued compliance with existing requirements would not have a material adverse impact on us.


        Violation of environmental laws and regulations can lead to the imposition of administrative, civil or criminal penalties; remedial obligations; and in some instances injunctive relief. In addition, violations of environmental laws or the discharge of hazardous materials or oil could result in liability for personal injuries, property damage, remediation and cleanup costs, and other environmental damages. As a result, substantial liabilities to third parties or governmental entities may be incurred, and the payment of such liabilities could have a material adverse effect on our financial condition and results of operations.

        In order to commence exploration on the Firebag Sask, Oilsands and Pasquia Hills oil shale prospects, the Company must obtain an exploration permit, which can involve a lengthy approval process. When the Company approaches the production stage of developing its properties, the Company will be required to obtain both Canadian and provincial governmental approval of the tailings process, mining methods and environmental consequences of the mine production, which approval process can take up to two years. The environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is a part of the overall operating costs of a mining company, and will not by itself have an adverse effect on the Company.

Resource Potential Report

OQI engaged Dr. Michael Ranger, PhD, to conduct an assessment of the bitumen potential based upon historical drilling data on the Exploration Permits. Dr. Ranger is a leading, independent geological consultant specializing exclusively in the oil sands industry. The Ranger Report was prepared in October 2004 and in his study, Dr. Ranger concludes that the bitumen-bearing east-west valley trends observed in northeast Alberta's Athabasca Oilsands (e.g. Suncor's Firebag project and others) are assumed to extend onto the Firebag East prospect. Reports from cores taken from two historical wells drilled on the exploration permits assayed bitumen content at up to 11 wt% with porosities over 35%. The Ranger Report recommends that exploration work consisting primarily of core well, stratigraphic testing should be undertaken, with initial work recommended on the western half of the exploration permits adjacent to Suncor's Firebag project area.

The Oil Sands Industry

Oil sands contain bitumen, a tar-like, viscous form of oil, normally having a density of 8(degree) to 15(degree) API. The oil sands-bearing Fort McMurray Formation and its associated bitumen can be situated near the surface, or hundreds of feet below. The recovery of this resource is either by mining or in-situ recovery methods. Open pit mining is used for surface deposits of up to 250 feet deep. In situ recovery is used for deeper reserves where heat, steam or another substance is injected enabling the bitumen to flow and allowing it to be pumped to surface. Following its production, it can be marketed as bitumen blend (when mixed with adilutent) - sharing many characteristics, including price with conventional heavy oil, or as synthetic crude oil. Depending on the level of upgrading, synthetic crude oil will be similar in character and price to conventional medium to light oil.

The Canadian National Energy Board ("NEB") has determined that Canada has about 315 billion barrels of potentially recoverable bitumen (NEB 2003 Annual Report), an amount that is approximately equivalent in size to Saudi Arabia's proved conventional reserves. According to the Canadian Association of Petroleum Producers ("CAPP"), oil from oil sands now accounts for approximately 50% of Canada's total oil production. In Canada, the growth in oil sands production will more than offset the decline in conventional production now taking place. By 2015, CAPP expects this to account for nearly 75% of Western Canadian oil production.

OQI Business objectives for the next twelve months

OQI's business objectives for the next twelve months are focused on confirming oil sands prospectivity on the Exploration Permits through a $3,200,0000 exploration program.

Other Business Activities

Investment in Energy 51 Inc.

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On April 7, 2004, the Company entered into an equity participation and farmout agreement with Energy 51 Inc. ("Energy 51") pursuant to this agreement the Company purchased 750,000 common shares of Energy 51 of its issued and outstanding share capital for $152,800. Energy 51 is a privately held Alberta company engaged in the exploration and development of oil and gas primarily in Alberta. The agreement granted the Company the right to purchase a further 750,000 common shares for $157,491, to bring its interest in Energy 51 to 25%, which the Company exercised during year ended April 30, 2005. Subsequent to April 30, 2005 Energy 51 completed a share financing in which it raised $14,182,425 ($17,850,000 CDN) and the Company's interest in Energy 51 was reduced to 2%.

During the year ended April 30, 2004 Energy 51 had not yet begun operations. Our purpose for the investment was to diversify our core business, to possibly receive a stream of future cash flow from oil and gas exploration and to have the opportunity to review and invest in oil and gas exploration prospects of merit. As part of this agreement the Company must be offered the right to participate on all prospects generated by Energy 51 until April 1, 2006. In this regard, the Company agreed to participate as to 25% working interest in the Sylvan Lake in return for, after royalties, a 20% net revenue interest. The Company has also agreed to participate in the Barrhead oil and gas prospect as to 33% cost for a 25% working interest. Included in exploration costs as at April 30, 2005 is $53,428 pertaining to the Sylvan Lake exploration and $78,428 relating to Barrhead. To date the results of the exploration on the Sylvan Lake and Barrhead oil and gas prospects is not known. The Company intends to review prospects of merit as they come along and to invest in them provided that financing is available.

Sulfoxy Joint Venture

During April 2005, the Company has entered into a joint venture agreement whereby it has agreed to fund research and development relating to the improvement of bitumen recovery from surface mineable oil sands ore and in-situ recovery of bitumen and heavy oils by oxidation and sulfonation of asphaltens as to $163,054 ($205,220 CDN) to obtain a 60% interest. Upon earning a 60% interest in the joint venture the Company may elect to purchase an additional 15% joint venture interest for $1,191,800 ($1,500,000 CDN).

To date no payments have been made pursuant to this agreement, however, the Company is committed to contributing not less than $73,550 ($92,570 CDN) on or before September 1, 2005 for the phase one work plan and $89,504 ($112,650 CDN) on or before February 28, 2006, subject to the Company approving the anticipated phase two work plan. As such further expenditures on the Sulfoxy Joint Venture will depend on the outcome of the initial work phases.

Earth Energy License Agreement

On August 12, 2003, the Company became party to an exclusive license agreement for Canada, Central and South America with Earth Energy Resources Ltd. ("Earth Energy") and West Peak Ventures of Canada Ltd. ("West Peak") for the use of Earth Energy's proprietary catalytic process. The process includes a proprietary Catalyst in conjunction with processing equipment to separate hydrocarbons from sand, shale or oil. Under the terms of the underlying license agreement with Earth Energy, the Company was to have paid $375,799, subject to certain conditions, of which it paid $106,508 ($150,000 CDN). The Company was also to pay a royalty of 5% and had the right to purchase catalyst and processing equipment from Earth Energy Resources Ltd. for cost plus 25%. In conjunction with this agreement the Company also had a three-year option, on the same terms, on a Central and South American license agreement with the exception that the license fee is a one-time payment of $500,000 US.

During the year ended April 30, 2005 the above noted license agreement was cancelled and replaced with a new agreement whereby the Company is to receive a 2.5% of gross revenue and 12.5% of net profits from product sold and income earned (the "Royalty") from products and processes related to certain patented chemical formulations utilized for applications related to the extraction of oil from surface mines tar sands, oil shale and soil reclamation (the "Catalyst") in Canada. The Company may also elect to receive a similar Royalty from Central and South America, subject to a payment of $500,000 that may be paid by way of offset and forfeiture of the first $500,000 in Royalties. Earth Energy has the right to name four entities and their affiliates upon which the Company will only receive 50% of the Royalty. The Company also has the right purchase the Catalyst, at cost, and equipment from Earth Energy, at cost plus 25%, on any properties that the Company has a greater than 15% interest.

As the present value of this agreement is currently undeterminable, the previously recorded license costs have been written down by $106,507 and the license as at April 30, 2005 was recorded as $1. Pursuant to the revised agreement we are not obligated to any further funding and do not expect to do so. Should the Earth Energy process prove to be economically feasible this may become a core business of the Company.

Uranium Property

We were initially formed as a result of management's perception of an upcoming worldwide shortage of uranium. However, due to a lack of funding for its uranium properties, we decided during the year ended April 30, 2002 to focus our attention on our oil and gas prospects. We retained an indirect interest in the Henday Lake Uranium property through our 20% equity investment in Uranium Holdings Corporation ("UHC"), however, we do not view this property to be of substantial merit. We plan to continue to hold our investment in UHC and as such spent $4,207 (2004 - $59,525) during the year ended April 30, 2005, on Henday Lake exploration, to maintain our 20% equity interest in UHC. This 20% equity interest in UHC may be diluted if we are unable or elect not to meet exploration expenditures on a timely basis.

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Business Strategy

Our objective is to pursue existing opportunities in the oil and gas field, which may include exploration of properties of merit and or development and marketing of new technologies to the industry. The principal elements of our strategy are as follows.

         o Pursue Exploration Projects - We intend to continue our efforts at reviewing oil and gas exploration prospects of merit that have the potential of significant reserves and production revenue. During the year ended April 30, 2004 we reached an agreement to acquire the Pasquia Hills, oil shale prospect which was completed during the year ended April 30, 2005. During the year ended April 30, 2005 the Company acquired a 49% interest in the Firebag East Oil Sands prospect and completed the purchase of the remaining 51% subsequent to April 30, 2005. The Company also identified two oil and gas projects of merit through its agreement with Earth Energy and spent a total of $131,856 on their exploration during the year ended April 30, 2005. During the next twelve month we expect to conduct and complete exploration programs on both the Pasquia Hills oil shale prospect and Firebag East Oil Sands prospect of $174,800 and $3,200,0000 respectively.

         o Pursue New Technologies - We intend to continue efforts to pursue and understand new technologies for the oil and gas industry that have the potential for wide marketplace acceptance and significant revenues. As part of our efforts to pursue new technologies, during the year ended April 30, 2004, we entered into an exclusive license agreement for Canada, Central and South America with Earth Energy for the use of Earth Energy's proprietary catalytic process. During the year ended April 30, 2005 have entered into a joint venture with a Canadian Chemical Company to evaluate the potential of the Pasquia Hills Oil Shale and have entered into the Sulfoxy Joint Venture.

         o Selective Expenditures - We intend to minimize the risk of our limited financial resources by wherever possible targeting our expenditures towards earning interests in projects. This, therefore, limits the risk to us should a project prove to be uneconomic. In this regard we made an investment in Energy 51, a private oil and gas exploration company and have entered into joint ventures with industry partners to conduct our research into emerging oil and gas technologies.

         o Control Operations - We believe that it is important to control operational decisions as well as the timing of those decisions. Therefore, it is our intention wherever possible to be the operator of any project that we are involved in.

Significant Developments

         o On September 24, 2002 we issued a convertible note to October Sun, a Nevada corporation in the principal amount of $400,000 and on the same date we issued a convertible note to United Corporate Advisors in the principal amount of $195,000. The notes become due on September 30, 2003, bear interest at 6% per annum and may be converted into units at a price per share equal to the lower of i) $0.25 per share or ii) the market price of one share of our common stock on the date of conversion. Each unit is to consist of one common share and a warrant to purchase one common share at a price equal to 133% of the conversion price for a period of one year following the date of conversion. During the year ended April 30, 2004, these notes were extended to December 31, 2004 and then during the year ended April 30, 2005 converted pursuant to which 2,380,000 common shares were issued. In addition, warrants to purchase an additional 2,380,000 common shares at $.34 until September 14, 2005 were also issued.

         o We agreed to settle $336,037 ($416,484 Cdn.) of API Canada debt through the issuance of 2,776,560 common shares. During the year ended April 30, 2004 we issued 287,638 common shares pursuant to these agreements and during the year ended April 30, 2005 we issued another 493,493 common shares.

         o We agreed to acquire the Athabasca property working interests, which were written off during the year ended April 30, 2003, from a Limited Partnership for 3,220,000 common shares, of which 886,666 common shares were issued during the year ended April 30, 2005.

         o Certain of API Canada's creditors have threatened to put API Canada into receivership unless they are paid in full. API Canada does not have the resources to meet these demands and we have determined that it will not commit resources to API Canada or defend such action should the creditors take it.

         o On August 12, 2003, the Company became party to an exclusive license agreement for Canada, Central and South America with Earth Energy Resources Ltd. ("Earth Energy") and West Peak Ventures of Canada Ltd. ("West Peak") for the use of Earth Energy's proprietary catalytic process. The process includes a proprietary Catalyst in conjunction with processing equipment to separate hydrocarbons from sand, shale or oil. Under the terms of the underlying license agreement with Earth Energy, the Company was to have paid $375,799, subject to certain conditions, of which it paid $106,508 ($150,000
            CDN). The Company was also to pay a royalty of 5% and had the right to purchase catalyst and processing equipment from Earth Energy Resources Ltd. for cost plus 25%. In conjunction with this agreement the Company also had a three-year option, on the same terms, on a Central and South American license agreement with the exception that the license fee is a one-time payment of $500,000 US. During the year ended April 30, 2005 the above noted license agreement was cancelled and replaced with a new agreement whereby the Company is to receive a 2.5% of gross revenue and 12.5% of net profits from product sold and income earned (the "Royalty") from products and processes related to certain patented chemical formulations utilized for applications related to the extraction of oil from surface mines tar sands, oil shale and soil reclamation (the "Catalyst") in Canada. The Company may also elect to receive a similar Royalty from Central and South America, subject to a payment of $500,000 that may be paid by way of offset and forfeiture of the first $500,000 in Royalties. Earth Energy has the right to name four entities and their affiliates upon which the Company will only receive 50% of the Royalty. The Company also has the right purchase the Catalyst, at cost, and equipment from Earth Energy, at cost plus 25%, on any properties that the Company has a greater than 15% interest. As the present value of this agreement is currently undeterminable, the previously recorded license costs have been written down by $106,507 and the license is now recorded as $1.

         o In October 2003, we entered into a preliminary agreement with WPC. The agreement, which subject to many contingencies, granted the Company the right to acquire a 60% joint venture interest from WPC in the Pasquia Hills Oil Shale Project, covering approximately 700,000 acres located in the Pasquia Hills area of Saskatchewan. Pursuant to the agreement, we made a payment of $26,090 to WPC on October 3, 2003 and which resulted in our business plan now involving the exploration for and mining of oil shale in Pasquia Hills, Saskatchewan and the refining of certain petrochemical feedstocks derived from oil shale. In December 2003, we reached a second preliminary agreement with WPC and its major shareholders to acquire all of the issued and outstanding shares of WPC, which was entered into on January 28, 2004. WPC and its major shareholders agreed that we would acquire all of the issued and outstanding shares of WPC for the equivalent of up to 900,000 Series A Shares, which were to be convertible into 9,000,000 common shares, and 2,000,000 common shares of the Company with certain registration rights. On April 23, 2004 we acquired from Powermax Energy Inc. ("Powermax") all of its rights and obligations under a March 1, 2003 Farmout and Joint Venture Agreement between WPC and Powermax for 92,600 common shares and $29,923 cash. This Farmout and Joint Venture Agreement pertained to certain of WPC's western lands. On April 21, 2005 the Company issued 10,728,124 common shares (in lieu of 900,000 Series A Shares plus 9,000,000 common shares previously agreed upon) to the major shareholders of WPC and acquired a 97.53% interest in it. At the time the shares were issued WPC's liabilities exceeded its assets by $926,200 and this along with $2,209,219 for the common shares issued has been recorded as Pasquia Hills property acquisition costs.

         o On April 7, 2004, the Company entered into an equity participation and farmout agreement with Energy 51 pursuant to this agreement the Company purchased 750,000 common shares of Energy 51 of its issued and outstanding share capital for $152,800. Energy 51 is a privately held Alberta company engaged in the exploration and development of oil and gas primarily in Alberta. The agreement granted the Company the right to purchase a further 750,000 common shares for $157,491 to bring its interest in Energy 51 to 25% which the Company exercised during year ended April 30, 2005. Subsequent to April 30, 2005, Energy 51 completed a share financing in which it raised $14,182,425 ($17,850,000 CDN) and the Company's interest in Energy 51 was reduced to 2%. As part of this agreement, the Company must be offered the right to participate on all prospects generated by Energy 51 until April 1, 2006. In this regard, the Company agreed to participate as to 25% working interest in the Sylvan Lake in return for, after royalties, a 20% net revenue interest. The Company has also agreed to participate in the Barrhead oil and gas prospect as to 33% cost for a 25% working interest. Included in exploration costs as at April 30, 2005 is $53,428 pertaining to the Sylvan Lake exploration and $78,428 relating to Barrhead. To date, the results of the exploration on the Sylvan Lake and Barrhead oil and gas prospects is not known.

         o  During the year ended April 30, 2005 the Company spent $4,207 (2004
            - $59,525) on Henday Lake exploration to maintain its 20% equity interest in UHC.

         o During the year ended April 30, 2004, we issued $1,000,000 of 6% secured convertible debentures and during the year ended April 30, 2005 $1,500,000 of 6% secured convertible debentures. These debentures, including interest and penalties, were converted into 11,827,668 common shares during the year ended April 30, 2005 and no amount remains outstanding.

         o Pursuant to the issuance of $1,000,000 of 6% secured convertible debentures the Company also issued 2,666,666 warrants. Each warrant entitles its holder to purchase an additional common share of the Company during the period January 6, 2004 to January 6, 2005 at $0.35 per share. The holder of the warrants may elect a cashless exercise of the warrants based on the market value of the Company's common shares at the time of exercise. During the year ended April 30, 2005 as an inducement to have the holders exercise the Company agreed to reduce the exercise price on 2,222,222 of these warrants and they were exercised for cash. The Company also agreed to re-issue 2,222,2222 warrants at $0.35 and extend the expiry date on the remaining 444,444 both until November 3, 2005. Of these re-issued and lengthen expiry dated warrants 875,039 were exercised for cash. As of April 30, 2005, 1,791,627 of these warrants remained outstanding until November 3, 2005. Subsequent to April 30, 2005 391,700 of the $0.35 November 3, 2005 expiry date warrants were exercised for cash. Holders of the November 3, 2005 expiry date warrants also exercised cashless conversion rights whereby 594,517 warrants were exercised and the Company issued 190,464 common shares.

         o During the year ended April 30, 2005, pursuant to the issuance of $1,500,000 6% secured Convertible Debentures the Company also issued 5,666,166 warrants. Each warrant entitles its holder to purchase an additional common share of the Company at $0.35 until September 14, 2006. The holder of the warrants may elect a cashless exercise of the warrants based on the market value of the Company's common shares at the time of exercise. During the year ended April 30, 2005, 604,711 of these warrants were exercised for cash and 5,061,455 remain outstanding. Subsequent to April 30, 2005 115,000 of the $0.35 September 14, 2006 warrants were exercised for cash. Likewise holders of 1,391,703 warrants with September 14, 2006 exercised their cashless conversion rights and the Company issued 445,854 common shares to them.

         o Subsequent to April 30, 2005 the Company also issued, as an inducement for early exercising of the warrants with expiry dates of November 3, 2005 and September 14, 2006, 1,945,750 warrants to purchase that same number of common shares at $0.35 until April 30, 2006.

         o On September 13, 2004, we also entered into three private placements whereby for the settlement of $476,500 of debt we issued 1,906,000 common shares and 1,586,508 warrants to purchase that same number of common shares at $0.35 each until September 14, 2006.

         o On November 24, 2004, we entered into a joint venture with a Canadian chemical company to jointly determine the commercial value of the shale oil in the Pasquia Hills prospect. This agreement is made up of a number of phases and each party may decide not to proceed at any time by giving notice. Phase one consists of research at an estimated cost of $50,000 which along with the information learned are to be split equally between the parties. Subsequent phases involve further research and feasibility geared ultimately towards a production contract where the Canadian chemical company would purchase petrochemical feedstock from the Company for further processing.

         o During April 2005, the Company has entered into a joint venture agreement whereby it has agreed to fund research and development relating to the improvement of bitumen recovery from surface mineable oil sands ore and in-situ recovery of bitumen and heavy oils by oxidation and sulfonation of asphaltens as to $163,054 ($205,220 CDN) to obtain a 60% interest. Upon earning a 60% interest in the joint venture the Company may elect to purchase an additional 15% joint venture interest for $1,191,800 ($1,500,000 CDN).

         o During the year ended April 30, 2005 the Company's subsidiary OQI also issued $876,073 ($1,100,000 CDN) 3% unsecured convertible debentures which mature as to $238,929 ($300,000 CDN) on February 28, 2008, $79,643 ($100,000 CDN) on April 1, 2008 and $557,501
            ($700,000 CDN) on April 15, 2008. The notes are convertible into common shares of OQI at a rate of $0.99 ($1.25 CDN) for one year following their issuance and then at $1.27 ($1.60 CDN) per share until maturity. In conjunction with this offering the OQI also issued 343,750 warrants to purchase that same number of common shares at a price of $1.27 ($1.60 CDN) until the earlier of i) the Company being listed for trading on a recognized stock exchange or
            ii) the maturity date.

         o During June 2005 the Company issued 7% convertible notes for an aggregate principal amount of $2,000,000. The Company has agreed to make monthly payments equal to one-twelfth of the initial principal amount of the note plus any other amounts due, including interest. The monthly payments for the first three months may be deferred until the fourth month and are payable in either shares, subject to an effective registration statement, or cash. Should the Company elect to make the monthly payment in cash then it must pay 130% of the principal plus 100% of any other amounts due, including interest. If the Company elects to have the monthly payment paid in shares than the note holders may convert at anytime thereafter into common shares of the Company at the lesser of i) $0.60, ii) 135% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the effective date of a registration statement registering the underlying shares and warrants for resale and iii) 70% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the date of conversion. Should the Company fail to make a timely election to pay in cash or shares or to actually make the cash payment then the holders of the notes may determine whether they want to be paid in cash or shares on the terms noted above. Pursuant to this offering the Company issued 500,000, warrants to purchase that same number of common shares at $0.45 until June 9, 2007, 5,000,000 warrants to purchase that same number of common shares at $0.55 per share until June 9, 2007 and 2,5000,000 warrants to purchase that same number of common shares at $1.50 until June 9, 2007. In conjunction with this offering the Company has paid $200,000 in finders fees and has agreed to pay a finders fee of 10% from any of the 5,000,000 warrants to purchase that same number of common shares at $0.55 per share until June 9, 2007 that are exercised. The agreement contains certain registration rights for the underlying shares of common stock and warrants and the Company will incur a 2% penalty if the registration statement is not filed by July 24, 2005 with a 2% penalty each 30 days thereafter until filed and a 2% penalty if the registration statement is not effective by December 6, 2005 with a 2% penalty each 30 days thereafter until effective.

         o On August 9, 2005 CanWest Petroleum Corporation ("CanWest") and its wholly owned subsidiary, Township Petroleum Corporation, ("Township") entered into a Joint Venture Agreement (the "Agreement") with three unrelated parties (collectively the "Triple 7 Joint Venture"). The Agreement sets out the understanding of the parties to acquire certain leases located in Alberta, Canada and establishes payment and royalty procedures with regards to any leases acquired under the Agreement. Township, an Alberta corporation wholly owned by CanWest, shall own and administer the rights under the leases acquired (the "Acquired Leases"), and shall explore and evaluate, or cause to be explored or evaluated, the Acquired Leases. CanWest has agreed to pay the Triple 7 Joint Venture $150,000 Canadian payable in common shares, to be shared equally between the parties to the Triple 7 Joint Venture, upon acquisition of the Acquired Leases. CanWest shall also pay to the Triple 7 Joint Venture partners, as ongoing fees, $150,000 in cash or common shares (at the discretion of CanWest) on the first and second anniversary dates of the Agreement. Shares issued under the Agreement are subject to "piggyback" registration rights. On the third anniversary date of the Agreement CanWest shall pay to the Triple 7 Joint Venture $450,000 Canadian per parcel of Acquired Leases that have not been surrendered, or for which no commercial project has been identified. Subject to certain conditions, if Township determines that a commercial project on one or more of the leases is economic and wishes to construct a commercial project, Township is required to notify the Triple 7 Joint Venture. Upon commencement of construction of such a commercial project Township shall pay to the Triple 7 Joint Venture the sum of $6,000,000 Canadian. In addition to such payments Township has granted each of the Triple 7 Joint Venture partners a royalty in the Acquired Leases of $0.03 Canadian per barrel, or $450,000 Canadian per year, whichever is greater. To date Township has not acquired any leases.

EMPLOYEES

We have no employees and instead rely on the services of officers and directors, who are compensated from time to time through the issuance of options, and consultants on an as needed basis at market rates.

Our subsidiary, OQI reached agreement with Mr. Christopher Hopkins, its President, and Mr. Karim Hirji, Chief Financial Officer, whereby, subject to certain conditions, they each have agreed to provide their services to OQI in return for $66,741 ($84,000 CDN) per year until certain business targets are met and thereafter at $139,043 ($175,000 CDN) per year which subsequent to April 30, 2005 have been met. These agreements also contain termination clauses whereby OQI has agreed to pay them, subject to certain conditions, an amount of up to one and one-half times their annual pay should they be terminated for reasons other than cause.

DESCRIPTION OF PROPERTY

Office Space

During the year we maintained our corporate headquarters at 206-475 Howe Street, Vancouver, British Columbia, Canada V6C 2B3. The telephone number of the corporate headquarters is (604) 685-8355. We held this office space under an oral, month-to-month sublease, for rental payments of $1,500 per month until February 2004. In February 2004 we entered into a lease with A.G. Seven Holdings Ltd. to rent the premises for two years at a cost of approximately $2,500 per month. We have an arrangement with a third party where they use some of the office space on a month-to-month basis for rental payments of $1,150 per month. We may sublease additional office space as required for operations.

We currently maintain a mailing address at 206-475 Howe Street, Vancouver, British Columbia, Canada V6C 2B3. We pay no rent for use of this mailing address.

Pasquia Hills Oil Shale Prospect

The Pasquia Hills Oil Shale prospect ("Pasquia Hills Property") is located in east-central Saskatchewan, approximately 200 km northeast of Saskatoon. It consists of 14 contiguous oil shale exploration permits (the "Permits") with a total area of 417,970 hectares (1,032,803 acres).

The initial term of the Permits expires January 29, 2006. Parts of the permitted lands can be converted to a production lease, during or at the end of the permit term. We have reached agreement to purchase from Powermax Energy the right to shallow gas production on certain areas of the Permits located outside of the mine development area.

The Pasquia Hills Property is served by Saskatchewan highways 3, 9, 55, and 123 and the Canadian National Railroad and is accessible all year around by road. Hudson Bay, with a population of approximately 2,000, is 10 km east of the area of the Pasquia Hills Property identified for mine development and offers full services including scheduled flights. This small town lies 200 km northeast of Saskatoon. There is logging in the hills and farming in the valleys within the permitted area. There are no known land use, environmental, or aboriginal land issues within the Permits.

The ore is a shale formation known as "White Specks" which has been deposited in a shallow marine environment and contains kerogen that is often called shale oil. Kerogen is defined as hydrocarbons bound within insoluble organic matter, which can be released with heating and steam. This is different than oil from tar sands where the hydrocarbons are very heavy oil mixed with sand but in a free form.

Composition of the Pasquia Hills Oil Shale

The composition of the kerogen from the Pasquia Hills is unusually high in aromatics making it a large untapped potential petrochemical feedstock supply that may be the richest ore grade oil shale resource known in the world. A set of preliminary tests were performed on shale oil liquids derived from the Pasquia Hills Oil Shale samples using various retort conditions. Shale oil samples were processed at Norwest Labs, Calgary, Alberta using a laboratory-scale retort apparatus with 80 g ore handling capacity, operating in the temperature range of 400 C to 500 C. Retort tests were performed as dry (i.e. no sweeping gas was injected) and wet (i.e. steam was injected to sweep the hydrocarbons formed in the retort chamber).


Campbell Assay

Since 1997 Apex Engineering Inc. ("AEI") has been working on a retort process operating under the partial presence of steam. In this process oil shale particles will be small enough (10 mm) to operate the retort process at a fast heating rate to reduce diffusion limitations, which could result in a higher liquid yield and a more desired liquid quality. The retort process suggested by AEI has the potential to be used by the Pasquia Hills project for the commercial development of the Saskatchewan oil shale deposits.


Using the laboratory scale test apparatus it was experimentally verified that the liquid yield was increased from 26.3 L/tonne-ore to 52.5 L/tonne-ore by modification of the retort chamber.

The following conclusions are arrived at by AEI based on oil shale retort and liquid characterization tests sponsored by WPC:

      1. oil yields depends on the retort conditions (i.e. a higher oil yield could be obtained in a suitable retort environment);

      2. shale oil produced from Pasquia Hills oil shale ore could be an economic petro chemical feedstock;

      3. fluidized bed retort could increase the shale oil yield with a better liquid characteristics to produce petrochemicals; and

      4. larger shale oil samples has to be produced using the fluidized bed retort for further liquid characterization tests, which will be completed in the 2004 pre-feasibility study.

WPC is negotiating business terms with AEI to develop the process further as part of the pre-feasibility study

Reserves

      Geologic Potential

The Pasquia Hills Oil Shale permits have the potential to contain 7.8 billion barrels oil. WPC has incurred, approximately, $1,525,000 in exploration expenses to date, including 44 test holes resulting in a mine development area being selected for open-pit strip mining, which covers approximately 50,000 acres. Each drill hole has consistent grades averaging 7.13% oil or therefore 34 liters per tonne. WPC paid Retread Resources Ltd., who are independent professional consulting geologists and engineers, to prepare a report dated November 2002 on the mine development property. The following chart reflects proven and probable oil shale in the mine development area:

        --------------------- ------------------------------ -------------------
                              Fully Risked Barrels           Non Risk Barrels
        --------------------- ------------------------------ -------------------
        Proven                   150,000,000                    150,000,000
        (Measured)
        --------------------- ------------------------------ -------------------
        Probable                 361,000,000                    451,000,000
        (Indicated)
        --------------------- ------------------------------ -------------------
        Total                    511,000,000                    701,000,000
        --------------------- ------------------------------ -------------------

Given the consistent grades, it is likely, on completing a 75-hole infield-drilling program that a large percentage of the indicated resources will become measured or proven. In addition, the ore zone is open ended to the West and North, which may increase the resource to 7.8 billion barrels oil. The ore zone is relatively flat lying and gently dipping to the west with an average pay of 45 meters (148 feet) and an average overburden thickness of 21 meters (69 feet).

Production

Effective April 30, 2005 we do not have any production or production revenue.


Drilling Activity

We are not currently engaged in drilling activity. The property was previously owned by Sun Oil and later by Burning Rock who worked the area intermittently during the period 1932 to 1965. Recent geologic studies that are relevant to the area include Beck (1974) and Macauley (1984, 1986).

Firebag, Sask., Tar Sands Prospect

The Firebag, Saskatchewan prospect that covers approximately 850,000 acres in northwestern Saskatchewan along the Alberta border being made up of Saskatchewan oil shale exploration permits nos. PS00205, PS00206, PS00207, PS00208, PS00209, PS00210, PS00211, PS00212, PS00213, PS00214, PS00215, PS00216 and PS00217
granted on June 9, 2004 under the provisions of the Oil Shale Regulations (collectively the "Exploration Permits"). The prospective lands host Fort McMurray and Wabiskaw Palo channel zones containing Athabasca Oil Sands.

Exploration Permits

The Exploration Permits provide for the right to explore and develop oil sands deposits in the Province of Saskatchewan and, in total, comprise an area of approximately 850,000 acres of land as of July 25, 2005. These lands are situated entirely in the Province of Saskatchewan and encompass the northeastern edge of the Athabasca Oil Sands Deposit, adjacent to the Alberta provincial border. The Exploration Permits provide for the right to license, explore and work the lands for a maximum of 5 years or until a lease has been granted for their development. In accordance with the terms of the application for the exploration permits, the OQI has relinquished 40% of the total acreage covered by the exploration permits on the first anniversary date of the exploration permits, and will relinquish another 40% of the remaining acreage by the second anniversary date of the exploration permits. The conversion of the Exploration Permits to lease is subject to certain levels of expenditure on the applicable lands, pursuant to the Province of Saskatchewan Oil Shale Regulations (the "Oil Shale Regulations"). Although subject to the Oil Shale Regulations, oil sands are specifically defined therein. The required exploration expenditures to hold the permits for the current year are 2(cent) per acre (increasing to 4(cent)/acre in the second year)..

Resource Potential Report

OQI engaged Dr. Michael Ranger, PhD, to conduct an assessment of the bitumen potential based upon historical drilling data on the Exploration Permits. Dr. Ranger is a leading, independent geological consultant specializing exclusively in the oil sands industry. The Ranger Report was prepared in October 2004 and in his study, Dr. Ranger concludes that the bitumen-bearing east-west valley trends observed in northeast Alberta's Athabasca Oilsands (e.g. Suncor's Firebag project and others) are assumed to extend onto the Firebag East prospect. The Ranger Report recommends that exploration work consisting primarily of core well, stratigraphic testing should be undertaken, with initial work recommended on the western half of the exploration permits adjacent to Suncor's Firebag project area.

Production

Effective April 30, 2005 we do not have any production or production revenue.


Drilling Activity

None.

Uranium Holdings Corporation

The Company no longer owns the Henday Lake Property. Rather, the Company owns a 20% interest in UHC. The following is a description of this mineral property, which is located in the Athabasca Basin of northern Saskatchewan, Canada.

Henday Lake

The Henday Lake Property is located approximately 500 miles north of Regina, Saskatchewan and is comprised of three continuous mining claims totaling 9,275 hectares (22,920 acres) in the Henday and Mallen Lake area.

The property is largely undeveloped and there have been no previous mining operations on the Henday Lake Property. However, various operators, have explored portions of the property mainly during the 1970's and 1980's, by prospecting, geophysics and possibly some diamond drilling.

During the year ended April 30, 2005 UHC spent approximately $20,000 (2004 - $300,000) on geophysics and exploration activities related to the Henday Lake property of which the Company expended $4,207 (2004 - $59,525) to maintain its 20% interest.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings. However, our affiliate API Canada is subject to the following legal proceedings:

         o Blackbird Well Services Ltd. claims it is owed approximately $182,348 ($250,000 CDN) by API Canada. Blackbird filed a formal action but the action has been adjourned by agreement until September 7, 2004. A Petition For Receiving Order was filed by Blackbird on June 9, 2003 in The Court of Queen's Bench of Alberta, In Bankruptcy, Judicial District of Calgary as Court No. BK01-086312; adjourned by agreement to September 7, 2004; a Consent Receiving Order was endorsed July 15, 2003 subsequently adjourned by agreement and was scheduled for September 7, 2004.

         o Wellco Energy Services, Inc. filed a statement of claim against API Canada for $36,442 ($49,962CDN) on April 2, 2003 and a Certificate of Lis Pendens was issued July 17, 2003 in favor of Wellco. All filings were made in the Court of Queens Bench of Alberta, Judicial District of Calgary. API Canada has not filed a statement of defense, and does not intend to do so.

         o Codeco Consulting (2000) Ltd. and Black Max Downhole Tools Ltd. filed a statement of claim against API Canada for $64,501 ($88,431
            CDN) on September 19, 2003 and a Certificate of Lis Pendens was issued February 3, 2004 in favor of Codeco Consulting (2000) Ltd. and Black Max Downhole Tools Ltd. All filings were made in the Court of Queens Bench of Alberta, Judicial District of Calgary. API Canada has not filed a statement of defense, and does not intend to do so.

Anhydride Canada does not have the resources to meet these demands and the Company has determined that it will not commit resources to Anhydride Canada or defend any actions taken by Anhydride Canada's creditors.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of July 29, 2005, the number of shares of the Company's outstanding $0.001 par value common stock beneficially owned by each of the Company's current directors and the Company's executive officers and the number of shares beneficially owned by all of the Company's current directors and named executive officers as a group:


                                                      Amount and                 Percent of
Name and Address of                                   Nature of Beneficial       Common
Beneficial Owner                     Position         Ownership                  Stock
----------------                     --------         ---------                  -----
Thornton J. Donaldson                President   and  2,512,000(1)               4.0%
206 - 475 Howe Street                Director
Vancouver, B.C. V6C 2B3
Canada

William G. Timmins                   Secretary and    585,000(2)                 0.9%
410 - 455 Granville Street           Director
Vancouver, B.C. V6C 1T1
Canada

All current directors and                             2,575,000(3)               4.9%
executive officers as a group
(two persons)

(1) Mr. Donaldson resigned as President from the Company on May 16, 2002 and was reappointed President on September 15, 2003. Includes: (i) 22,000 shares owned by Mr. Donaldson's spouse; (ii) options to acquire 100,000 common shares at $0.36 until November 1, 2006; (iii) 780,000 shares underlying warrants; and (iv) 955,000 shares owned by United Corporate Advisors, Ltd., of which Mr. Donaldson is the President, a Director and shareholder.

(2) Includes options to acquire 100,000 common shares at $0.36 until November 1, 2006 and 150,000 shares owned by Mr. Timmins' spouse.

(3) Includes securities reflected in footnotes 1 - 2.

b) Security Ownership of Certain Beneficial Owners

         The following table sets forth as of July 29, 2005, the number of shares of the Company's Common Stock beneficially owned by each person who owned of record, or was known to own beneficially, more than 5% of the Company's outstanding shares of Common Stock:


Name and Address of                 Amount and Nature of        Percentage of
Beneficial Owner                    Beneficial Ownership         Common Stock
-------------------                 --------------------        -------------
October Sun(1)
241 Ridge Street, Fourth Floor,         7,150,000(2)                 11.3%
Reno, Nevada 89501

----------

(1) Voting and investment power for this entity is controlled by Morris E. Schorn, 1247-235 Keith Road, West Vancouver, B.C., Canada, V7P-1L5.

(2)  Includes warrants to purchase 1,600,000 shares of common stock.

                                   MANAGEMENT

         Executive officers of the Company are elected by the Board of Directors, and serve for a term of one year and until their successors have been elected and qualified or until their earlier resignation or removal by the Board of Directors. There are no family relationships among any of the directors and executive officers of the Company.

         The following table sets forth the names and ages of all executive officers and directors whose terms will not expire prior to the annual meeting, and all persons nominated to serve as directors and the positions and offices that each person hold with the Company:

Name of  Director or Officer and     Officer or
Position in the Company             Director Since     Age        Office(s) Held and Other Business Experience
-----------------------             -------- -----     ---        --------------------------------------------

Thornton J. Donaldson              1998-2002, 2003     75     President of the Company from April,  1998 to May 16,
President,  Chief  Financial                                  2002 and  from  September  15,  2003  until  present.
Officer and Director                                          President of Rich Coast,  Inc., an  industrial  waste
                                                              treatment company located in Dearborn,  Michigan from
                                                              1984 to 1993,  and a  Director  of Rich  Coast,  Inc.
                                                              from  1993 to  1999.  Director  of  Lorex  Resources,
                                                              Ltd.,  a  mineral   exploration  company  located  in
                                                              Vancouver,  B.C. since July 1999.  President and sole
                                                              director  of  United   Corporate   Advisers  Ltd.,  a
                                                              geological and financial  consulting business founded
                                                              by  Mr.   Donaldson  in  1970.   Self-employed  as  a
                                                              consulting  geologist and financial advisor from 1978
                                                              through the present.

William G. Timmins                       1998          67     Secretary   of   the   Company   since   July   1998.
Secretary and Director                                        Self-employed as President of WGT  Consultants,  Ltd.
                                                              from 1983 to present as a geological  consultant  for
                                                              numerous  mining  companies  in  Canada,  the  United
                                                              States, Central and South America,  Australia and New
                                                              Zealand.   Director  of  Monalta  Resources  Ltd.,  a
                                                              mineral   exploration   company   located   in   West
                                                              Vancouver, B.C. from April 1998 to present.


Name of  Director or Officer and     Officer or
Position in the Company             Director Since     Age        Office(s) Held and Other Business Experience
-----------------------             -------- -----     ---        --------------------------------------------
Christopher Hopkins                      2004          51     Mr.   Hopkins  has  been  the   President  and  Chief
                                                              Executive   Officer  of   Oilands   Quest   Ltd.,   a
                                                              subsidiary  of the Company  since  November 10, 2004.
                                                              Prior  thereto,  Mr.  Hopkins was the Executive  Vice
                                                              President of Synenco Energy Inc. ("Synenco"),  an oil
                                                              sands  exploration  company,  from  October  1999  to
                                                              September  2004 and was a director  of  Synenco  from
                                                              October 1999 until August 2003.  Prior  thereto,  Mr.
                                                              Hopkins was a founder,  director and Vice  President,
                                                              Finance of Thunder  Road  Resources  Ltd.,  a private
                                                              oil and gas  production  company,  from  June 1996 to
                                                              June 2000. Mr.  Hopkins is a management  professional
                                                              and  businessman   with  25  years  of  Canadian  and
                                                              international  energy and mining  experience.  He has
                                                              held  executive  positions in corporate  planning and
                                                              business  development  with  Suncor  Inc.'s Oil Sands
                                                              Group,  Pembina  Corporation and Amoco Canada and has
                                                              additional  management  experience  in  environmental
                                                              control   and   regulatory   affairs  in  the  mining
                                                              industry.  Mr.  Hopkins holds a B.Sc.  (Chemistry and
                                                              Biology)  from  Carleton  University  and a MBA  from
                                                              Queen's University.

Karim Hirji                              2004          42     Mr.  Hirji has been the Chief  Financial  Officer  of
                                                              Oilsands  Quest Inc.,  a  subsidiary  of the Company,
                                                              since  November 10, 2004.  Prior  thereto,  Mr. Hirji
                                                              was the Vice  President,  Finance and Chief Financial
                                                              Officer of Synenco from  November  2001 to June 2004.
                                                              Prior  thereto,  Mr.  Hirji  was the Vice  President,
                                                              Finance  and  Chief  Financial   Officer  of  Anadime
                                                              Corporation,  a  public  oilfield  services  company,
                                                              from September  2000 to October 2001.  Prior to April
                                                              2000,   Mr.   Hirji  was  the  Manager  of  Financial
                                                              Reporting  at Enbridge  Inc.  Mr.  Hirji was employed
                                                              at AGRA Inc.  (a  public  engineering  company)  from
                                                              1994  to  January  2000  and  held  the  position  of
                                                              Corporate   Controller   since  1999  and   Assistant
                                                              Corporate   Controller   prior  to  that.  Mr.  Hirji
                                                              brings  to the  Corporation  over  fifteen  years  of
                                                              experience   in   financial   management,   including
                                                              significant   treasury,    project   management   and
                                                              corporate  finance  skills.  As  Vice-President   and
                                                              Chief Financial Officer of Anadime  Corporation,  Mr.
                                                              Hirji  led  and  coordinated  all  financial  matters
                                                              including  shareholder  communications in the sale of
                                                              Anadime  Corporation  to  Newalta  Corporation.   Mr.
                                                              Hirji  received  his B.Comm  from the  University  of
                                                              Calgary  and  CA  while  articling  with  Deloitte  &
                                                              Touche LLP.

Except as indicated in the above table, no director of the Company is a director of an entity that has its securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Officers and Directors and persons who own more than 10% of the Company's outstanding Common Stock to file reports of ownership with the Securities and Exchange Commission ("SEC"). Directors, officers, and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during and for the Company's year ended April 30, 2005, and as of August 15, 2005 there were no Directors, officers or more than 10% shareholders of the Company who failed to timely file a Form 3, 4 or 5, other than Thornton J. Donaldson (as to 2 Forms 4) and William Timmins (as to one Form
4).


                             EXECUTIVE COMPENSATION

Compensation and other Benefits of Executive Officers

         The following table sets out the compensation received for the fiscal years April 30, 2005, 2004 and 2003 in respect to each of the individuals who were the Company's chief executive officer at any time during the last fiscal year and the Company's four most highly compensated executive officers whose total salary and bonus exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

              FISCAL YEAR COMPENSATION                                                    LONG TERM COMPENSATION

                                                                         Awards                                 Payouts

                                                                                         Restricted
                                                                                           Shares
                                                                           Securities        or
       Name and                                             Other          Underlying    Restricted     LTIP        All other
       --------                                             ------         ----------    -----------   -------      ---------
      Principal                  Salary      Bonus          Annual        Option/SARs       Share      Payouts     Compensation
      ---------                  ------      -----          ------        -----------       -----      -------     ------------
       Position          Year      ($)        ($)        Compensation       Granted         Units        ($)           ($)
       --------          ----      ---        ---        ------------                                    ---           ---
Douglas Cannaday,        2005     $0         $0                0                0             0           0             0
Former President(2)      2004     $24,857    $30,000           0            600,000(4)        0           0             0
                         2003     $56,000    $30,000           0            400,000(3)        0           0             0

Thornton                 2005     $1,500     $110,750          0            425,000(5)        0           0             0
Donaldson,               2004       0         $22,100          0            130,000(5)        0           0             0
President(1)             2003       0            0             0            200,000           0           0             0

-------------------
(1) Mr. Donaldson served as President from April, 1998 to May 16, 2002 and from September 15, 2003 to present.
(2)  Mr. Cannaday has served as President from May 16, 2002 to September 15,
     2003
(3)  These options were cancelled by the Company May 28, 2003
(4) During 2004 Mr. Cannaday received 300,000 common shares to settle the $30,000 bonus declared in 2003 plus management fees of $54,857 made up of 24,857 in cash and a $30,000 bonus paid by way 300,000 common shares
(5) Mr. Donaldson received a bonus of $110,750 (2004 - $22,100) which was paid by the issuance of 425,000 (2004 - 130,000) common shares


Agreements with Management

         Oilsands Quest Inc. ("OQI"), a subsidiary of the Company, reached agreement with Mr. Christopher Hopkins, its President, and Mr. Karim Hirji, Chief Financial Officer, whereby, subject to certain conditions, they each have agreed to provide their services to OQI. in return for $66,741 ($84,000 CDN) per year until certain business targets are met and thereafter at $139,043 ($175,000
CDN) per year which subsequent to April 30, 2005 have been met. These agreements also contain termination clauses whereby OQI has agreed to pay them, subject to certain conditions, an amount of up to one and one-half times their annual pay should they be terminated for reasons other than cause.

         There are no other arrangements or understandings between any executive officer and any director or other person pursuant to which any person was selected as a director or an executive officer.

Option/Stock Appreciation Rights ("SAR") Grants during the most recently completed Fiscal Year.

         The following table sets out the stock options and stock warrants granted as bonuses, which were granted by the Company during 2005 to the Named Executive Officers of the Company.

                       OPTION/SAR GRANTS IN PREVIOUS YEAR
                                INDIVIDUAL GRANTS


                                Number of     % of Total
                                Securities     Options/SARs
                                Underlying     Granted to     Exercise or  Market Price
                               Options/SARs   Employees in     Base Price   on Date of
Name                            Granted (#)     Fiscal Year       ($/Sh)        Grant       Expiration Date
----                            -----------     -----------       ------        -----       ---------------

Thornton Donaldson (1)           50,000(2)          1.8%           $0.27        $0.27            n/a

------------------

   (1) Mr. Donaldson served as President from April, 1998 to May 16, 2002 and from September 15, 2003 to present.

   (2) During 2005 Mr. Donaldson received a bonus of $112,250 of which $110,750 was paid by the issuance of 425,000 common shares. Of these 375,000 common shares related to options which were granted during 2004 or earlier and 50,000 common shares related to a bonus of $13,500 used to acquire 50,000 options granted during 2005. Subsequent to April 30, 2005 on May 18, 2005 Donaldson was issued 100,000 options at $0.36 per share until November 1, 2006.

1.
Aggregated Option/SAR Exercised in Last Financial Year and Fiscal Year-End Option/SAR Values.

        The following table sets out all option/SARs and warrants granted as bonuses which were exercised by the Named Executive Officers during the most recently completed fiscal year and the values of options/SARs and warrants for such persons as of the end of the most recently completed fiscal year.


   AGGREGATED OPTION/SAR EXERCISED IN LAST FINANCIAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES.


                                                                          Number of Securities
                                                                               Underlying
                                                                              Unexercised               Value of
                                                                            Options/SARs at           Unexercised
                                                                               FY-End (#)           Options/SARs at
                                                                                                       FY-End ($)
                             Shares Acquired on                               Exercisable/            Exercisable/
  Name                          Exercise (#)       Value Realized ($)        Unexercisable           Unexercisable
  ----                          ------------       ------------------        -------------           -------------
Doug Cannaday (2)               600,000(3)         9.9%         $0.10             $0.10                    n/a
Thornton Donaldson (1)          130,000(4)         2.1%         $0.17             $0.17                    n/a

-------------------

  (1) Mr. Donaldson served as President from April, 1998 to May 16, 2002 and from September 15, 2003 to present.
  (2)  Mr. Cannaday served as President from May 16, 2002 to September 15, 2003
  (3) During 2004 Mr. Cannaday received 300,000 common shares to settle the $30,000 bonus declared in 2003 plus management fees of $54,857 made up of 24,857 in cash and a $30,000 bonus paid by way 300,000 common shares
  (4) Mr. Donaldson received a bonus of $22,100 which was paid by the issuance of 130,000 common shares

Compensation of Directors.

         The Directors of the Company are not compensated for their services. In addition, no pension or retirement benefit plan has been instituted by the Company and none is proposed at this time and there is no arrangement for compensation with respect to termination of the directors in the event of change of control of the Company.

Benefit Plans.

         The Company currently has no retirement, pension, profit-sharing, insurance or medical reimbursement plans or long term incentive plans covering its officers and directors.

Repricing of Options.

None

Transactions with Management and Others and Certain Business Relationships

         October Sun, a Nevada Corporation ("October Sun"), a greater than 5% beneficial owner of the Company's shares, and the Company were parties an Option Agreement, dated as of September 10, 2001 (the "Option Agreement"), whereby October Sun granted the Company the right to purchase all of the outstanding shares of its wholly-owned subsidiary - API Canada. Pursuant to the October Sun Option Agreement the Company: (i) made a payment of $75,000 to October Sun; (ii) issued to two third parties each a warrant to acquire up to 500,000 common shares at a purchase price of $0.01 per share until July 25, 2003; (iii) issued to two third parties each options to purchase up to 250,000 common shares at an exercise price of $0.27 per share until August 21, 2006; and (iv) agreed to pay costs up to a maximum of $60,000 ($100,000 Cdn.) for the completion or abandonment of the 7-32 Well if the October Sun Option Agreement was not exercised. On April 30, 2002, the Company and October Sun closed the transaction contemplated by the Option Agreement pursuant to the terms and provisions of that certain Agreement and Plan of Reorganization, dated April 30, 2002 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Anhydride Petroleum (USA) ("Anhydride USA"), a wholly owned subsidiary of October Sun, which in turn owned all of the outstanding capital stock of API Canada, was merged with and into a wholly owned subsidiary of the Company, CWPC Merger, Inc., a Colorado corporation, with the entity surviving the merger being a wholly owned subsidiary of the Company named Anhydride Petroleum (USA), and owning all of the outstanding capital stock of API Canada. As a result of the transaction, the Company (i) issued to October Sun an demand promissory note in the principal amount of U.S. $100,000, bearing interest at a rate of prime plus 2%; (ii) 3,950,000 shares of the Company's Common Stock, $0.001 par value; and
(iii) a warrant to purchase up to 500,000 shares of the Company's Common Stock, $0.001 par value, at a purchase price of $0.01 per share, which warrant expires April 30, 2003, which warrant was subsequently cancelled and replaced with a warrant issued to Anhydride Oil Corporation whereby it may purchase 600,000 up to 600,000 shares of the Company's Common Stock, $0.001 par value, at a purchase price of $0.01 per share, which warrant expires August 30, 2004. As a result of the merger, the Company through its wholly owned subsidiary, Anhydride USA, which owns all of the issued and outstanding shares of API Canada, became the owner of certain parcels, mining rights, and licenses, subject to certain working interests, collectively known as the Anhydride Rights.

         In addition to the consideration received by October Sun in connection with the Merger Agreement, October Sun was paid by the Company a management fee in the amount of $72,000 (2004 -$72,000.)

         Convertible Notes - On September 24, 2002 the Company issued a convertible note to October Sun, a Nevada Corporation in the principal amount of $400,000 and on the same date the Company issued a convertible note to United Corporate Advisors in the principal amount of $195,000. The notes were converted on September 13, 2004 into Units at $0.25 per share. Each unit consists of one common share and a warrant to purchase one common share at $0.33 per share until October 13, 2005.

         Other than the transactions stated above, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company's outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred since its inception on April 3, 1998, or in any proposed transaction, which has materially affected or will affect the Company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The following summary description of our securities is not complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws.

Our authorized capital stock consists of 100,000,000 shares of $.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock, which we may issue in one or more series as determined by our Board of Directors. As of August 11, 2005 there were 67,216,546 shares of common stock issued and outstanding that are held of record by approximately 149 shareholders.

Each holder of record of shares of our common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. Cumulative voting in the election of directors is not authorized by the Articles of Incorporation.

Holders of outstanding shares of our common stock are entitled to those dividends declared by the Board of Directors out of legally available funds, and, in the event of our liquidation, dissolution or winding up of our affairs, holders are entitled to receive ratably our net assets available to the shareholders. Holders of our outstanding common stock have no preemptive, conversion or redemption rights. All of the issued and outstanding shares of our common stock are, and all unissued shares of our common stock, when offered and sold will be, duly authorized, validly issued, fully paid and nonassessable. To the extent that additional shares of our common stock may be issued in the future, the relative interests of the then existing shareholders may be diluted.

PREFERRED STOCK

Our Board of Directors is authorized to issue from time to time, without shareholder authorization, in one or more designated series, any or all of the authorized but unissued shares of our preferred stock with such dividend, redemption, conversion and exchange provisions as may be provided by the Board of Directors with regard to such particular series. Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of our common stock. The rights of the holders of our common stock will be subject to and may be adversely affected by the rights of the holders of any of our preferred stock that may be issued in the future. Issuance of a new series of preferred stock, or providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring our outstanding shares of common stock and make removal of the Board of Directors more difficult. We have no shares of Preferred Stock currently issued and outstanding, and other than the Series A Shares, as described below, we have no present plans to issue any additional shares of preferred stock.

DIVIDENDS

We have never declared or paid any dividends or distributions on our common stock. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to stockholders. Any payment of cash dividends in the future on our common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that the Board of Directors deems relevant.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify any officer, employee, agent or director against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or expense), incurred in a proceeding (including any civil, criminal or investigative proceeding) to which the person was a party by reason of such status. Such indemnity may be provided if the person's actions resulting in the liabilities: (i) were taken in good faith;
(ii) were reasonably believed to have been in our best interest with respect to actions taken in the person's official capacity; (iii) were reasonably believed not to be opposed to our best interest with respect to other actions; and (iv) with respect to any criminal action, the director had no reasonable grounds to believe the actions were unlawful. Unless the person is successful upon the merits in such an action, indemnification may generally be awarded only after a determination of independent members of the Board of Directors or a committee thereof, by independent legal counsel or by vote of the shareholders that the applicable standard of conduct was met by the director to be indemnified. A director, employee, agent, or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, is entitled to receive indemnification against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, a corporation may indemnify or advance expenses to an officer, employee or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract.

                              PLAN OF DISTRIBUTION

Each Selling Stockholder (the "Selling Stockholders") of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

    o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
    o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
    o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
    o an exchange distribution in accordance with the rules of the applicable exchange;
    o  privately negotiated transactions;
    o  settlement of short sales entered into after the date of this prospectus;
    o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
    o  a combination of any such methods of sale;
    o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
    o  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

We are required to pay certain fees and expenses incurred by our company incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

-----------------------------------------------------------------------------------------------------------------------------
                               A              B                C                 D                E                F
-----------------------------------------------------------------------------------------------------------------------------
Name                      Outstanding   Shares          Shares            Total Shares      Shares          Shares Owned
                          Shares Owned  Underlying      Underlying Notes  (Based on         Offered         After
                                        Warrants                          Columns A, B &    Hereby(1)(2)(4) Offering(1)(4)
                                                                          C) Beneficially
                                                                          Owned Prior to
                                                                          Offering(1)(2)
-----------------------------------------------------------------------------------------------------------------------------
Alpha Capital
Aktiengesellschaft(3)       335,998       2,162,500        2,288,136         4,786,634        4,686,634         100,000

-----------------------------------------------------------------------------------------------------------------------------
Platinum Partners           366,894       3,092,250        2,718,026         6,177,170        6,177,170            0
Value Arbitrage Fund(3)
-----------------------------------------------------------------------------------------------------------------------------

Monarch Capital Fund        347,584       2,250,000        2,496,148         5,093,732        5,093,732            0
Inc.(3)

-----------------------------------------------------------------------------------------------------------------------------
JM Investors(3)             115,163        804,000          832,051          1,751,214        1,697,214          54,000
-----------------------------------------------------------------------------------------------------------------------------

Viscount Investments           0          1,622,250            0             1,622,250        1,622,250            0
Ltd.(3)

-----------------------------------------------------------------------------------------------------------------------------
Libra Finance,                 0            68,750             0               68,750           68,750             0
S.A.(3)
-----------------------------------------------------------------------------------------------------------------------------
Zenny Trading(3)               0           100,000             0              100,000          100,000             0

-----------------------------------------------------------------------------------------------------------------------------
NorWest Soil Research
Ltd.(3)                     600,000           0                0              600,000          600,000             0

-----------------------------------------------------------------------------------------------------------------------------
Heron Drilling(3)           250,000           0                0              250,000          250,000             0

-----------------------------------------------------------------------------------------------------------------------------
Avalon Productions
Limited(3)                  100,000           0                0              100,000          100,000             0
-----------------------------------------------------------------------------------------------------------------------------
Kuehne Developments(3)
                            100,000           0                0              100,000          100,000             0
-----------------------------------------------------------------------------------------------------------------------------
Smallcap Corporate
Partners(3)                 100,000           0                0              100,000          100,000             0

-----------------------------------------------------------------------------------------------------------------------------
Bullion Fund Ltd.(3)       2,000,000          0                0             2,000,000        2,000,000            0

-----------------------------------------------------------------------------------------------------------------------------

TOTAL                                                                        22,749,750       22,595,750        154,000

-----------------------------------------------------------------------------------------------------------------------------

The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the Notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes an estimate of the shares issuable upon conversion of the Notes based on current market prices and estimate of the shares issuable upon exercise of the Warrants, plus our estimate of the number of shares that we may be required to issue should our stock price fall from its current levels.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the convertible debentures and exercise of the warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However, the selling stockholders holding Notes and Note Warrants have contractually agreed to restrict their ability to convert their Notes or exercise their Note Warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the Notes and the Note Warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) Alpha Capital Aktiengesellschaft is a private investment fund that is managed by Mr. Konrad Ackerman. Mr. Ackerman may be deemed the control person of the shares owned by such entity, with final voting power and investment control over such shares. Platinum Partners Value Arbitrage Fund is a partnership that is owned by Platinum Partners Value Arbitrage Fund (USA) L.P. and Platinum Partners Value Fund (INTL) Ltd., both partnerships that managed by Mark Nordlicht. Mr. Nordlicht may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. Monarch Capital Fund is a private investment fund managed by Juno Elliott. Mr. Elliott may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. JM Investors is a limited liability company that is owned and managed by Jeff Rubin. Jeff Rubin may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. Viscount Investments Ltd. is a corporation that is owned and managed by Joseph Frand and Joseph Frand may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. Libra Finance, S.A. is a corporation under the control of Seymour Braun. Mr. Braun may deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. Zenny Trading is Gibraltar corporation that is owned and managed by J. David Hassan and J. David Hassan may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. NorWest Soil Research Ltd. is an Alberta, Canada, corporation, Heron Drilling Ltd. is a Saskatchewan, Canada, corporation controlled by Ron Heron. Mr. Heron may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. Avalon Products Limited is a British Columbia, Canada, corporation, and Frank Quinby may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. Kuehne Developments Ltd. is a British Columbia, Canada, corporation, and John Kuehne may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares. Smallcap Corporate Partners Ltd. is a British Columbia, Canada, corporation, and Frank Quinby and John Kuehne together may be deemed control persons of the shares owned by such entity, with final voting power and investment control over such shares. Bullion Fund Ltd., is an Alberta, Canada, corporation and Todd Montgomery may be deemed a control person of the shares owned by such entity, with final voting power and investment control over such shares.

(4) Assumes that all securities registered will be sold.

TRANSACTIONS WITH SELLING SECURITYHOLDERS

Todd Montgomery is a key employee of Western Petrochemicals, Inc., a significant subsidiary of the Company, although he does not have an employment contract.

TERMS OF NOTES AND NOTE WARRANTS

On June 9, 2005 the Company issued 7% convertible notes for an aggregate principal amount of $2,000,000. The Company has agreed to make monthly payments equal to one-twelfth of the initial principal amount of the note plus any other amounts due, including interest. The monthly payments for the first three months may be deferred until the fourth month and are payable in either shares, subject to an effective registration statement, or cash. Should the Company elect to make the monthly payment in cash then it must pay 130% of the principal plus 100% of any other amounts due, including interest. If the Company elects to have the monthly payment paid in shares then the note holders may convert at anytime thereafter into common shares of the Company at the lesser of i) $0.60, ii) 135% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the effective date of a registration statement registering the underlying shares and warrants for resale and iii) 70% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the date of conversion. Should the Company fail to make a timely election to pay in cash or shares or to actually make the cash payment then the holders of the notes may determine whether they want to be paid in cash or shares on the terms noted above. Pursuant to this offering the Company issued 500,000, warrants to purchase that same number of common shares at $0.45 until June 9, 2007, 5,000,000 warrants to purchase that same number of common shares at $0.55 per share until June 9, 2007 and 2,500,000 warrants to purchase that same number of common shares at $1.50. In conjunction with this offering the Company has paid $200,000 in finders fees and has agreed to pay a finders fee of 10% from any of the 5,000,000 warrants to purchase that same number of common shares at $0.55 per share until June 9, 2007 that are exercised. The agreement contains certain registration rights for the underlying shares of common stock and warrants and the Company will incur a 2% penalty if the registration statement is not filed by July 24, 2005 with a 2% penalty each 30 days thereafter until filed and a 2% penalty if the registration statement is not effective by December 6, 2005 with a 2% penalty each 30 days thereafter until effective. To date the Company has not filed its registration statement. The Note holders have converted $330,556 of the note into 1,165,639 common shares, which will be registered for resale pursuant to this registration statement, leaving a principal balance of $1,669,444 as at August 11, 2005.

The investors have contractually agreed to restrict their ability to convert the Notes, exercise the Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

                                  LEGAL MATTERS

Burns, Figa & Will, P.C., Englewood, Colorado will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

Pannell Kerr Forster, Vancouver, Canada, Independent Registered Public Accounting Firm, have audited, as set forth in their report thereon appearing elsewhere herein, CanWest Petroleum Corporation's (f/k/a Uranium Power Corporation) financial statements for the years ended April 30, 2005 and 2004 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the registered independent public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of CanWest Petroleum Corporation (f/k/a Uranium Power Corporation), filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                        FOR CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)

                        --------------------------------

INDEX                                                                 PAGE NO.

Report of Independent Registered Public
Accounting Firm                                                         F-1

Consolidated Financial Statements

Consolidated Balance Sheets                                             F-2

Consolidated Statements of Operations                                   F-3

Consolidated Statements of Stockholders' Equity (Deficiency)            F-4-6

Consolidated Statements of Cash Flows                                   F-7

Notes to Consolidated Financial Statements                              F-8-30

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS AND DIRECTORS OF CANWEST PETROLEUM CORPORATION (an Exploration Stage Company)

We have audited the accompanying consolidated balance sheets of Canwest Petroleum Corporation (an Exploration Stage Company) as at April 30, 2005 and 2004 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the three years ended April 30, 2005, 2004 and 2003 and the cumulative totals for the exploration stage operations from April 3, 1998 (inception) through April 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the consolidated financial position of the Company as at April 30, 2005 and 2004 and the results of its operations and its cash flows for each of the three years ended April 30, 2005, 2004 and 2003 and the cumulative totals for the exploration stage operations from April 3, 1998 (inception) through April 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going-concern. As discussed in note 2 to the financial statements, the Company has no revenues and limited capital, which together raise substantial doubt about its ability to continue as a going-concern. Management plans in regard to these matters are also described in note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


"Pannell Kerr Forster" (signed)
(registered with PCAOB as "Smythe Ratcliffe")


Chartered Accountants


Vancouver, Canada
July 22, 2005

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                      Consolidated Balance Sheets (note 2)
                                    April 30
                                 (U.S. Dollars)

====================================================================================================
                                                                           2005             2004
----------------------------------------------------------------------------------------------------
                                     Assets
Current
  Cash                                                                $  1,022,175      $    348,636
  Accounts receivable                                                       20,327            20,718
  Exploration Advances and Deposits                                        167,283                 0
----------------------------------------------------------------------------------------------------
Total Current Assets                                                     1,209,785           369,354
Properties (note 3 and 6)                                                5,773,464           118,456
Earth Energy Licence Agreement (note 15)                                         1           106,508
Investment in Energy 51 Inc. (note 18)                                     310,291           152,800
Investment in Uranium Holdings Corporation (note 6(b))                         815               815
----------------------------------------------------------------------------------------------------

Total Assets                                                          $  7,294,356      $    747,933
====================================================================================================

                                   Liabilities
Current
  Accounts payable (note 10)                                          $  2,029,734      $  1,115,177
  Convertible debentures (note 6(e) and 17)                                876,073         1,020,375
  Due to related parties (note 11)                                          69,689           639,307
----------------------------------------------------------------------------------------------------
                                                                         2,975,496         2,774,859
Future Income taxes (note 13)                                              142,594                 0
Non-controlling shareholders interest  (note 6(e))                         448,224                 0
----------------------------------------------------------------------------------------------------
Total Liabilities                                                        3,566,314         2,774,859
----------------------------------------------------------------------------------------------------
Commitments and Contingencies (notes 2,6,9,16,18 and 19)

                        Stockholders' Equity (Deficiency)
Capital Stock
  Authorized
    100,000,000 (2004 - 40,000,000) Common stock with a par value of $0.001 each
     10,000,000 Preferred stock with a par value of $0.001 each
  Issued
    58,408,661 Common stock (2004 - 20,784,838)                             58,409            20,785
Treasury Stock (note 9)
          23,000 Common stock (2004 - 23,000)                                  (23)              (23)
Additional Paid-in Capital                                              13,835,455         2,955,768
Deficit Accumulated During Exploration Stage                            (9,999,965)       (4,890,892)
Other Comprehensive Loss                                                  (165,834)         (112,564)
----------------------------------------------------------------------------------------------------
Total Stockholders' Equity (Deficiency)                                  3,728,042        (2,026,926)
----------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity (Deficiency)               $  7,294,356      $    747,933
====================================================================================================

See notes to consolidated financial statements.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                      Consolidated Statements of Operations
                                 (U.S. Dollars)

==========================================================================================================
                                                                                                  From
                                                                                              Inception on
                                                                                              April 3, 1998
                                                                                                 Through
                                                      Year Ended April 30,                      April 30,
                                            2005               2004             2003              2005
----------------------------------------------------------------------------------------------------------
Expenditures
  Non-cash financing expense            $  1,959,557      $    464,598      $          0      $  2,424,155
  Consulting                               1,660,055           391,577           121,124         2,310,356
  Exploration costs                          505,098            99,685           803,791         1,824,961
  Advertising and promotion                  338,428           211,561           210,101           873,930
  Professional fees                          296,941           176,807           161,206           721,905
  Interest and bank charges                  131,597            31,797             4,672           168,619
  Write down of licence                      106,507                 0                 0           106,507
  Management fee                              72,000           126,857           100,721           414,602
  Office                                      68,606            12,869            13,306           106,717
  Transfer agent fee                          41,311            13,775             9,320            79,259
  Rent                                        34,741            14,916             5,847            75,919
  Travel                                      29,103            36,612            36,818           151,134
  Write-off of exploration property                0                 0           822,218           856,359
  Equity loss from investment                      0                 0                 0            19,713
  Incorporation cost written off                   0                 0                 0               700
----------------------------------------------------------------------------------------------------------
Net loss before income tax recovery
  and minority interest                   (5,243,944)       (1,581,054)       (2,289,124)      (10,134,836)
Income tax recovery                           39,385                 0                 0            39,385
----------------------------------------------------------------------------------------------------------
Net loss before minority interest         (5,204,559)       (1,581,054)       (2,289,124)      (10,095,451)
Minority interest (Note 6(e))                 95,486                 0                 0            95,486
----------------------------------------------------------------------------------------------------------
Net Loss for Period                     $ (5,109,073)     $ (1,581,054)     $ (2,289,124)     $ (9,999,965)
==========================================================================================================

Net Loss Per Share                      $      (0.16)     $      (0.09)     $      (0.18)
==========================================================================================================

Weighted Average Number of Shares
  Outstanding                             31,555,958        18,319,647        12,525,754
==========================================================================================================

See notes to consolidated financial statements.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
          Consolidated Statements of Stockholders' Equity (Deficiency)
                           Years Ended April 30, 2005
                                 (U.S. Dollars)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Additional
                                                Common Stock                   Treasury Stock             Paid-in     Subscriptions
                                            Shares       Par Value          Shares       Par Value        Capital        Received
-----------------------------------------------------------------------------------------------------------------------------------
Common stock issued on
  inception for assets                    6,000,000    $      6,000               0    $          0    $     91,834    $          0
Net loss                                          0               0               0               0               0               0
-----------------------------------------------------------------------------------------------------------------------------------

Balance, April 30, 1998                   6,000,000           6,000               0               0          91,834               0
Common stock issued
  For subscriptions                       1,000,000           1,000               0               0         606,005               0
  For resource properties                   200,000             200               0               0         137,131               0
Share issue costs                                 0               0               0               0         (15,586)              0
Net loss                                          0               0               0               0               0               0
Common stock returned to
  treasury for cancellation                (922,500)           (922)              0               0        (554,700)              0
-----------------------------------------------------------------------------------------------------------------------------------

Balance April 30, 1999                    6,277,500           6,278               0               0         264,684               0
Common stock issued for cash                600,000             600               0               0         299,400               0
Common stock issued for finder's fee         50,000              50               0               0          24,950               0
Treasury stock (note 9)                           0               0         (23,000)            (23)        (15,189)              0
Share issue costs                                 0               0               0               0         (25,000)              0
Net loss                                          0               0               0               0               0               0
-----------------------------------------------------------------------------------------------------------------------------------

Balance, April 30, 2000                   6,927,500           6,928         (23,000)            (23)        548,845               0
Common stock issued for
  financial services                        120,000             120               0               0          59,880               0
Other comprehensive income                        0               0               0               0               0               0
Net loss                                          0               0               0               0               0               0
-----------------------------------------------------------------------------------------------------------------------------------

Balance, April 30, 2001                   7,047,500    $      7,048         (23,000)   $        (23)   $    608,725    $          0
===================================================================================================================================

---------------------------------------------------------------------------------------
                                                            Deficit
                                                          Accumulated        Total
                                              Other        During the     Stockholders'
                                          Comprehensive    Exploration       Equity
                                              Income          Stage       (Deficiency)
---------------------------------------------------------------------------------------
Common stock issued on
  inception for assets                     $          0   $          0    $     97,834
Net loss                                              0           (700)           (700)
---------------------------------------------------------------------------------------

Balance, April 30, 1998                               0           (700)         97,134
Common stock issued
  For subscriptions                                   0              0         607,005
  For resource properties                             0              0         137,331
Share issue costs                                     0              0         (15,586)
Net loss                                              0       (210,736)       (210,736)
Common stock returned to
  treasury for cancellation                           0              0        (555,622)
---------------------------------------------------------------------------------------

Balance April 30, 1999                                0       (211,436)         59,526
Common stock issued for cash                          0              0         300,000
Common stock issued for finder's fee                  0              0          25,000
Treasury stock (note 9)                               0              0         (15,212)
Share issue costs                                     0              0         (25,000)
Net loss                                              0       (319,714)       (319,714)
---------------------------------------------------------------------------------------

Balance, April 30, 2000                               0       (531,150)         24,600
Common stock issued for
  financial services                                  0              0          60,000
Other comprehensive income                        3,534              0           3,534
Net loss                                              0       (136,856)       (136,856)
---------------------------------------------------------------------------------------

Balance, April 30, 2001                    $      3,534   $   (668,006)   $    (48,722)
=======================================================================================

See notes to consolidated financial statements.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
          Consolidated Statements of Stockholders' Equity (Deficiency)
                           Years Ended April 30, 2005
                                 (U.S. Dollars)

=========================================================================================================================
                                                                                                            Additional
                                                     Common Stock                  Treasury Stock            Paid-in
                                                 Shares       Par Value         Shares       Par Value       Capital
-------------------------------------------------------------------------------------------------------------------------
Balance, April 30, 2001                         7,047,500   $      7,048        (23,000)   $        (23)   $    608,725
Common stock issued for cash                      987,000            987              0               0         220,113
Subscriptions received                                  0              0              0               0               0
Stock option compensation  expense                      0              0              0               0          77,600
Other comprehensive income                              0              0              0               0               0
Common stock deemed to be  issued               3,950,000          3,950              0               0         193,550
Warrants granted on purchase                            0              0              0               0          50,000
Net loss                                                0              0              0               0               0
-------------------------------------------------------------------------------------------------------------------------
Balance, April 30, 2002                        11,984,500         11,985        (23,000)            (23)      1,149,988
Common stock issued for cash
  and settlement of debt                        2,300,000          2,300              0               0         299,700
Subscriptions received                                  0              0              0               0               0
Stock option compensation  expense                      0              0              0               0          76,124
Other comprehensive income  (loss)                      0              0              0               0               0
Net loss                                                0              0              0               0               0
-------------------------------------------------------------------------------------------------------------------------
Balance, April 30, 2003                        14,284,500         14,285        (23,000)            (23)      1,525,812
Common stock issued
  For settlement of debt                        1,037,638          1,037              0               0         102,727
  For cash                                      3,750,000          3,750              0               0         529,950
  For service                                   1,620,100          1,620              0               0         207,320
  For property                                     92,600             93              0               0          36,021
Stock option compensation expenses                      0              0              0               0          89,340
Beneficial conversion feature of
  convertible debenture and
  warrants (note 17)                                    0              0              0               0         464,598
Other comprehensive income (loss)                       0              0              0               0               0
Net loss                                                0              0              0               0               0
-------------------------------------------------------------------------------------------------------------------------

Balance, April 30, 2004                        20,784,838   $     20,785        (23,000)   $        (23)   $  2,955,768
=========================================================================================================================

============================================================================================================
                                                                                Deficit
                                                                 Other        Accumulated         Total
                                                             Comprehensive     During the      Stockholders'
                                              Subscriptions      Income        Exploration        Equity
                                                 Received        (Loss)           Stage        (Deficiency)
------------------------------------------------------------------------------------------------------------
Balance, April 30, 2001                        $          0    $      3,534    $   (668,006)   $    (48,722)
Common stock issued for cash                              0               0               0         221,100
Subscriptions received                              112,500               0               0         112,500
Stock option compensation  expense                        0               0               0          77,600
Other comprehensive income                                0             256               0             256
Common stock deemed to be  issued                         0               0               0         197,500
Warrants granted on purchase                              0               0               0          50,000
Net loss                                                  0               0        (352,708)       (352,708)
------------------------------------------------------------------------------------------------------------
Balance, April 30, 2002                             112,500           3,790      (1,020,714)        257,526
Common stock issued for cash
  and settlement of debt                                  0               0               0         302,000
Subscriptions received                             (112,500)              0               0        (112,500)
Stock option compensation  expense                        0               0               0          76,124
Other comprehensive income  (loss)                        0         (79,340)              0         (79,340)
Net loss                                                  0               0      (2,289,124)     (2,289,124)
------------------------------------------------------------------------------------------------------------
Balance, April 30, 2003                                   0         (75,550)     (3,309,838)     (1,845,314)
Common stock issued
  For settlement of debt                                  0               0               0         103,764
  For cash                                                0               0               0         533,700
  For service                                             0               0               0         208,940
  For property                                            0               0               0          36,114
Stock option compensation expenses                        0               0               0          89,340
Beneficial conversion feature of
  convertible debenture and warrants (note 17)            0               0               0         464,598
Other comprehensive income (loss)                         0         (37,014)              0         (37,014)
Net loss                                                  0               0      (1,581,054)     (1,581,054)
------------------------------------------------------------------------------------------------------------

Balance, April 30, 2004                        $          0    $   (112,564)   $ (4,890,892)   $ (2,026,926)
============================================================================================================

See notes to consolidated financial statements.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
          Consolidated Statements of Stockholders' Equity (Deficiency)
                           Years Ended April 30, 2005
                                 (U.S. Dollars)

===================================================================================================================================
                                                                                                        Additional
                                                  Common Stock                   Treasury Stock           Paid-in     Subscriptions
                                             Shares       Par Value         Shares       Par Value        Capital       Received
-----------------------------------------------------------------------------------------------------------------------------------
Balance, April 30, 2004                    20,784,838   $     20,785        (23,000)   $        (23)   $  2,955,768   $          0
Common stock issued
  For settlement of debt                   16,607,161         16,607              0               0       3,752,292              0
  For cash                                  3,801,972          3,802              0               0         998,555              0
  For services                              4,436,566          4,437              0               0       1,245,290              0
  For property (Note 6)                    12,778,124         12,778              0               0       2,855,441              0
Stock option compensation expense
  (Note 4)                                          0              0              0               0          68,552              0
Beneficial conversion feature of
  convertible debentures and  warrants
  (Note 6(e), 8 and 17)                             0              0              0               0       1,959,557              0
Other comprehensive income (loss)                   0              0              0               0               0        (53,270)
Net loss                                            0              0              0               0               0              0
-----------------------------------------------------------------------------------------------------------------------------------

Balance April 30,2005                      58,408,661   $     58,409        (23,000)   $        (23)   $ 13,835,455   $          0
===================================================================================================================================

========================================================================================
                                                             Deficit
                                              Other        Accumulated        Total
                                           Comprehensive    During the     Stockholders'
                                              Income        Exploration       Equity
                                              (Loss)           Stage       (Deficiency)
----------------------------------------------------------------------------------------
Balance, April 30, 2004                    $   (112,564)   $ (4,890,892)   $ (2,026,926)
Common stock issued
  For settlement of debt                              0               0       3,768,899
  For cash                                            0               0       1,002,357
  For services                                        0               0       1,249,727
  For property (Note 6)                               0               0       2,868,219
Stock option compensation expense
  (Note 4)                                            0               0          68,552
Beneficial conversion feature of
  convertible debentures and  warrants
  (Note 6(e), 8 and 17)                               0               0       1,959,557
Other comprehensive income (loss)                     0
Net loss                                     (5,109,073)     (5,109,073)
----------------------------------------------------------------------------------------

Balance April 30,2005                      $   (165,834)   $ (9,999,965)   $  3,728,042
========================================================================================

See notes to consolidated financial statements.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                           (Exploration Stage Company)
                      Consolidated Statements of Cash Flows
                                 (U.S. Dollars)

==================================================================================================================
                                                                                                    From Inception
                                                                                                           on
                                                              Year Ended April 30,                   April 3, 1998
                                                      2005             2004             2003         Through April
                                                                                                        30, 2005
------------------------------------------------------------------------------------------------------------------
Operating Activities
  Net loss                                        $(5,109,073)     $(1,581,054)     $(2,289,124)     $(9,999,965)
  Non cash adjustments to net loss
      Compensation expense                             68,552           89,340           76,124          311,616
      Consulting expenses satisfied by shares       1,161,060          196,940                0        1,418,000
      Exploration costs acquired for shares            88,667                0                0          225,998
      Equity loss from investment                           0                0                0           19,713
      Non-cash financing expense                    1,959,557          464,598                0        2,424,155
       Write-off of exploration property                    0                0          822,218          856,359
     Write down of licence                            106,507                0                0          106,507
     Income Tax Recovery                              (39,385)               0                0          (39,385)
     Minority Interest                                (95,486)               0                0          (95,486)
Changes In Non-Cash Working Capital
  Accounts receivable                                (166,892)         (14,168)            (279)        (187,610)
  Accounts payable                                  1,387,136          108,474          934,040        2,544,380
------------------------------------------------------------------------------------------------------------------
Cash Used in Operating Activities                    (639,357)        (735,870)        (456,621)      (2,415,718)
------------------------------------------------------------------------------------------------------------------
Investing Activities
  Earth Energy Licence                                      0         (106,508)               0         (106,508)
  Property acquisition                             (2,786,789)         (82,341)         (75,048)      (3,810,529)
  Investment in Energy 51 Inc.                       (157,491)        (152,800)               0         (310,291)
------------------------------------------------------------------------------------------------------------------
Cash Used in Investing Activities                  (2,944,280)        (341,649)         (75,048)      (4,227,328)
------------------------------------------------------------------------------------------------------------------
Financing Activities
  Issuance of shares for cash                       1,002,357          533,700          302,000        2,408,393
  Common stock returned to treasury                         0                0                0          (15,212)
  Convertible debentures                            2,503,748        1,020,375                0        3,524,123
  Advances from Uranium Holdings Corporation                                 0          (16,856)               0
  Advances from (to) related parties                   25,382         (127,084)         321,435          664,689
  Future Income Taxes                                 181,979                0                0          181,979
  Minority Interest                                   543,710                0                0          543,710
  Subscriptions received                                    0                0         (112,500)               0
------------------------------------------------------------------------------------------------------------------
Cash Provided by Financing Activities               4,257,176        1,426,155          494,915        7,307,681
------------------------------------------------------------------------------------------------------------------
Inflow (Outflow) of Cash                              673,539          348,636          (37,154)         664,635
Cash, Beginning of Period                             348,636                0           37,154                0
------------------------------------------------------------------------------------------------------------------
Cash, End of Period                               $ 1,022,175      $   348,636      $         0      $   664,635
==================================================================================================================
Non-Cash Financing Activities
  Common stock issued for properties              $ 2,868,219      $    36,114      $         0      $ 3,336,998
  Warrants granted on purchase of properties      $         0      $         0      $         0      $    50,000
  Common stock issued for services                $ 1,249,727      $   196,940      $         0      $ 1,531,667
  Common stock issued for debt                    $ 3,768,899      $         0      $         0      $ 3,768,899
==================================================================================================================

See notes to consolidated financial statements.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

1.    ORGANIZATION AND NATURE OF BUSINESS

      The Company was incorporated as Uranium Power Corporation on April 3, 1998 under the laws of the State of Colorado and on November 2, 2004 changed its name to CanWest Petroleum Corporation (the "Company"). The Company is in the exploration stage as defined in statement No. 7 of the Financial Accounting Standards Board. The principal business activity is the exploration and development of natural resource properties principally in Canada.

      These consolidated financial statements include the accounts of the Company and the following:

            - its wholly owned subsidiary, Anhydride Petroleum (USA), Inc. ("Anhydride USA") and Anhydride USA's wholly owned subsidiary Anhydride Petroleum (Canada) Inc. ("Anhydride Canada") both acquired April 30, 2002;

            - Oilsands Quest Inc. ("OQI") in which the Company held a 64.89% interest (note 6(e)); and

            - Western Petrochemicals Corp. ("Western Petrochemicals") that the Company holds a 97.53% interest (note 3).

      All intercompany transactions have been eliminated.

      Subsequent to April 30, 2005, the Company acquired 100% of Township Petroleum Corporation, which has been inactive since incorporation.

2.    GOING CONCERN

      These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America on a going-concern basis. This presumes funds will be available to finance on-going development, operations and capital expenditures and the realization of assets and the payment of liabilities in the normal course of operations for the foreseeable future. Management intends to raise additional capital through share issuances to finance operations and invest in other business opportunities.

      The Company has a working capital deficit of $1,765,711 (2004 - $2,405,505), minimal other capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies.

      Included in accounts payable is $689,066 (2004 - $692,420) payable by Anhydride Canada. Certain of the creditors of Anhydride Canada have threatened receivership proceedings against Anhydride Canada unless they are paid in full. Anhydride Canada does not have the resources to meet these demands and the Company has determined that it will not commit resources to Anhydride Canada or defend such action should the creditors take it. To date no formal action has been taken by the Anhydride Canada creditors.

      The outcome of the above matters cannot be predicted. These financial statements do not give effect to any adjustments to the amounts and classification of assets and liabilities which might be necessary should the Company be unable to continue as a going concern.

      These factors raise substantial doubt about the Company's ability to continue as a going-concern which is dependent on the Company's ability to obtain and maintain an appropriate level of financing on a timely basis and to achieve sufficient cash flows to cover obligations and expenses.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

3.    ACQUISITION OF WESTERN PETROCHEMICALS

      On April 21, 2005 the Company issued 10,728,124 common shares for a 97.53% interest in Western Petrochemicals Corp., which holds the permits to the Pasquia Hills, Oil Shale Project (note 6(d)). At the time the shares were issued Western Petrochemicals liabilities exceeded its assets by $926,200 and this along with $2,209,219 for the common shares issued has been recorded as Pasquia Hills property acquisition costs.

4.    SIGNIFICANT ACCOUNTING POLICIES

      (a)   Exploration stage expenditures

            The Company expenses all expenditures for exploration of properties as they are incurred where the properties do not have proven mineral reserves.

      (b)   Investments

            Investments in Uranium Holdings Corporation and Energy 51 Inc. are accounted for by the cost method whereby the original cost of the investment is not adjusted unless there is a permanent decline in value or the asset is disposed of.

      (c)   Foreign currency translation

            The Company's operations and activities are conducted principally in Canada, hence the Canadian dollar is the functional currency which is translated into U.S. dollars for reporting purposes as follows:

            (i) Monetary assets and liabilities at the rate of exchange in effect as at the balance sheet date;

            (ii) Non-monetary assets and liabilities at the exchange rates prevailing at the time of the acquisition of the assets or assumption of the liabilities; and,

            (iii) Revenues and expenditures at the average rate of exchange for the year.

            Gains and losses arising from this translation of foreign currency are included in other comprehensive income (loss) as a separate component of stockholders' equity (deficiency).

      (d)   Comprehensive loss

            Comprehensive loss is comprised of net loss and other comprehensive income (loss) arising from foreign currency translation.

      (e)   Loss per share

            Loss per share calculations are based on the weighted average number of shares outstanding during the period. Diluted loss per share has not been presented separately as the outstanding warrants are anti-dilutive for each of the periods presented.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

4.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

      (f)   Use of estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

      (g)   Income taxes

            Income taxes are calculated using the liability method of accounting. Temporary differences arising from the difference between the tax basis of an asset or liability and its carrying amount on the balance sheet are used to calculate deferred income tax liabilities or assets. These standards required that the deferred income tax asset and liabilities be measured using tax rates and laws that are expected to apply when the temporary differences are expected to reverse.

      (h)   Stock-based compensation

            Also, subsequent to April 30, 2005, the Company applies the intrinsic value method of accounting as prescribed by APB Opinion No. 25 "Accounting for Stock Issued to Employees" and related interpretations, in accounting for options granted to employees. As such, compensation expense is recorded on the date of the grant when the market price of the underlying stock exceeds the exercise price. SFAS 123 "Accounting for Stock-based Compensation" establishes accounting and disclosure requirements using the fair value-based method of accounting for stock-based compensation plans. As allowed by SFAS 123, the Company elected to continue to apply the intrinsic value-based method of accounting described above and has adopted the disclosure requirements of SFAS 123, as amended by SFAS 148 effective May 1, 2003.

            The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock options granted to employees, and accordingly, compensation expense of $Nil (2004 - $Nil) was recognized as compensation expense. Had compensation expense been determined as provided in SFAS 123 using the Black-Scholes option-pricing model, the pro-forma effect on the Company's net loss and per share amounts would have been as follows:

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

4.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

      (h)   Stock-based compensation (Continued)

            ===========================================================================================
                                                            2005             2004              2003
            -------------------------------------------------------------------------------------------
            Net loss, as reported                      $  (5,109,073)   $  (1,581,054)   $  (2,289,124)
            Deduct:
              Total stock-based compensation
                expense determined under value under
                based method awards, net of
                related tax effects                          (16,420)        (127,886)        (137,175)
            -------------------------------------------------------------------------------------------

            Net loss, pro-forma                        $  (5,125,493)   $  (1,708,940)   $  (2,426,299)
            ===========================================================================================
            Net loss per share, as reported            $       (0.16)   $       (0.09)   $       (0.18)
            Add:
                Stock-based expense determined
                under fair value based method
                awards, net of related tax effects             (0.00)           (0.00)           (0.01)
            -------------------------------------------------------------------------------------------

            Net loss per share, pro-forma              $       (0.16)   $       (0.09)   $       (0.19)
            ===========================================================================================

            During the year ended April 30, 2005, 2,899,900 options were granted to consultants. These options were accounted for using the Black-Scholes option-pricing model, which resulted in consulting expenses totalling $68,552 (2004 - $89,340; 2003 - $76,124).

            The fair value of each option grant is calculated using the following weighted average assumption:

            ===================================================================
                                            2005            2004          2003
            -------------------------------------------------------------------

            Expected life (years)              5               1             2
            Interest rate                  3.98%            2.5%         3.00%
            Volatility                   146.12%          84.01%        70.86%
            Dividend yield                 0.00%           0.00%         0.00%
            ===================================================================

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

4.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

      (i)   Recent accounting pronouncements (Continued)

      i) FIN 46(R), Consolidation of Variable Interest Entities, applies at different dates to different types of enterprises and entities, and special provisions apply to enterprises that have fully or partially applied Interpretation 46 prior to issuance of Interpretation 46(R). Application of Interpretation 46 or Interpretation 46 (R) is required in financial statements of public entities that have public interests in variable interest entities or potential variable interest entities commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities (other than small business issuers) for all other types of entities is required in financial statements for periods ending after March 15, 2004. Application by small business issuers to entities other than special-purpose entities and by non-public entities is required at various dates in 2004 and 2005. There is no impact on the Company's financial statements.

      ii) In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Nonmonetary Assets." The statement is an amendment of APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

      iii) In December 2004, FASB issued a revision to Statement No. 123, Accounting for Stock-Based Compensation which supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. The revised SFAS 123 eliminates the alternative to use Opinion 25's intrinsic value method of accounting and instead, requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards. Furthermore, public entities are required to measure liabilities incurred to employees in share-based payment transactions at fair value as well as estimate the number of instruments for which the requisite service is expected to be rendered. Any incremental compensation cost for a modification of the terms or conditions of an award is measured by comparing the fair values before and after the modification. For public entities that file as small business issuers, the effective date of the revised Statement is as of the beginning of the next fiscal year that begins after December 15, 2005. The Company currently uses the intrinsic value method.

5.    FINANCIAL INSTRUMENTS

      (i) The carrying value of cash, accounts receivable, exploration advances and deposits, accounts payable, convertible debentures and due to related parties approximate their fair value because of the short maturity of these financial instruments.

      (ii)  Interest rate risk

            The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities.

      (iii) Translation risk

            The Company is exposed to foreign currency fluctuations to the extent expenditures incurred by the Company are not denominated in U.S. dollars.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

6.    PROPERTIES

                                   Hocking Lake                      Firebag, Sask.
                                    and Henday       Pasquia Hills     Tar Sands
                                  Lake Properties  Oil Shale Project    Project
                                    (note6(a))         (note 6(d))     (note6(e))           Total
      -----------------------------------------------------------------------------------------------
      Balance April 30, 2003      $           1     $           0     $           0     $           1
      Acquisition of property                 0           118,455                 0           118,455
      -----------------------------------------------------------------------------------------------
      Balance April 30, 2004                  1           118,455                 0           118,456
      Acquisition of property                 0         2,936,637         2,718,311         5,655,008
      ===============================================================================================

      Balance April 30, 2005      $           1     $   3,055,152     $   2,718,311     $   5,773,464
      ===============================================================================================

      (a)   Hocking Lake and Henday Lake Properties

            By agreement dated April 13, 1998, the Company acquired all the assets of Athabasca Uranium Syndicate (a British Columbia, Canada syndicate) which consisted of cash and the Hocking Lake Property and Henday Lake Property. These properties were acquired in 1997 by the syndicate for $59,459 (CDN - $82,270) being the sellers' historical cost as the sellers were the controlling stockholders.

            Consideration given to the members of the syndicate was 6,000,000 common stock of the Company at a par value of $0.001 each. The cost of the assets acquired totalled $97,834.

            The Henday Lake Property was transferred to Uranium Holdings Corporation in December 2000 (note 6(b)). As of April 30, 2002 all claims related to the Hocking Lake Property had lapsed.

      (b)   Uranium Holdings Corporation

            Pursuant to a letter of intent dated December 1, 2000 with one of its stockholders, the Company transferred all its rights to the Henday Lake Property to a newly formed company, Uranium Holdings Corporation ("UHC"), a Nevada Corporation, in exchange for $131,183 (CDN - $199,713) to be spent on the Henday Lake Property and 20% of the equity of UHC.

            As part of the agreement, the Company executed a note in favour of UHC for $38,005 (CDN - $58,376). The note is non-interest bearing and payable on demand upon the closure of the sale of controlling interest in the Company to a third party, or at such time as the Company acquires funds from another source. During the year ended April 30, 2003, the Company repaid the loan in full.

            The Company will continue to hold a 20% interest in the claims transferred to UHC regardless of the equity issued subsequent to the incorporation of UHC. The Company shall have a carried interest in the claims until such time as a total of $163,334 (CDN - $250,000) inclusive of the $94,080 (CDN - $144,000) required for the first work program has been expended. Subsequent to such expenditure, the Company shall retain the right to participate on the same basis as the investors in future expenditure programs on a pro-rata basis. Should the Company not provide the requested funds within 30 days of written demand, the Company's 20% interest shall be reduced in such manner as may reasonably be negotiated between the parties. As of April 30, 2005, $496,619 (2004 - $475,584) had been spent on the property. During the year ended April 30, 2005, the Company expended $4,207 (2004 - $59,525) to maintain its 20% interest in the claims.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

6. PROPERTIES (Continued)

  (c) Athabaska Oil Prospect

      (a) During the year ended April 30, 2002, the Company signed an Option Agreement with October Sun to purchase all the issued and outstanding shares in the capital stock of Anhydride Canada owned by October Sun. Anhydride Canada owns certain petroleum and natural gas parcels and rights in the Province of Alberta, Canada. Consideration was as follows:

            (i)   cash of $75,000;

            (ii) transferable share purchase warrants for 1,000,000 shares of common stock of the Company exercisable at $0.01 per share on or before July 25, 2003 to third parties;

            (iii) commit to pay all costs to a maximum of $60,000 for completion or abandonment of an existing well that Anhydride Canada had the rights to explore; and

            (iv) issue to third parties, options entitling them to purchase 500,000 shares of common stock of the Company, at $0.27 per share, on or before August 21, 2006.

      (b)   The Company completed the following to exercise the option:

            (i) delivered $100,000 by way of demand promissory note to October Sun;

            (ii) assumed the obligations of Anhydride Canada of a promissory note of $192,700 (CDN - $300,000) and a bonus of $64,230 (CDN
                  - $100,000) to the lenders (this obligation has been paid off in full);

            (iii) 3,950,000 shares at $0.001 per share were issued to the private company or assigns; and

            (iv) granted October Sun a transferable warrant to subscribe for 500,000 shares of common stock at $0.01 per share for a one year period following the successful test of the initial well. This warrant was cancelled and replaced by one for 600,000 shares of common stock on similar terms to a third party (note
                  8).

      The acquisition of the Athabaska Oil Prospect was accomplished through the consummation of a reverse triangular merger completed April 30, 2002.

      During the year ended April 30, 2003, the Company re-entered an oil well and a total of $1,650,298 was spent in exploration costs to test and deepen it. Of this amount $846,507 was contributed by working interest holders, see Farmout Agreements (note 14), and this amount has been deducted from the total exploration costs leaving net exploration costs of $803,791 being charged to operations. The result of the exploration was that no economic quantities of hydrocarbons were discovered and as a result the property was written off during the year ended April 30, 2003.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

6.    PROPERTIES (Continued)

  (d) Pasquia Hills, Oil Shale Project

      During the year ended April 30, 2004, the Company acquired the right to acquire a 60% joint venture interest in the Pasquia Hills oil shale project, covering approximately 700,000 acres located in the Pasquia Hills area of Saskatchewan, from Western Petrochemicals. Pursuant to the agreement the Company has made a payment of $26,090 to Western Petrochemicals and has paid certain other costs on Western Petrochemicals behalf which have been included in property acquisition costs. The Company also acquired the rights to a farm-in agreement on the Pasquia Hills land from a non-related company for 92,000 shares of common stock, with a cost of $36,114, and a cash payment of $29,923.

      On April 21, 2005 the Company issued 10,728,124 common shares for a 97.53% interest in Western Petrochemicals Corp., which holds the permits to the Pasquia Hills, Oil Shale Project. At the time the shares were issued Western Petrochemicals liabilities exceeded its assets by $926,200 and this along with $2,209,219 for the common shares issued has been recorded as Pasquia Hills property acquisition costs.

  (e) Firebag, Sask., Tar Sands Project

      During the year ended April 30, 2005 the Company acquired a 49% interest in the Firebag, Saskatchewan prospect that covers approximately 2,000 square miles in northwestern Saskatchewan along the Alberta border. The prospective lands host Fort McMurray and Wabiskaw Palo channel zones containing Athabasca Oil Sands. This interest was acquired for $769,125 ($1 million CDN), 50,000 common shares with a deemed value of $19,000 and a 2.5% gross overriding royalty.

      The Company had another agreement to purchase the remaining 51% interest through the indirect purchase of 100% of the issued and outstanding shares of American Oilsands Company Inc., a private Alberta, Canada, company, for $1,202,131 ($1,500,000 CDN), 2 million common shares and $0.11 per barrel in royalties. Included in property costs for the year ended April 30, 2005 is non-refundable payment of $437,962 ($550,000 CND) that the Company made towards this purchase and $640,000 related to the issuance of the 2 million common shares by the Company.

      The 49% interest in the Firebag Saskatchewan prospect is held by the Company's subsidiary OQI. The Company, acquired OQI on September 24, 2004 and held all 100 of the issued and outstanding shares. In order to finance the purchase OQI borrowed $794,534 ($1 million CDN) from the Company by way of a convertible note. This convertible note is due September 29, 2008, bears interest at 3% and is convertible into common shares of OQI at $1.06 ($1.30 CND) per share.

      In order to secure management, raise funds for the exploration of the project and the payment required for the remaining 51% of the project OQI issued 3 million OQI shares to OQI management and 6,999,900 OQI shares to the Company all at $.001 per share.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

6.    PROPERTIES (Continued)

  (e) Firebag, Sask., Tar Sands Project (Continued)

      Additional private placements by OQI during the year ended April 30, 2005 were as follows:

            - Raised by way of a private placement $166,852 through the sale of 420,000 common shares;

            - OQI issued 315,000 common shares, pursuant to which income tax deductions pertaining to exploration equal to the proceeds are claimable by the investors ("Flow-through Common Shares"), for proceeds of $500,556 ($630,000 CND) and 5,875 warrants to finders in relation to the sale of these shares whereby each warrant may be converted into one common share at $1.59 ($2.00
                  CND) until June 30, 2006; and

            - OQI issued 15,000 common shares and 37,500 Flow-through Common Shares for proceeds of $78,659 ($99,000 CND), 375 warrants to finders in relation to the sale of these shares whereby each warrant may be converted into one common share at $1.28 ($1.60
                  CND) until October 1, 2006 and 625 warrants to finders in relation to the sale of these shares whereby each warrant may be converted into one common share at $1.59 ($2.00 CND) until October 1, 2006.

      OQI also issued $876,073 ($1,100,000 CDN) 3% unsecured convertible debentures which mature as to $238,929 ($300,000 CDN) on February 28, 2008, $79,643 ($100,000 CDN) on April 1, 2008 and $557,501 ($700,000 CDN)
      on April 15, 2008. The notes are convertible into common shares of OQI at a rate of $0.99 ($1.25 CDN) for one year following their issuance and then at $1.27 ($1.60 CND) per share until maturity. In conjunction with this offering OQI also issued 343,750 warrants to purchase that same number of common shares at a price of $1.27 ($1.60 CND) until the earlier of i) the Company being listed for trading on a recognized stock exchange or ii) the maturity date.

      In conjunction with the above noted convertible debentures and warrant issuances the Company incurred $372,421 in non-cash financing expense.

      OQI issued 300,000 options to acquire that same number of shares at $0.40 ($0.50 CND) until November 12, 2009, subject to a vesting period of one year.

      From the proceeds of the share issuances and convertible debentures OQI made non-refundable property payments of $406,629 ($500,000 CND) towards the purchase of the remaining 51% of the project leaving a commitment to pay $357,540 ($450,000 CND) as at April 30, 2005.

      OQI reached agreement with its President and Chief Financial Officer whereby, subject to certain conditions, they each have agreed to provide their services to OQI in return for $66,741 ($84,000 CND) per year until certain business targets are met and thereafter at $139,043 ($175,000 CND) per year which, subsequent to April 30, 2005 have been met. These agreements also contain termination clauses whereby OQI has agreed to pay the officers, subject to certain conditions, an amount of up to one and one-half times their annual pay should they be terminated for reasons other than cause.

      The Company has the right of first offer on future financings.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

6.    PROPERTIES (Continued)

  (e) Firebag, Sask., Tar Sands Project (continued)

      As at April 30, 2005 the Company held 7,000,000 common shares, representing 64.89% of the issued and outstanding shares of OQI. The non-controlling shareholders 35.11% interest in OQI represented $448,224 of its net assets.

      Subsequent to April 30,2005, OQI completed the purchase of the remaining 51% interest in the property by paying $357,540 ($450,000 CND). OQI now has a 100% interest in the property, subject to the above noted royalties.

      OQI issued 1,524,875 Flow-through Common Shares and 767,628 units under a private placement for gross proceeds of $3,490,464 ($4,393,099 CND). Each unit consisted of one common share and warrant entitling the holder to acquire one common share at $1.59 ($2.00 CND). These warrants expire as to 717,628 warrants on May 31, 2007 and 50,000 warrants on June 15, 2007. In conjunction with this financing OQI also issued agents warrants whereby the agent may acquire up to 146,475 common shares and 14,000 common shares both at $1.39 ($1.75 CND) until May 31, 2008 and June 15, 2008 respectively and 146,475 common shares and 14,000 common shares both at $1.59 ($2.00 CND) until May 31, 2008 and June 15, 2008 respectively.

      Also subsequent to April 30, 2005, the Company agreed to convert the non-refundable payment of $437,962 ($550,000 CND) that the Company made towards the purchase of the 51% interest in the property into 297,688 common shares and a warrant to acquire up to an additional 647,688 common shares at $1.59 ($2.00 CND) until June 13, 2007.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

7.    STOCK OPTIONS

      The Company had outstanding options to purchase that same number of common shares as follows:

      ========================================================================
                            Exercise                    April 30,
      Expiry Date            Price           2005         2004           2003
      ------------------------------------------------------------------------

      April 15, 2004       $    0.25             0             0       100,000
      April 25, 2004       $    0.12             0             0       410,000
      October 15, 2004     $    0.17             0       600,000             0
      January 27, 2005     $    0.30             0       100,000             0
      May 6, 2005          $    0.25             0             0       400,000
      May 15, 2005         $    0.25       225,000       455,000       455,000
      February 2, 2006     $    0.30       100,000             0             0
      August 21, 2006      $    0.27       850,000     1,050,000     1,050,000
      ------------------------------------------------------------------------
                                         1,175,000     2,205,000     2,415,000
      ========================================================================

      The following table summarizes the Company's stock option activity:

      ====================================================================================
                                                                                 Weighted
                                                                                  Average
                                            Number            Exercise           Exercise
                                          of Options            Price              Price
      ------------------------------------------------------------------------------------
      Balance, April 30, 2002             1,200,000       $ 0.27 to $ 0.50        $ 0.30
      Granted during year                 3,310,000       $ 0.12 to $ 0.27        $ 0.24
      Cancelled                            (810,000)      $ 0.25 to $ 0.27        $ 0.22
      Exercised                          (1,135,000)      $ 0.11 to $ 0.20        $ 0.16
      Expired                              (150,000)           $ 0.27             $ 0.27
      ------------------------------------------------------------------------------------
      Balance, April 30, 2003             2,415,000       $ 0.12 to 0.27          $ 0.24
      Granted during year                 6,050,100       $ 0.06 to $ 0.45        $ 0.14
      Cancelled                            (400,000)           $ 0.25             $ 0.25
      Exercised                          (5,760,100)      $ 0.06 to $ 0.45        $ 0.13
      Expired                              (100,000)           $ 0.25             $ 0.25
      ------------------------------------------------------------------------------------
      Balance, April 30, 2004             2,205,000            $ 0.24             $ 0.24
      Granted during year                 2,749,900       $0.30 to $0.48          $ 0.37
      Exercised                          (3,649,900)      $0.17 to $0.48          $ 0.33
      Expired                              (130,000)      $0.25 to $0.30          $ 0.29
      ------------------------------------------------------------------------------------
      Balance, April 30, 2005             1,175,000       $0.25 to $0.30          $ 0.27
      ====================================================================================

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

7.    STOCK OPTION PLAN (Continued)

      During the year ended April 30, 2000, the Company adopted an incentive and a non-statutory stock option plan. As of April 30, 2003 and April 30, 2004 the Company had options outstanding to acquire 1,050,000 shares of common stock under the 2000 plan at $0.27 per share until August 21, 2006. During the year ended April 30, 2005, 200,000 of the option under this plan were exercised. There remain 850,000 options outstanding under this plan and no additional options are available to be issued under this plan.

      The Company also issued an option, not under a plan, to a consultant to acquire up to 150,000 common shares at $0.27 per share until March 31, 2003, which expired unexercised during the year ended April 30, 2003.

      During the year ended April 30, 2003, the Company adopted a 2002 Stock Option Plan (the "2002 Plan") which as at April 30, 2003 had outstanding options to acquire up to 1,365,000 shares of common stock, which were to expire as to 100,000 at $0.25 per share on April 15, 2004, 410,000 at $0.12 on April 25, 2004, 230,000 at $0.25 per share on May 15, 2004,
      400,000 on May 6, 2005 and 225,000 at $0.25 on May 15, 2005. During the
      year ended April 30, 2004 the Company cancelled 400,000 options at $0.25 per share, which expired on May 6, 2005 and reissued them at $0.11 per share until June 28, 2004. Also during this period 810,000 options were exercised as to 410,000 options at $0.12 per share with an expiry date of April 25, 2004 and 400,000 options at $0.11 per share with an expiry date of June 28, 2004. On April 15, 2004, 100,000 options expired unexercised. During the year ended April 30, 2005, 30,000 options at $0.25 per share expired unexercised as at May 15, 2004 and 200,000 options at $0.25 were exercised. As at April 30,2005 under the 2002 Plan 225,000 options at $0.25 expiring May 15, 2005 remained outstanding. Subsequent to April 30, 2005 the 225,000 options at $0.25 expiring May 15, 2005 expired unexercised and were replaced by 225,000 options at $0.36 expiring November 1, 2006. Due to the expiry of options 30,000 options remain available for issuance under this plan.

      On June 20, 2003, the Company adopted the 2003 Stock Option Plan (the "2003 Plan"), whereby 2,500,000 shares of common stock may be optioned. The 2003 Plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. During the year ended April 30, 2004 the Company issued a total of 2,500,000 options to acquire that same number of common shares. These options were issued as to 1,050,000 options at a deemed price of $0.10 per share for services, 400,000 options at $0.12 per share until June 25, 2004, 500,000 options at $0.06 per share until July 31, 2004, 300,000 options at $0.09 per share until August 15, 2004 and 250,000 options at $0.10 per share until August 18, 2004. All the options were exercised during the year ended April 30, 2005 and no additional options may be granted under the 2003 Plan.

      On September 18, 2003, the Company adopted the 2003b Incentive Stock Option Plan (the "2003b Plan"), whereby 2,500,000 shares of common stock may be optioned. The stock option plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. During the year ended April 30, 2004 the Company issued a total of 2,450,100 options to acquire that same number of common shares. These options were issued as to 650,000 options at a deemed price of $0.10 per share for services, 490,000 options at a deemed price of $0.17 per share for services, 170,000 options at $0.23 per share until September 19, 2004, 520,000 options at $0.17 per share until October 3, 2004, 100,000 options at $0.20 per share until October 10, 2004, 100,000 shares at $0.21 per share until November 12, 2004, 200,000

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

7.    STOCK OPTION PLAN (Continued)

      shares at $0.45 per share until November 20, 2004, 100 options at a deemed price of $0.40 per share for services, 20,000 options at a deemed price of $0.33 per share for services and 200,000 options at $0.10 per share expiring October 15, 2004. During the year ended April 30, 2005 the Company issued the remaining 49,900 options for services at a deemed price of $0.40 per share. No options remain outstanding or available under this plan.

      On October 15, 2003, the Company adopted the 2003c Stock Plan (the "2003c Plan"), whereby 2,000,000 shares of common stock may be optioned. The 2003c Plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. As at April 30, 2004 there were 700,000 options outstanding under this plan to acquire that same number of shares as to 600,000 at $0.17 per share until October 15, 2004 and 100,000 at $0.30 until January 27, 2005, which expired unexercised. During the year ended April 30, 2005, the Company issued 100,000 options to acquire that same number of common shares at $0.40 per share until May 4, 2005 which were exercised during the year. The Company also granted consultants options for services at deemed prices of $0.40 per share for 500,000 options, $0.35 per share for 250,000 options, $0.27 per share for 50,000 options and $0.31 per share for 400,000 options and that same numbers of shares were issued. The Company also paid a bonus of $102,000 to consultants that was used to exercise 600,000 options at $0.17 per share. The Company issued the remaining 100,000 options pursuant to this plan at $0.30 per share until February 2, 2006 and which remain outstanding. No further options may be issued under this plan.

      During October 2004, the Company adopted the 2004 Stock Option Plan (the "2004 Option Plan"), whereby 900,000 shares of common stock may be optioned. The 2004 Plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. During the year ended April 30, 2005 the Company granted consultants 590,000 options for services at deemed prices of $0.36 per share, 150,000 options at a deemed price of $0.31 per share and 160,000 options at a deemed price of $0.37 per share and that same number of shares were issued. There are no additional options available to be issued under this plan.

      During March 2005, the Company adopted the 2005 Stock Option Plan (the "2005 Plan"), whereby 2,000,000 shares of common stock may be optioned. The 2005 Plan has not been adopted or ratified by the shareholders of the Company. Incentive options may be granted at any price for a period of up to ten years. During the year ended April 30, 2005 the Company granted a consultant 400,000 options for services at deemed prices of $0.48 per share and there remained 1,600,000 options available under the plan. Subsequent to April 30, 2005 the Company issued 1,600,000 options at $0.36 until November 1, 2006. No options remain available under this plan.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)

8.    WARRANTS

      The Company had the following warrants outstanding:

                                                                   April 30,
      ---------------------------------------------------------------------------------------
                 Expiry Date      Exercise Price         2005          2004           2003
      ---------------------------------------------------------------------------------------
      July 11- 2003                     0.25                  0              0        483,000
      July 25 - 2003                 $  0.01                  0              0      1,000,000
      August 30-2004                    0.01                  0              0        600,000
      January 6-2005                    0.35                  0      2,666,666              0
      September 14-2005                 0.34          2,380,000              0              0
      November 3-2005                   0.35          1,791,627              0              0
      September 14-2006                 0.35          6,647,963              0              0
      ---------------------------------------------------------------------------------------
                                                     10,819,590      2,666,666      2,083,000
      ---------------------------------------------------------------------------------------

      During the year ended April 30, 2002, the Company issued 1,000,000 warrants at $0.01 per share, to acquire the same number of shares before July 25, 2003, these warrants expired unexercised. The Company also issued 600,000 warrants at $0.01 per share, to acquire the same number of shares. The exercise of these warrants was subject to a successful well being drilled on the Athabasca prospect, which did not occur owing to the prospect being written off as of April 30, 2003, and expired unexercised August 30, 2004.

      During the year ended April 30, 2003, the Company issued warrants which were based on the Limited Partnership exploration expenditures; see Farmout Agreements (note 14). As of April 30, 2003 the Limited Partnership was entitled to warrants to acquire 483,000 common shares at $0.25 per share until July 11, 2003. During the year ended April 30, 2004, these warrants expired unexercised.

      During the year ended April 30, 2003, the Company issued warrants to other joint venture parties, all on similar terms and conditions, see Farmout Agreements (note 14). Pursuant to these agreements the Company is committed to issuing 410,000 warrants that will entitle the holders to acquire that same number of common shares at $0.25 per share. These warrants expired unexercised as to 350,000 on November 25, 2003, 10,000 on February 27, 2004, 10,000 on February 28, 2004 and 40,000 on March 3,
      2004.

      During the year ended April 30, 2004, pursuant to the issuance of $1,000,000 6% secured convertible debentures the Company also issued 2,666,666 warrants. Each warrant entitles its holder to purchase an additional common share of the Company during the period January 6, 2004 to January 6, 2005 at $0.35 per share. The holder of the warrants may elect a cashless exercise of the warrants based on the market value of the Company's common shares at the time of exercise. During the year ended April 30, 2005, as an inducement to have the holders exercise, the Company agreed to reduce the exercise price on 2,222,222 of these warrants to $0.20 per share and they were exercised for cash. The Company also agreed to re-issue 2,222,2222 warrants at $0.35 pre share and extend the expiry date on the remaining 444,444 whereby the expiry date for both is November 3, 2005 and in conjunction with this recorded a non-cash financing expense of $375,715. Of these re-issued and lengthened expiry dated warrants 875,039 were exercised for cash. As at April 30, 2005 1,791,627 of these warrants remained exercisable until November 3, 2005.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

8.    WARRANTS (Continued)

      During the year ended April 30, 2005, pursuant to the issuance of secured $1,500,000 6% convertible debentures (note 17) the Company also issued 5,666,166 warrants. Each warrant entitles its holder to purchase an additional common share of the Company at $0.35 until September 14, 2006. The holder of the warrants may elect a cashless exercise of the warrants based on the market value of the Company's common shares at the time of exercise. During the year ended April 30, 2005, 604,711 of these warrants were exercised for cash and 5,061,455 remain outstanding.

      Pursuant to three private placements during the year ended April 30, 2005 the Company issued 1,586,508 warrants to purchase that same number of common shares at $0.35 each until September 14, 2006.

      During the year ended April 30, 2005 the Company converted $595,000 in notes due to October Sun and Untied Corporate Advisors, both related parties (note 11), pursuant to which it also issued 2,380,000 warrants to purchase that same number of common shares at $0.34 per share until September 30, 2005.

      Subsequent to April 30, 2005, 391,700 of the $0.35 November 3, 2005 expiry date warrants and 115,000 of the $0.35 September 14, 2006 warrants were exercised for cash. Holders of the November 3, 2005 expiry date warrants also exercised cashless conversion rights whereby 594,517 warrants were exercised and the Company issued 190,464 common shares. Likewise holders of 1,391,703 warrants with an September 14, 2006 expiry date exercised their cashless conversion rights and the Company issued 445,854 common shares to them. The Company also issued, as an inducement for early exercising of the warrants with expiry dates of November 3, 2005 and September 14, 2006, 1,945,750 warrants to purchase that same number of common shares at $0.35 until April 30, 2006.

9.    COMMON STOCK

      (a)   Treasury stock

            During the year ended April 30, 2000 the Company purchased 23,000 shares of its common stock from the original owners who had acquired the shares prior to April 30, 2000 in a private placement. The common stock was purchased for the same amount as the proceeds from original issue.

      (b)   Private placements

            The Company received $150,000 in share subscriptions pertaining to a private placement of 1,500,000 shares at $0.10 per share of which 375,000 shares have been issued to April 30, 2002 for net subscriptions received at April 30, 2002 of $112,500. The balance of 1,125,000 shares were issued during the April 30, 2003 year-end. In addition, during the April 30, 2003 year-end, the Company completed a private placement of 40,000 shares at $0.30 per share for total proceeds of $12,000 and during the year ended April 30, 2004 it completed a private placement of 200,000 shares for proceeds of $40,000.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

9.    COMMON STOCK (Continued)

      (c)   Debt Settlement

            In an attempt to settle outstanding liabilities of Anhydride Canada, the Company made an offer to creditors to settle outstanding debts for shares of the Company at a deemed price of $0.10 per share for every $0.15 CDN of debt held. The Company has received acceptances from creditors totalling $336,037 ($416,484 CDN) that represents 2,776,560 common shares. During the year ended April 30, 2004 the Company issued 287,638 common shares pursuant to these agreements and during the year ended April 30, 2005 it issued an additional 493,493 common shares.

            During the year ended April 30, 2005 the Company also entered into three private placements whereby for the settlement of $476,500 of debt it issued 1,906,000 common shares and 1,586,508 warrants to purchase that same number of common shares at $0.35 each until September 14, 2006. The Company, also during the year ended April 30, 2005 settled $595,000 in debt owed to related parties through the issuance of 2,380,000 common shares and 2,380,000 warrants to purchase that same number of common shares at $0.34 per share until September 30, 2005.

      (d)   Anhydride Petroleum Limited Partnership

            Pursuant to an agreement between the Company and Anhydride Petroleum Limited Partnership (the "Limited Partnership"), the Company agreed to acquire the interests of the Limited Partnership in a property, which the Company had an interest in but was written off as of April 30, 2003, for 3,220,000 common shares of the Company. During the year ended April 30, 2005, 886,666 of these shares were issued and charged to exploration at $0.10 per share.

10.   ACCOUNTS PAYABLE

      Accounts payable at April 30 consists of the following:

      ========================================================================
                                                          2005         2004
      ------------------------------------------------------------------------

      Trade accounts payable                           $1,899,179   $  945,927
      Advances from third parties                         130,555      169,250
      ------------------------------------------------------------------------

                                                       $2,029,734   $1,115,177
      ========================================================================

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

11.   RELATED PARTY TRANSACTIONS

      The following non-arm's length transactions occurred with parties who are directors and stockholders of the Company.

      (a) Acquisition of assets of Athabasca Uranium Syndicate (note 6(a)) in exchange for 6,000,000 common stock.

      (b) During the year ended April 30, 2003, the Company was charged management fees of $72,000 (2004 - $72,000) by October Sun from whom the Company acquired Anhydride USA. October Sun is related to the Company by way of significant influence. As of April 30, 2005, $58,061 (2004 - $509,290) was owed to October Sun. Included in the balance owed as of April 30, 2004 was a $400,000 convertible note which bears interest at 6% and may be converted into units at the lower of $0.25 per unit or the then market on the date of conversion until December 31, 2004. At April 30, 2003, 2004 and through to the date of conversion, October Sun waived all rights to the interest. On conversion of the note each unit is to consist of one common share of the Company and a warrant to purchase an additional common share at 133% of the unit price for one year following the date of conversion. On September 14, 2004 October Sun converted the note into 1,600,000 common shares and 1,600,000 warrants to purchase that same number of common shares at $0.34 per share until September 14, 2005. The balance of funds owed, being $58,061, is without interest or stated terms of repayment.

      (c) Included in 2003 exploration costs is $57,230 related to an officer who was acting in the Company's exploration programs. This same officer also received $28,770 in management fees. As at April 30, 2003 a total of $33,200 was due to this officer. During the year ended April 30, 2004 $30,000 of this amount was settled by the officer exercising an option to acquire 300,000 common shares. During the year ended April 30, 2004 this officer was paid management fees of $54,857 which includes $30,000 paid by way of issuing him an additional 300,000 common shares. During September, 2003 this officer resigned his position with the Company and no amounts were owed to him.

      (d) The Company accrued fees of $3,271 in 2003 to a director and officer, included in advertising and promotion expenses, were written off during 2004.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

11.   RELATED PARTY TRANSACTIONS (Continued)

      (e) United Corporate Advisors ("UCA") is related to the Company by way of common directors. As of April 30, 2005, $11,628 (2004 - $232,188)
            was owed to UCA and included in due to related parties. Included in the balance owed as of April 30, 2004 was a $195,000 convertible note which bears interest at 6% and may be converted into units at the lower of $0.25 per unit or the then market on the date of conversion until December 31, 2004. At April 30, 2003, 2004 and through to the date of conversion, UCA waived all rights to the interest. On conversion of the note each unit is to consist of one common share of the Company and a warrant to purchase an additional common share at 133% of the unit price for one year following the date of conversion. On September 14, 2004 UCA converted the note into 780,000 common shares and 780,000 warrants to purchase that same number of common shares at $0.34 per share until September 14, 2005. The balance of funds owed, being $11,628, is without interest or stated terms of repayment.

      (f) Included in consulting expenses for the year ended April 30, 2004 is $39,100 pertaining to 230,000 shares issued to directors of the Company under the 2003b Plan. During the year ended April 30, 2005, pursuant to various Company stock option plans, directors of the company were issued 650,000 common shares and deemed proceeds of $151,000 were charged to consulting. Also included in consulting for the year ended April 30, 2005 is $4,611 paid to directors of the Company.

12.   COMPREHENSIVE LOSS

      ====================================================================================
                                                 2005             2004             2003
      ------------------------------------------------------------------------------------
      Net loss                              $(5,109,073)     $(1,581,054)     $(2,289,124)
      Other comprehensive income (loss)         (53,270)         (37,014)         (79,340)
      ------------------------------------------------------------------------------------
                                            $(5,162,343)     $(1,618,068)     $(2,368,464)
      ====================================================================================

13.   INCOME TAXES

      As at April 30, 2005, the Company has available a net operating loss carryforward of approximately $4,700,000 (2004 - $2,372,000) which it may use to offset future United States federal taxable income. The net operating loss carryforward, if not utilized, will begin to expire in 2017. A deferred tax asset approximating $1,842,000 (2004 - $1,360,000)
      stemming from temporary timing differences between the accounting and tax treatment of certain assets and liabilities, as well as from the Company's net operating loss carryforwards, has been reduced by a valuation allowance to $Nil due to uncertainties regarding the utilization of the deferred assets.

      Anhydride Canada has net operating losses of approximately $470,000 (2004
      - $470,000) which may be applied against future taxable income generated in Canada which begin to expire in 2009. Anhydride Canada also has a total of $1,129,000 ($1,129,000) in pooled Canadian exploration expenditures which may be carried forward indefinitely and applied against future taxable income. A deferred tax asset approximating $570,000 (2004 - $570,000) stemming from temporary timing differences between the accounting and tax treatment of certain assets and liabilities, as well as from the Company's net operating loss carryforwards, has been reduced by a valuation allowance to $Nil (2004 - Nil) due to uncertainties regarding the utilization of the deferred assets.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

13.   INCOME TAXES - to be updated (Continued)

      OQI has net operating losses of approximately $310,000 (2004 - $Nil). As at April 30, 2005, the Company had a deferred tax liability related to differences between the accounting and tax values for certain assets. Such a liability stems from the renunciation of exploration expenditures to investors. The net effect of the deferred tax asset related to operating losses and deferred tax liability is a deferred tax liability of approximately $142,000 (2004 - $Nil), which has been recognized in these consolidated financial statements.

      Western Petrochemicals has net operating losses of approximately $764,000 (2004 - $718,000) which may be applied against future taxable income generated in Canada which begin to expire in 2008. A deferred tax asset approximating $272,000 (2004 - $256,000) stemming from the Company's net operating loss carryforwards, has been reduced by a valuation allowance to $Nil due to uncertainties regarding the utilization of the deferred assets.

      Certain of the tax related filing for the above noted companies have not yet been submitted to the appropriate tax authorities. The above noted tax amounts and balances are also subject to review and assessment by the tax authorities and any changes, which may occur as a result of such review or assessment by the tax authorities has not been reflected in these financial statements.

14.   FARMOUT AGREEMENTS

      During the year ended April 30, 2003, the Company entered into the following Farmout and or exploration agreement (the "Farmout Agreements") as follows:

      (a)   Anhydride Petroleum Limited Partnership (the "Limited Partnership")

            The Company entered into two Farmout Agreements, on essentially the same terms with the Limited Partnership with respect to the Athabasca and Firebag Prospects. Under the terms of the Farmout Agreements the Limited Partnership will earn a 1% working interest in a Prospect for each $54,000 CDN incurred in exploration expenditures on that Prospect, up to a maximum of a combined 25% working interest, both before and after payout, subject to royalty interests. Anhydride Canada is the operator under each of the Farmout Agreements.

            Under the terms of each of the Farmout Agreements, following earn-in of an interest, including a fractional interest, in a Prospect, the Limited Partnership will be entitled to approve all further work carried out on the Prospect, which consent may be unreasonably withheld.

            Under the Farmout Agreements, the Limited Partnership agreed to grant the Company a call option (the "Working Interest Call Option") under which the Company may purchase the working interests earned by the Limited Partnership in the Prospects in consideration for paying a predetermined purchase amount. The purchase amount comprises a base amount and a performance amount where the base amount is equal to 130% of the incurred earn-in expenditures of the Partnership paid in shares of the Company, with such shares valued at the average five day closing price at the time the call option is exercised. The shares to be issued by the Company will be restricted securities in the United States and be subject to resale restrictions in the United States and Canada.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

14.   FARMOUT AGREEMENTS (Continued)

            Under the terms of the call option, however, the Company has granted the Partnership certain registration rights, under which the Company will file a registration statement with the Securities and Exchange Commission (the "SEC") in the United States registering the shares for sale (the "Call Option Registration Rights"). The performance amount will initially be $Nil. For every 90-day period following the exercise of the call option that expires without a registration statement being filed, the performance amount is increased by 20% of the incurred earn-in expenditures of the Partnership paid-in shares of the Company. The Performance Amount will be paid, as earned, in shares of the Company with such shares valued at the average five day closing price at the time the respective performance amount is earned. On the sooner of the registration statement becoming effective or the shares issued on exercise of the call option otherwise becoming free of resale restrictions, the Performance Amount shall cease to accrue and no further shares of the Company will be payable.

            As consideration for granting of the call option in respect of the working interests in the Prospects, the Company has agreed to issue 1,500,000 transferable warrants to the Limited Partnership whereby it may acquire up to 750,000 common shares exercisable at a price of $0.50 per share for a period of one year ending July 11, 2003. The warrants will vest in proportion to the working interest earned in the Athabasca Prospect and Firebag Prospects, for each 1% working interest earned in a Prospect warrants to acquire 30,000 common shares of the Company will vest and be immediately exercisable. The shares issued on exercise of the warrants will be subject to resale restrictions.

            The Company subsequently amended the terms of the exploration agreements whereby the number of shares to be issued pursuant to the warrants was increased to 1,500,000 and the price per share issued was lowered to $0.25 per share. The rate at which the Limited Partnership shall earn a 1% working interest was increased to $60,000 CDN. The Company also agreed to pay costs associated with the start-up of the Limited Partnership.

            Based on the Limited Partnerships exploration expenditures of $483,000 CDN as at April 30, 2003 they were entitled to warrants to acquire 483,000 common shares at $0.25 per share, which subsequently expired.

      (b)   Other joint venture partners

            The Company entered into four exploration agreements (the "Exploration Agreements"), pursuant to which $266,310 ($410,000 CDN) was advanced for exploration on the Athabasca Prospect. In consideration thereof the Company earned a working interest in the Athabasca Prospect.

            Pursuant to the Exploration Agreements the Company acquired an option to acquire their working interests back on terms similar to those granted by the Limited Partnership. In exchange for acquiring the options the Company has agreed to issue warrants to purchase up to 410,000 common shares at an exercise price of $0.25 per share which expired unexercised during the year ended April 30, 2004.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

14.   FARMOUT AGREEMENTS (Continued)

      (c)   PNG Ventures, Inc. ("PNGV")

            Pursuant to a letter agreement PNGV had advanced a total of $214,821 for a working interest in the Athabasca Prospect.

15.   EARTH ENERGY LICENCE AGREEMENT

      On August 12, 2003, the Company became party to an exclusive license agreement for Canada, Central and South America with Earth Energy Resources Ltd. ("Earth Energy") and West Peak Ventures of Canada Ltd. ("West Peak") for the use of Earth Energy's proprietary catalytic process. The process includes a proprietary Catalyst in conjunction with processing equipment to separate hydrocarbons from sand, shale or oil. Under the terms of the underlying license agreement with Earth Energy, the Company was to have paid $375,799, subject to certain conditions, of which it paid $106,508 ($150,000 CDN). The Company was also to pay a royalty of 5% and had the right to purchase catalyst and processing equipment from Earth Energy Resources Ltd. for cost plus 25%. In conjunction with this agreement the Company also had a three-year option, on the same terms, on a Central and South American license agreement with the exception that the license fee is a one-time payment of $500,000 US.

      During the year ended April 30, 2005 the above noted licence agreement was cancelled and replaced with a new agreement whereby the Company is to receive a 2.5% of gross revenue and 12.5% of net profits from product sold and income earned (the "Royalty") from products and processes related to certain patented chemical formulations utilized for applications related to the extraction of oil from surface mines tar sands, oil shale and soil reclamation (the "Catalyst") in Canada. The Company may also elect to receive a similar Royalty from Central and South America, subject to a payment of $500,000 that may be paid by way of offset and forfeiture of the first $500,000 in Royalties. Earth Energy has the right to name four entities and their affiliates upon which the Company will only receive 50% of the Royalty. The Company also has the right to purchase the Catalyst, at cost, and equipment from Earth Energy, at cost plus 25%, on any properties that the Company has a greater than 15% interest. As the present value of this agreement is currently undeterminable, the previously recorded licence costs have been written down by $106,507 and the licence is now recorded as $1.

16.   CONTINGENCY

      In a statement of claim filed against Anhydride Canada and others, the plaintiffs claim they owned a 63.3% interest in the 7-32 well on the Athabasca prospect. The claim also seeks general damages of $5,000,000 CDN from the defendants as well as monetary and special damages as determined by the court. A statement of defence was filed by Anhydride Canada, but given that the property has been written off it will not be actively pursued. Since filing of the statement of defence in April 2003, no further action has been taken by the plaintiff. The Company believes the claim is frivolous and without merit and as such no amount has been accrued by the Company at April 30, 2004 and 2005.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

17.   CONVERTIBLE DEBENTURES

      During the year ended April 30, 2004 the Company issued $1,000,000 of 6% secured convertible debentures with a maturity date of June 1, 2004, which was subsequently extended. These debentures were secured by a general security agreement over all of the Company's property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of the Company's common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share. This resulted in a non-cash financing expense to the Company of $204,705. The Company also issued to the debenture holders 2,666,666 warrants to purchase the same amount of common shares and included in non-cash financing expense is $259,893 reflecting the beneficial conversion of the warrants.

      During the year ended April 30, 2005 the Company issued $1,500,000 of 6% secured convertible debentures with a maturity date of February 28, 2005, which was subsequently extended. These debentures were secured by a general security agreement over all of the Company's property. The debentures are convertible into common shares at the lower of 70% of the five-day average closing price of the Company's common shares or $0.45 per share, provided that while the debentures are in good standing the conversion price will not be below $0.15 per share. The Company also issued to the debenture holders 5,666,166 warrants to purchase the same amount of common shares. As a result of the issuance of these convertible debentures a non-cash financing expense of $1,211,421 was charged to operations.

      During the year ended April 30, 2005 the above noted convertible debentures and related interest and penalties were converted into 11,827,668 common shares and no amount remained outstanding as at April 30, 2005.

      On June 9, 2005 the Company issued 7% convertible notes for an aggregate principal amount of $2,000,000. The Company has agreed to make monthly payments equal to one-twelfth of the initial principal amount of the note plus any other amounts due, including interest. The monthly payments for the first three months may be deferred until the fourth month and are payable in either shares, subject to an effective registration statement, or cash. Should the Company elect to make the monthly payment in cash then it must pay 130% of the principal plus 100% of any other amounts due, including interest. If the Company elects to have the monthly payment paid in shares then the note holders may convert at anytime thereafter into common shares of the Company at the lesser of i) $0.60, ii) 135% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the effective date of a registration statement registering the underlying shares and warrants for resale and iii) 70% of the average of the five lowest closing bid prices of the Company's common stock for the ten trading days preceding the date of conversion. Should the Company fail to make a timely election to pay in cash or shares or to actually make the cash payment then the holders of the notes may determine whether they want to be paid in cash or shares on the terms noted above. Pursuant to this offering the Company issued 500,000, warrants to purchase that same number of common shares at $0.45 until June 9, 2007, 5,000,000 warrants to purchase that same number of common shares at $0.55 per share until June 9, 2007 and 2,500,000 warrants to purchase that same number of common shares at $1.50 until June 9, 2007. In conjunction with this offering the Company has paid $200,000 in finders fees and has agreed to pay a finders fee of 10% from any of the 5,000,000 warrants to purchase that same number of common shares at $0.55 per share until June 9, 2007 that are exercised. The agreement contains certain registration rights for the underlying shares of common stock and warrants and the Company will incur a 2% penalty if the registration statement is not filed by July 24, 2005 with a 2% penalty each 30 days thereafter until filed and a 2% penalty if the registration statement is not effective by December 6, 2005 with a 2% penalty each 30 days thereafter until effective. To date the Company has not filed its registration statement.

                          CANWEST PETROLEUM CORPORATION
                      (Formerly Uranium Power Corporation)
                         (An Exploration Stage Company)
                   Notes to Consolidated Financial Statements
            Years Ended April 30, 2005, 2004 and 2003 and the Period
              From April 3, 1998 (Inception) Through April 30, 2005
                                 (U.S. Dollars)
================================================================================

18.   INVESTMENT IN ENERGY 51 INC.

      On April 7, 2004, the Company entered into an equity participation and farmout agreement with Energy 51 Inc. ("Energy 51"). Pursuant to this agreement the Company purchased 750,000 common shares of Energy 51 for $152,800. Energy 51 is a privately held Alberta company engaged in the exploration and development of oil and gas primarily in Alberta. The agreement granted the Company the right to purchase a further 750,000 common shares for $157,491 to bring its interest in Energy 51 to 25% which the Company exercised during the year ended April 30, 2005. Subsequent to April 30, 2005, Energy 51 completed a share financing in which it raised $14,182,425 ($17,850,000 CND) and the Company's interest in Energy 51 was reduced to 2%.

      As part of this agreement the Company must be offered the right to participate on all prospects generated by Energy 51 until April 1, 2006. During the year ended April 30, 2005 the Company agreed to participate in the Sylvan Lake and Barrhead oil and gas prospects and included in exploration is $53,428 and $78,428 respectively, in related exploration costs.

19.   COMMITMENTS

      The Company entered into a joint venture with a major Canadian chemical company to jointly determine the commercial value of the shale oil in the Pasquia Hills prospect. This agreement is made up of a number of phases and each party may decide not to proceed at any time by giving notice. Phase one consists of research at an estimated cost of $50,000, which, along with the information gathered is to be split equally between the parties. Subsequent phases involve further research and feasibility geared ultimately towards a production contract where the major Canadian chemical company would purchase petrochemical feedstock from the Company for further processing.

      The Company has entered into a joint venture agreement (the "Sulfoxy Joint Venture") whereby it has agreed to fund research and development relating to the improvement of bitumen recovery from surface mineable oil sands ore and in-situ recovery of bitumen and heavy oils by oxidation and sulfonation of asphaltens as to $163,054 ($205,220 CND) to obtain a 60% interest. Upon earning a 60% interest in the joint venture the Company may elect to purchase an additional 15% joint venture interest for $1,191,800 ($1,500,000 CND). To date no payments have been made pursuant to this agreement, however, the Company is committed to contributing not less than $73,550 ($92,570 CND) on or before September 1, 2005 for the phase one work plan and $89,504 ($112,650 CND) on or before February 28, 2006, subject to the Company approving the anticipated phase two work plan.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Colorado law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AND AMOUNT

SEC Registration fee                $    2,570
                                     ------------
Legal fees and expenses                 15,000*
Miscellaneous                            2,500
                                    -------------
TOTAL                               $   19,570*
                                     ------------

* Estimated.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The following is information as to all of our securities sold by us within the past three years that were not registered under the Securities Act of 1933 (the "Act").

On September 24, 2002 we issued a convertible note to October Sun, a Nevada corporation in the principal amount of $400,000 and on the same date we issued a convertible note to United Corporate Advisors in the principal amount of $190,674. Each note bears interest at 6% per annum and may be converted into "Units" (defined below) at a price per share of the lower of: 1) $0.25 per Unit or 2) the market price of one share of our common stock on the date of conversion. Units consist of one share of our common stock and a warrant to purchase one share of our common stock at a price per share equal to 133% of the conversion price of the Unit, for a period of one year following the date of such conversion. Any shares of common stock issued in connection with the conversion shall have registration rights. The notes were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933 (the "Act").

On September 24, 2002, we granted options under its 2002 Stock Option Plan to certain of its Directors, officers, employees and consultants in consideration for services rendered. All options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and were granted as follows:
a. We issued to Doug Cannaday, our CEO and Director, options to purchase 400,000 shares of common stock at a price per share of $0.25 until May 6, 2005.

b. We issued to Michel David, our Executive Vice President and Director, options to purchase 200,000 shares of common stock at a price per share of $0.25 which expired on May 15, 2004.

c. We issued to Terance Schorn, our consultant, options to purchase 25,000 shares of common stock at a price per share of $0.25 which expired on May 15, 2004.

d. We issued to George Orr, our employee, options to purchase 550,000 shares of common stock at a price per share of $0.25 until May 30, 2005.

e. We issued to Todd Montgomery, our consultant, options to purchase 100,000 shares of common stock at a price per share of $0.25 which expired on May 15, 2004.

f. We issued to Thornton Donaldson, our Director, options to purchase 200,000 shares of common stock at a price per share of $0.25 until May 15, 2005.

g. We issued to Joe Ovsenek, our consultant, options to purchase 30,000 shares of common stock at a price per share of $0.25 which expired on May 15, 2004.

h. We issued to David Rose, our consultant, options to purchase 10,000 shares of common stock at a price per share of $0.25 which expired on May 15, 2004.

i. We issued to Tony Baldassare, our consultant, options to purchase 200,000 shares of common stock at a price per share of $0.25 which expired on May 15, 2004.

j. We issued to Frank Wright, our consultant, options to purchase 200,000 shares of common stock at a price per share of $0.25 which expired on May 15, 2004.

On September 24, 2002, we issued options, under its 2000 stock option plan, to purchase 250,000 shares of Common stock to each of Robert Hodgkinson and Robert Edwards at $0.27 per share until August 21, 2006 and options, not under a stock option plan, to purchase 150,000 shares of Common stock to Bruce Lazier at $0.27 per share until March 31, 2003. These options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act. The options issued to Mr. Lazier expired unexercised March 31, 2003.

On November 14, 2002, we issued 400,000 shares of Common Stock to George Orr in a private placement for a purchase price of $0.10 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On December 30, 2002 we issued 500,000 shares of Common Stock to Terence F. Schorn, 32,680 shares of Common Stock to Future Ventures Capital Ltd. and 32,680 shares of Common Stock to BSM Enterprises Ltd. in private placements for a purchase price of $0.10 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On February 3, 2003, we issued 159,640 shares of Common Stock to Tim Brock in a private placement for a purchase price of $0.10 per share. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On March 21, 2003 we issued options, under its 2002 stock option plan, to purchase 585,000 shares of Common stock to Tim Brock at $0.20 per share which expired on March 20, 2004. This option was issued in reliance on the exemption from registration contained in Section 4(2) of the Act. These options were exercised and the shares issued on March 21, 2003, in reliance on the exemption from registration contained in Section 4(2) of the Act.

On April 2, 2003 we agreed to change the price of an option, issued under its 2002 stock option plan, to George Orr whereby the amended terms of the option called for Mr. Orr to have the right to acquire up to 550,000 shares of Common stock at $0.11 per share until May 30, 2005. This option was exercised on April 8, 2003 and the shares issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On April 28, 2003 we issued options, under its 2002 stock option plan, to purchase 410,000 shares of Common stock to Tim Brock at $0.12 per share which expired on April 25, 2004. This option was issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On May 1, 2003 the Company agreed to acquire the interests of the Limited Partnership for 3,220,000 common shares of the Company, which have yet to be issued. These shares when issued will be issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On May 2, 2003 Mr. Brock exercised options, under the 2002 stock option plan, to purchase 410,000 shares of Common stock at $0.12 per share. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On May 28, 2003 we cancelled options, under its 2002 stock option plan, to purchase 400,000 shares of Common stock held by Doug Cannaday. On the same day we issued options, under its 2002 stock option plan, to purchase 400,000 shares of Common stock to George Orr at $0.11 per share until June 28, 2004. This option was issued in reliance on the exemption from registration contained in
Section 4(2) of the Act.

On May 29, 2003 Mr. Orr exercised options, under the 2002 stock option plan, to purchase 400,000 shares of Common stock at $0.11 per share. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On June 20, 2003 we adopted an incentive and non-statutory stock option plan, whereby 2,500,000 shares of common stock may be optioned. The stock option plan has not been adopted or ratified by our shareholders. Incentive options may be granted at any price for a period of ten years following the effective date of the plan and once granted, with certain exceptions. The plan is valid for a period of ten years.

On June 20, 2003 we issued options, under its 2003 stock option plan, to purchase 300,000 shares of Common stock to Doug Cannaday, 180,000 shares of Common stock to Peter Laipnieks, 180,000 shares of Common stock to John Kuhne and 90,000 shares of Common stock to Frank Quinby. These options were issued at a deemed price of $0.10 per share, in reliance on the exemption from registration contained in Section 4(2) of the Act, for consulting services rendered to us and the shares were issued on July 25, 2003.

On June 25, 2003 we issued options, under its 2003 stock option plan, to purchase 400,000 shares of Common stock to Terence Schorn at $0.10 per share which expired on June 25, 2004. Mr. Schorn exercised this option on June 27, 2003. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On July 11, 2003 the 1,500,000 warrants to purchase that same number of shares of Common stock, of which 483,000 warrants had vested, issued to the Limited Partnership expired unexercised.

On July 31, 2003 we issued options, under its 2003 stock option plan, to purchase 500,000 shares of Common stock to Tim Brock at $0.06 per share until July 31, 2004. Mr. Brock exercised this option on August 6, 2003. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

During the fiscal quarter ended July 31, 2003, in an attempt to settle outstanding liabilities of API Canada, we made an offer to creditors to settle outstanding debts for our shares at $0.104 ($0.15 Cdn.) per share. We have received acceptances from creditors totalling $288,743 ($416,484 Cdn.) which represents 2,776,560 common shares. These shares when issued will be issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On August 12, 2003 we issued bonus shares, under its 2003 stock option plan, for consulting services at a deemed price of $0.10 per share as to 100,000 shares of Common Stock to each of Randal Pow, Steve McGuire and Mike Parker. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On August 15, 2003 we issued options, under its 2003 stock option plan, to purchase 150,000 shares of Common stock to Terence Schorn at $0.09 per share which expired on August 15, 2004. Mr. Schorn exercised this option on August 15, 2003. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On August 15, 2003 we issued options, under its 2003 stock option plan, to purchase 150,000 shares of Common stock to Tim Brock at $0.09 per share until August 15, 2004. Mr. Brock exercised this option on August 15, 2003. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On August 18, 2003 we issued options, under its 2003 stock option plan, to purchase 250,000 shares of Common stock as to 100,000 shares of Common stock to Tim Brock, 100,000 shares of Common stock to Terence Schorn and 50,000 Common shares to George Orr all at $0.10 per share which expired on August 18, 2004. Mr. Brock, Shorn and Orr exercised these options on September 22, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On September 19, 2003 we issued options, under its 2003 Incentive Stock Option Plan, to purchase 300,000 shares of Common stock to Doug Cannaday and 350,000 shares of Common stock to Michael Marandino. These options were issued at a deemed price of $0.10 per share, in reliance on the exemption from registration contained in Section 4(2) of the Act, for consulting services rendered to us and the shares were issued to Doug Cannaday on September 25, 2003 and Michael Marandino on October 3, 2003.

On September 19, 2003 we issued options, under its 2003b stock option plan to purchase 170,000 Common shares to George Orr all at $0.23 per share which expired on September 19, 2004. Mr. Orr exercised these options on October 3, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On October 3, 2003 we issued options, under its 2003b stock option plan at $0.17 per share as to 150,000 Common shares to George Orr, 340,000 Common Shares to Terence Schorn and 30,000 Common shares to Irene Orr all until September 19, 2004. All of these options were exercised on October 9, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On October 9, 2003 we issued bonus shares, under its 2003(b) stock option plan, for consulting services at a deemed price of $0.17 per share as to 100,000 shares of Common Stock to each of George Orr, Tim Brock, William Timmins, 130,000 shares of Common Stock to Thornton Donaldson, 50,000 shares of Common Stock to Robert Faris and 30,000 shares of Common Stock to Monita Faris. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On October 15, 2003 we issued options, under its 2003c Stock Option Plan, at $0.17 per share until October 15, 2004 as to 200,000 Common shares to each of George Orr, Tim Brock and, William Timmins. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On October 15, 2003 we issued options, under its 2003c stock option plan, at $0.10 per share until October 15, 2004 as to 200,000 Common shares to Michael Marandino. The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On October 21, 2003 we issued options, under its 2003b stock option plan, at $0.20 per share until October 21, 2004 as to 100,000 Common shares to Terrence Schorn. Mr. Schorn exercised these options on October 23, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On November 12, 2003 we issued options, under its 2003b stock option plan, at $0.21 per share until November 12, 2004 as to 100,000 common shares to George Orr. Mr. Orr exercised these options on November 13, 2003. The options and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On November 20, 2003 we issued options, under its 2003b stock option plan, at $0.45 per share until November 20, 2004 as to 100,000 common shares each to George Orr and Tim Brock. Mr. Orr exercised these options on November 25, 2003 and Mr. Brock exercised this option on November 26. The options and shares issued were issued in reliance on the exemption from registration contained in
Section 4(2) of the Act.

On November 26, 2003 we issued 200,000 common shares to Doug Cannaday in reliance on the exemption from registration contained in Section 4(2) of the Act.

On December 17, 2003 we issued bonus shares, under its 2003b Plan, for consulting services at a deemed price of $0.40 per share as to 100 shares of Common Stock to Colin Taylor. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On January 6, 2004 we issued 6% secured convertible debentures and warrants to Platinum Partners as to $150,000 in convertible debentures and 333,334 warrants, Viscount Investments Ltd. as to $100,000 in convertible debentures and 222,222 warrants, Johnathan Mayer as to $25,000 in convertible debentures and 55,555 warrants and JM Investors as to $175,000 in convertible debentures and 388,889 warrants. The principal amount and accrued interest of the debentures may be converted at any time by the holder into shares of our common stock. The conversion price is the lesser of: (i) 70% of the average closing bid price for the five trading days prior to the conversion date; or (ii) $.45 per share; provided, however, that the conversion price cannot be lower than $0.15 per share until after the maturity date of the debentures or an event of default has occurred. The each warrant may be exercised to purchase our common share at $0.35 per share until January 6, 2005. The shares and warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder. Viscount Investments Limited received a finders fee on the transaction of $45,000 plus 200,000 warrants.

On February 3, 2004 we issued 79,659 of our common shares to William Ghazar in settlement of $8,901 ($11,949 CDN.) of Anhydride Canada's debt. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On February 5, 2004 we issued bonus shares, under its 2003b Plan, for consulting services at a deemed price of $0.33 per share as to 20,000 shares of Common Stock to Dorothy Dennis. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On February 24, 2004 we issued 151,599 of our common shares to Reginald's Tank Service Ltd. and 56,380 of our common shares to JHT Oilfield Hauling Ltd in settlement of $23,448 ($31,197 CDN.) of Anhydride Canada's debt. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On March 18, 2004 we issued 160,000 common shares to SmallCap Corporate Partners Inc. in settlement of outstanding consulting fees of $24,000. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On March 31, 2004 we issued 6% secured convertible debentures and warrants to Zenny Trading, Ltd. as to $150,000 in convertible debentures and 333,333 warrants, Viscount Investments Ltd. as to $100,000 in convertible debentures and 222,223 warrants, Alpha Capital, AG as to $150,000 in convertible debentures and 333,333 warrants, and Bais Yaakov Moshe as to $150,000 in convertible debentures and 333,333 warrants. The principal amount and accrued interest of the debentures may be converted at any time by the holder into shares of our common stock. The conversion price is the lesser of: (i) 70% of the average closing bid price for the five trading days prior to the conversion date; or (ii) $.45 per share; provided, however, that the conversion price cannot be lower than $0.15 per share until after the maturity date of the debentures or an event of default has occurred. Each warrant may be exercised to purchase our common shares at $0.35 per share until January 6, 2005. The shares and warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder. Viscount Investments Limited received a finders fee on the transaction of $55,000 plus 244,444 warrants.

On April 23, 2004 we issued 200,000 of our common shares to Mike Marrandino pursuant to the exercise of an option under its 2003b Plan for consideration of $0.10 per share. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On May 4, 2004 we issued 100,000 options, under its 2003c Plan, to George Orr whereby he had the right to acquire that same number of common shares until May 4, 2005 at $0.40 per share. On May 31, 2004 Mr. Orr exercised this option. The option and shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On May 28, 2004 we issued 200,000 bonus shares, under it 2003c Plan, for consulting services at a deemed price of $0.40 per share to Terry Glenn Schorn as to 100,000 common shares, Doug Rohatensky as to 50,000 common shares and Steven Statlare as to 50,000 common shares. The options and shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On May 31, 2004 we issued 300,000 bonus shares, under its 2003c Plan, for consulting services at a deemed price of $0.40 per share to Tim Brock. The options and shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On July 29, 2004 we issued 49,900 bonus shares, under its 2003b Plan, for consulting services at a deemed price of $0.35 per share to Gary Reid. The options and shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On August 19, 2004 the Company issued Platinum Partners as to 38,610 shares of Common Stock, Viscount Investments Ltd. as to 38,610 shares of Common Stock, Johnathan Mayer as to 38,610 shares of Common Stock and JM Investors as to 38,610 shares of Common Stock all pursuant to the conversion $40,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act. On August 20, 2004 the Company issued Alpha Capital AG 96,525 shares of Common Stock pursuant to the conversion $25,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On August 25, 2004 the Company issued Bais Yaakov Moishe 25,000 shares of Common Stock pursuant to the conversion $6,475 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On August 31, 2004 the Company issued Platinum Partners as to 120,724 shares of Common Stock, Viscount Investments Ltd. as to 160,966 shares of Common Stock, JM Investors as to 120,724 shares of Common Stock, Alpha Capital AG 99,761 shares of Common Stock and Bais Yaakov Moishe as to 100,603 shares of Common Stock all pursuant to the conversion $144,718.03 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On August 25, 2004 the Company issued Zenny Trading 255,102 shares of Common Stock pursuant to the conversion $60,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On September 1, 2004 the Company issued Powermax Energy Inc. 50,000 shares of Common Stock at a deemed value of $0.38 per share pursuant to an property purchase agreement. These shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On September 2, 2004 the Company issued 250,000 bonus shares, under its 2003c Plan, for consulting services at a deemed price of $0.35 per share as to 100,000 shares of Common Stock to Tim Brock, 25,000 shares of Common Stock to Talal Fouani, 25,000 shares of Common Stock to Beal Fouani, 50,000 shares of Common Stock to Peter Matousec and 50,000 shares of Common Stock to Gary Reid. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act.

On September 3, 2004 the Company issued Platinum Partners as to 106,928 shares of Common Stock, Viscount Investments Ltd. as to 106,928 shares of Common Stock and JM Investors as to 106,928 shares of Common Stock all pursuant to the conversion $75,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On September 7, 2004 the Company issued Bais Yaakov Moishe as to 106,928 shares of Common Stock all pursuant to the conversion $25,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On September 7 the Company issued 33,333 common shares of the Company at a deemed price $0.10 to Richard Brook, one of Anhydride Petroleum Limited Partnership's limited partners, pursuant to a property purchase agreement with Anhydride Petroleum Limited Partnership. These shares were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act.

On September 13, 2004 the Company issued shares upon exercise of outstanding options, under its 2000 Plan, at $0.27 per share as to 25,000 shares of Common Stock to William Timmins and as to 175,000 shares of Common Stock to Thornton Donaldson. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act.

On September 13, 2004 the Company issued shares upon exercise of outstanding options, under its 2002 Plan, at $0.25 per share as to 200,000 shares of Common Stock to Thornton Donaldson. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act.

On September 13, 2004 the Company issued shares upon exercise of outstanding options, under its 2003c Plan, at $0.17 per share as to 200,000 shares of Common Stock to George Orr, as to 200,000 shares of Common Stock to William Timmins and as to 200,000 shares of Common Stock to Tim Brock. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act.

On September 13, 2004 the Company issued; 706,000 shares of Common Stock and warrants to purchase up to an additional 586,608 shares of Common Stock at $.35 per share until September 14, 2006 pursuant to a private placement for $176,500 with Larry Thompson, 600,000 shares of Common Stock and warrants to purchase up to an additional 499,950 shares of Common Stock at $.35 per share until September 14, 2006 pursuant to a private placement for $150,000 with George Orr and 600,000 shares of Common Stock and warrants to purchase up to an additional 499,950 shares of Common Stock at $.35 per share until September 14, 2006 pursuant to a private placement for $150,000 with Tim Brock. The shares and warrants were issued in reliance on the exemption from registration contained in
Section 4(2) and Regulation S under the Act.

On September 13, 2004 the Company issued; 1,600,000 shares of Common Stock and warrants to purchase up to an additional 1,600,000 shares of Common Stock at $0.34 per share until September 14, 2005 pursuant to the conversion of a $400,000 convertible note with October Sun a Nevada Corporation and 780,000 shares of Common Stock and warrants to purchase up to an additional 780,000 shares of Common Stock at $0.34 per share until September 14, 2005 pursuant to the conversion of a $195,000 convertible note with United Corporate Advisors Ltd. The shares and warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act .

On September 14, 2004 the Company issued Platinum Partners as to 219,106 shares of Common Stock, Viscount Investments Ltd. as to 219,106 shares of Common Stock, JM Investors as to 219,106 shares of Common Stock, Bais Yaakov Moishe as to 219,106 shares of Common Stock, Johnathan Mayer as to 43,821 shares of Common Stock and Alpha Capital, AG as to 262,927 shares of Common Stock all pursuant to the conversion $270,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section
(3)(a)(9) of the Act.

On September 15, 2004 the Company issued Zenny Trading Ltd. as to 219,106 shares of Common Stock pursuant to the conversion $50,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On September 15, 2004 the Company issued 6% secured convertible debentures and warrants to Tayside Trading as to $100,000 in convertible debentures and 333,300 warrants, JM Investors as to $220,000 in convertible debentures and 733,260 warrants, Zenny Trading as to $200,000 in convertible debentures and 666,600 warrants, Viscount Investments Ltd. as to $115,000 in convertible debentures and 383,295 warrants, Leon Goldenberg as to $60,000 in convertible debentures and 199,980 warrants, Shalom Torah Center as to $80,000 in convertible debentures and 266,640 warrants, Solomon Lesin as to $75,000 in convertible debentures and 249,975 warrants, Martin Stern as to $50,000 in convertible debentures and 166,650 warrants, Platinum Partners as to $250,000 in convertible debentures and 833,250 warrants, and Alpha Capital as to $350,000 in convertible debentures and 1,166,550 warrants. Viscount Investments Ltd received a finders fee on the transaction of $150,000 plus 666,666 warrants. The shares and warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder. The principal amount and accrued interest of the debentures may be converted at any time by the holder into shares of our common stock. The conversion price is the lesser of: (i) 70% of the average closing bid price for the five trading days prior to the conversion date; or (ii) $.45 per share; provided however, the conversion price cannot be lower than $0.15 per share unless the debentures have matured or an event of default has occurred. As part of the transaction in which the debentures were issued we entered into a Registration Rights Agreement, as amended ("RRA"), with the purchasers of the debentures. The RRA includes penalties for failure to file a registration statement prior to October 27, 2004, but in no event later than November 1, 2004, which registers for resale by the holders of the debentures all of the shares into which the debentures are convertible. The RRA requires us to pay certain penalties which include 2% of the principal amount of the debentures for each 30 day period after the computation date that the registration statement is filed late, plus 2% of the principal amount of the debentures for each 30 day period after the computation date that the registration statement is not declared effective due to our failure to use our reasonable best efforts to have it declared effective. The RRA requires us to include the shares underlying these Warrants in the registration statement described above, and of which this prospectus is a part.

On October 5, 2004 the Company issued Zenny Trading Ltd. as to 191,642 shares of Common Stock pursuant to the conversion $52,050 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On October 12, 2004 the Company issued 53,333 of our common shares to Eva Chang and 33,333 of our common shares to Peter Seidel pursuant to our agreement to acquire the property interests of Anhydride Peteroleum Limited Partnership at a deemed price of $0.10 per share. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.
On October 13, 2004 the Company issued Platinum Partners 125,313 shares of Common Stock pursuant to the conversion $40,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On October 15, 2004 the Company issued bonus shares, under its 2004 stock option plan, for consulting services at a deemed price of $0.36 per share as to 100,000 shares of Common Stock to each of Randal Pow and Mike Parker, 50,000 shares of Common Stock to David Parfitt, 92,500 shares of Common Stock to Steve McGuire and 7,500 shares of Common Stock to Donald Whorley. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On October 20, 2004, the Company issued bonus shares, under its 2004 stock option plan, for consulting services at a deemed price of $0.36 per share as to 100,000 shares of Common Stock to Mike Merrindino, 55,000 shares of Common Stock to George Orr and 10,000 shares of Common Stock to Monita Faris. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On October 21, 2004 the Company issued bonus shares, under its 2004 stock option plan, for consulting services at a deemed price of $0.36 per share as to 50,000 shares of Common Stock to Bob Faris. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On October 25, 2004 the Company issued bonus shares, under its 2004 stock option plan, for consulting services at a deemed price of $0.36 per share as to 25,000 shares of Common Stock to Irene Orr. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On October 27, 2004 the Company issued Platinum Partners 54,869 shares of Common Stock pursuant to the conversion $13,443 of 6% secured convertible debentures and Viscount Investments Ltd. 40,816 shares of Common Stock pursuant to the conversion $10,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On November 1, 2004 we reduced the following warrant holders exercise price from $0.35 per share to $0.20 and these warrants, to purchase the same number of common shares, were subsequently exercised. On November 4, 2004 we issued the following common shares on the exercise of these warrants; Platinum Partners 333,334 shares of Common Stock, JM Investors 388,889 shares of Common Stock, Viscount Investments Ltd. 444,445 shares of Common Stock, Alpha Capital 333,333 shares of Common Stock, Zenny Trading 333,333 shares of Common Stock, Bais Yaakov Moishe 333,333 shares of Common Stock and Johnathan Mayer 55,555 shares of Common Stock. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder.

On November 4, 2004 we issued the following share purchase warrants whereby each warrant entitled the holder to purchase one additional share of Common Stock at $0.35 November 3, 2005; Platinum Partners 333,334 warrants, JM Investors 388,889 warrants, Viscount Investments Ltd. 444,445 warrants, Alpha Capital 333,333 warrants, Zenny Trading 333,333 warrants, Bais Yaakov Moishe 333,333 warrants and Johnathan Mayer 55,555 warrants. The warrants were issued in reliance on the exemption from registration contained in Section 4(2) of the Act and Rule 506 promulgated thereunder.

On November 4, 2004 the Company issued Viscount Investments Ltd. as to 101,461 shares of Common Stock, JM Investors as to 81,169 shares of Common Stock and Bais Yaakov Moishe as to 60,877 shares of Common Stock all pursuant to the conversion $60,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On November 15, 2004 the Company issued bonus shares, under its 2004 stock option plan, for consulting services at a deemed price of $0.31 per share as to 75,000 shares of Common Stock to each of Talal Fouani and Peter Matousec. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On November 29, 2004 the Company issued bonus shares, under its 2004 stock option plan, for consulting services at a deemed price of $0.37 per share as to 160,000 shares of Common Stock to Tim Brock. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On December 6, 2004 the Company issued 66,667 of our Common Stock to Joan Cox, 66,667 of our Common Stock to Surrinder Brar, 33,333 of our Common Stock to Darwin Buehler, 33,333 of our Common Stock to 633430 Alberta Ltd., , 33,333 of our Common Stock to R. Deets Welding, , 33,333 of our Common Stock to Demers Contracting, , 266,667 of our Common Stock to Peter Brown, 66,667 of our Common Stock to James Billingsley, 66,667 of our Common Stock to Robert Brunet, 66,667 of our Common Stock to JE Coe and 33,333 of our common shares to Gary Schroeder pursuant to our agreement to acquire the property interests of Anhydride Peteroleum Limited Partnership at a deemed price of $0.10 per share. These shares were issued in reliance on the exemption from registration contained in
Section 4(2) of the Act.

On December 6, 2004 the Company issued 44,195 of our Common Stock to Demers Contracting, 258,098 of our Common Stock to Foothills Diamond Coring Ltd. and 191,200 of our common shares to Chard Camp Catering in settlement of $61,436.78 ($73,724.13 CDN.) of Anhydride Canada's debt. These shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On December 20, 2004 the Company issued shares upon exercise of outstanding options, under its 2003c Plan, at $0.27 per share as to 50,000 shares of Common Stock to Thornton Donaldson. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act.

On December 21, 2004 the Company issued the following shares of Common Stock pursuant to the conversion of $31,080 of 6% secured convertible debentures:

                  Viscount Investments Ltd.                   50,000
                  Bais Yaakov Moshe                           50,000
                  JM Investors                                50,000

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On December 29, 2004 the Company issued the following shares of Common Stock pursuant to the conversion of $53,075 of 6% secured convertible debentures:

                  Viscount Investments Ltd.                   50,000
                  Bais Yaakov Moshe                           50,000
                  Johnathan Mayer                             25,000
                  Alpha Capital                               48,263
                  JM Investors                                50,000
                  Alpha Capital                               52,521

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On January 5, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $24,000 of 6% secured convertible debentures:

                  Viscount Investments Ltd.                   50,451
                  Bais Yaakov Moshe                           26,469
                  JM Investors                                50,451

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On January 11, 2005 the Company issued Viscount Investments Ltd. 26,316 shares of Common Stock pursuant to the conversion of $5,000 of 6% secured convertible debentures. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On January 14, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $44,637.50 of 6% secured convertible debentures:

                  Viscount Investments Ltd.                     25,000
                  Bais Yaakov Moshe                             25,000
                  JM Investors                                  25,000
                  Alpha Capital                                112,045
                  Jonathan Mayer                                17,929
                  JM Investors                                  25,000
                  Viscount Investments Ltd.                     25,000

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On January 19, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $58,370.50 of 6% secured convertible debentures:

                  JM Investors                                 133,456
                  JM Investors                                  28,571
                  Platinum Partners                             28,571
                  Platinum Partners                             28,571
                  Martin Stern                                  28,571
                  Leon Goldenberg                               28,571
                  Shalom Torah Center                           28,571
                  Solomon Lesin                                 28,571

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On January 20, 2005 the Company issued shares upon exercise of outstanding options, under its 2003c Plan, at $0.31 per share as to 400,000 shares of Common Stock to Timothy Brock. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) and Regulation S under the Act.

On January 21, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $10,000 of 6% secured convertible debentures:

                  Tayside Trading Ltd.                          27,685
                  Tayside Trading Ltd.                          28,121

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On January 24, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $15,000 of 6% secured convertible debentures:

                  Platinum Partners                             27,778
                  Zenny Trading Ltd.                            52,632

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On January 25, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $67,000 of 6% secured convertible debentures:

                  Tayside Trading Ltd.                          52,638
                  Alpha Capital                                166,113
                  JM Investors                                  26,316
                  Platinum Partners                             52,632
                  Shalom Torah Center                           26,316
                  Bais Yaakov Moshe                             10,526
                  Viscount Investments Ltd.                     28,571

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On January 26, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $22,000 of 6% secured convertible debentures:

                  JM Investors                                  26,316
                  Platinum Partners                             52,632
                  Shalom Torah Center                           26,316
                  Bais Yaakov Moshe                             10,526

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On January 27, 2005 the Company agreed to extend the expiry date on an option to acquire 100,000 common shares at $0.30 issued to Michael Merridino pursuant to its 2003(c) stock option plan to February 2, 2006. The options were issued in relieance on the exemption from registration contained in Section 4(2) of the Act.

On February 10, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $766,000 of 6% secured convertible debentures:

                  JM Investors                                  27,561
                  JM Investors                                  91,870
                  JM Investors                                  95,557
                  JM Investors                                 191,113
                  Viscount Investments Ltd.                    183,739
                  Viscount Investments Ltd.                    191,113
                  Platinum Partners                            238,892
                  Platinum Partners                            298,576
                  Leon Goldenberg                               95,557
                  Leon Goldenberg                               91,870
                  Shalom Torah Center                           71,667
                  Shalom Torah Center                           68,902
                  Martin Stern                                  47,778
                  Martin Stern                                  45,935
                  Solomon Lesin                                 71,667
                  Zenny Trading Ltd.                           238,892
                  Zenny Trading Ltd.                           229,674
                  Alpha Capital                                505,282
                  Alpha Capital                                505,282
                  Tayside Trading Ltd.                         275,609

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On February 15, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $20,225.48 of 6% secured convertible debentures:

                  Jonathan Mayer                                   811
                  Tayside Trading Ltd.                          47,778
                  Tayside Trading Ltd.                          47,778

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On February 17, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $13,155.00 of 6% secured convertible debentures:

                  JM Investors                                  18,083
                  Solomon Lesin                                 38,963

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On February 17, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $26,615.98 of 6% secured convertible debentures:

                  JM Investors                                  28,571
                  Bais Yaakov Moshe                             50,721
                  Solomon Lesin                                 28,571

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On February 24, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $26,615.98 of 6% secured convertible debentures:

                  JM Investors                                  28,571
                  Bais Yaakov Moshe                             50,721
                  Solomon Lesin                                 28,571

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On March 3, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $263,271.62 of 6% secured convertible debentures:

                  Viscount Investments Ltd.                     44,007
                  JM Investors                                 252,047
                  Platinum Partners                            211,327
                  Martin Stern                                  65,054
                  Zenny Trading Ltd.                           387,010
                  Zenny Trading Ltd.                             5,355
                  Shalom Torah Center                           42,265
                  Leon Goldenberg                               21,133
                  Solomon Lesin                                 84,531

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On March 8, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $356,931.94 of 6% secured convertible debentures:

                  Viscount Investments Ltd.                     85,054
                  Viscount Investments Ltd.                     85,370
                  Leon Goldenberg                               43,625
                  Martin Stern                                  41,667
                  Solomon Lesin                                 80,969
                  Shalom Torah Center                          106,778
                  JM Investors                                 102,994
                  JM Investors                                 105,339
                  Platinum Partners                            216,493
                  Platinum Partners                              5,770
                  Alpha Capital                                422,654
                  Viscount Investments Ltd.                      3,722
                  Viscount Investments Ltd.                      8,720
                  Leon Goldenberg                                4,492
                  Martin Stern                                   3,917
                  Solomon Lesin                                  6,066
                  Shalom Torah Center                            6,166
                  JM Investors                                   3,906
                  JM Investors                                  16,666
                  Platinum Partners                             19,307
                  Alpha Capital                                 87,912
                  Zenny Trading Ltd.                            15,681
                  Bais Yaakov Moshe                                121
                  Jonathan Mayer                                   376
                  Tayside Trading Ltd.                          10,274

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On March 22, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

                                            Warrant           Number of
                                            Expiry            Shares
         Platinum Partners                  Nov 3/05          333,334
         Platinum Partners                  Sept 14/06         16,666
         Viscount Investments               Sept 14/06        350,000

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On March 28, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

                                            Warrant           Number of
                                            Expiry            Shares
         Platinum Partners                  Sept 14/06          4,750
         Viscount Investments               Nov   3/05        266,705
         Viscount Investments               Sept 14/06         33,295

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On April 4, 2005 the Company issued bonus shares, under its 2005 Stock Option Plan, for consulting services at a deemed price of $0.48 per share as to 400,000 shares of Common Stock to Tim Brock. The option and shares issued were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On April 5, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

                                            Warrant           Number of
                                            Expiry            Shares
         Platinum Partners                  Sept 14/06         100,000

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On April 6, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

                                            Warrant           Number of
                                            Expiry            Shares
         Zenny Trading Ltd.                 Nov   3/05         100,000

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act. On April 11, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:
                                            Warrant           Number of
                                            Expiry            Shares
         Platinum Partners                  Sept 14/06         100,000

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On April 20, 2005 the Company issued Bullion Fund Ltd. 2,000,000 shares of Common Stock pursuant to the agreement to purchase American Oilsands Inc. at a deemed price of $0.32 per share. The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On April 21, 2005 the Company issued the following shares of Common Stock pursuant to a January 2004 agreement to purchase the shares of Western Petrochemicals Corporation:

                  0696780 BC Ltd                     1,533,826
                  0696772 BC Ltd                     1,532,383
                  101058135 Saskatchewan Ltd.        1,532,383
                  101058020 Saskatchewan Ltd.        1,532,383
                  Northern Lights Petroleum Inc.     1,532,383
                  Petroleum Stategies Inc.           1,532,383
                  Twin Mountain Energy               1,532,383

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On April 25, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

                                            Warrant           Number of
                                            Expiry            Shares
         Viscount Investments               Nov   3/05        266,705

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On May 18, 2005 the Company issued options under the following plans to purchase an equal number of Common Stock at $0.36 as follows:

                                              Plan            Options
         Monita Faris                       SOP 2002          120,000
         Mark Spencer                       SOP 2002          100,000
         Irene Orr                          SOP 2002            5,000
         Mike Parker                        SOP 2005          300,000
         Randy Pow                          SOP 2005          300,000
         David Parfitt                      SOP 2005           40,000
         Steve McGuire                      SOP 2005          200,000
         Bob Faris                          SOP 2005          110,000
         George Orr                         SOP 2005           50,000
         Bill Timmins                       SOP 2005           50,000
         Thornton Donaldson                 SOP 2005          100,000
         Tim Brock                          SOP 2005          400,000

The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On May 18, 2005 the Company issued warrants to acquire an equal number of shares at $0.35 per share until April 30, 2006 as follows:

                  Viscount Investments Ltd.            1,191,000
                  Platinum Partners                      654,750
                  Zenny Trading                          100,000

The options were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

Effective May 1, 2005 the Company entered into a consulting agreement with Harris-Forbes, Inc., pursuant to which the Company issued an aggregate of 2,000,000 shares of its Common Stock over a 12 month period. The shares were issued (subject to the escrow) to the following persons:

                  David Parfitt
                  Victor McCall
                  Ian Ward
                  The Chasseur Trust
                  WLT Reification Trust
                  Fulton Holdings

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On May 25, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

                                            Warrant          Number of
                                            Expiry           Shares
         Viscount Investments               Nov 3/06         300,000

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On June 10, 2005 the Company issued 7% Convertible Notes (the "Notes") with stock purchase warrants for aggregate principal amount of $2,000,000, all pursuant to a Subscription Agreement (the "Subscription Agreement") with the purchasers. The Notes are convertible to shares of the Company's common stock(the "Common Stock") at the lesser of $0.60 or 135% of the average of the five lowest closing bid prices of the Common Stock for the ten trading days preceding the effective date of a registration statement registering for resale the shares issuable upon conversion of the Notes or 70% of the average of the five lowest closing bid prices of the Common Stock for the ten trading days preceeding the notice of conversion. For each $0.40 invested, the subscriber received a two year warrant (the "Class A Warrant") to purchase one share of Common Stock, exercisable at $0.55 per share. In addition, for each $0.80 invested, the subscriber received a two year warrant (the "Class B Warrant") to purchase one share of Common Stock, exercisable at $1.50 per share. The securities were issued in reliance on the exemptions found in Sections 4(2) and 4(6), and Regulation D of the Securities Act of 1933 (the "Act"), as all of the purchasers under the Subscription Agreement were accredited investors. A cash commission on the transaction of: (i) 10% of the gross proceeds was paid; and
(ii) 10% of the cash exercise price upon exercise of the Class A Warrants will be paid upon such exercise. In addition, the finder received a two year warrant to purchase 500,000 shares of Common Stock, exercisable at $0.45 per share.

On June 21, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

                                            Warrant          Number of
                                            Expiry           Shares
         Platinum Partners                  Sept 14/06       50,000

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On July 6, 2005 the Company issued Heron Drilling 250,000 shares of Common Stock in settlement of $108,000 in debt owed by Western Petrochemicals Corporation. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On July 11, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

                                            Warrant          Number of
                                            Expiry           Shares
         Viscount Investments               Nov 3/06         66,000

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On July 14, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of warrants utilizing a cashless exercise feature:

                                       Number         Warrant         Number of
                                       Warrants       Expiry          Shares
         Viscount Investments           81,184        Nov 3/06          26,000
         Viscount Investments          496,281        Sept 14/05       159,000
         JM Investment                 115,181        Nov 3/06          36,900
         Platinum Partners             172,068        Sept 14/05        55,125

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On July 14, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

                                            Warrant           Number of
                                            Expiry            Shares
         Leon Goldberg                      Sept 14/05         15,000

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On July 19, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of warrants utilizing a cashless exercise feature:

                                       Number         Warrant         Number of
                                       Warrants       Expiry           hares
         Viscount Investments              281        Sept 14/05            90
         JM Investment                  64,819        Nov 3/06          20,766
         Platinum Partners             339,766        Sept 14/05       108,850
         Shalom Torah Center           266,640        Sept 14/05        85,422
         Zenny Trading                 333,333        Nov 3/06         106,789
         Zenny Trading                 116,667        Sept 14/05        37,376

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On July 19, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

                                            Warrant           Number of
                                            Expiry            Shares
         Johnathan Mayer                    Nov 3/06            25,700

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On July 25, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

                                            Warrant           Number of
                                            Expiry            Shares
         JM Investors                       Nov 3/06           30,855
         Leon Goldberg                      Sept 14/05         10,000

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On August 2, 2005 the Company issued NorWest Soil Research Ltd. 6000,000 shares of Common Stock in settlement of $363,150 in debt owed by Western Petrochemicals Corporation. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On August 2, 2005 the Company issued the following shares in settlement of debt owed by the Company:

                                           Number of          Debt
                                           Shares             Settled
         Smallcap Partners Inc.            100,000            $36,000
         Avalon Productions Ltd.           100,000            $32,900
         Kuehne Developments Ltd.          100,000            $32,900

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act. On August 4, 2005 the Company issued Ottavio Boffo 10,000 shares of Common Stock in settlement of $4,500 in debt owed by the Company. The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On August 8, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of warrants utilizing a cashless exercise feature:

                                       Number        Warrant         Number of
                                       Warrants      Expiry          Shares
         Viscount Investments          170,104       Sept 14/05      139,175
         JM Investment                 116,655       Nov 3/06         94,455
         JM Investment                  61,379       Nov 3/06         43,127
         JM Investment                 679,260       Sept 14/05      477,271
         Martin Stern                  166,650       Sept 14/05       47,842
         Solomon Lesin                 249,975       Sept 14/05      204,525
         Zenny Trading                 449,933       Sept 14/05      368,127
         Alpha Capital               1,066,550       Sept 14/05      872,632
         Alpha Capital                 333,333       Nov 3/06        272,727
         Leon Goldberg                 174,980       Sept 14/05      143,165
         Bais Yaakove Moshe            333,333       Nov 3/06        272,727

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On August 8, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $309,722.66 of 7% convertible debentures:

                  Monarch Capital Fund                          347,584
                  Alpha Capital, AG                             335,998
                  Platinum Partners                             366,894
                  JM Investors                                   43,448

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

On August 9, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

                                            Warrant           Number of
                                            Expiry            Shares
         Johnathan Mayer                    Nov 3/06          29,300

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On August 10, 2005 the Company issued the following shares of Common Stock pursuant to the exercise of an equal number of warrants at $0.35:

                                            Warrant           Number of
                                            Expiry            Shares
         Tayside Trading Ltd.               Sept 14/05        333,300

The shares were issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

On August 10, 2005 the Company issued the following shares of Common Stock pursuant to the conversion of $20,833 of 7% convertible debentures:

                  JM Investors                                 71,715

The shares were issued in reliance on the exemption from registration contained in Section (3)(a)(9) of the Act.

Pursuant to agreements with its joint venture partners we were committed to issue warrants to purchase up to 60,000 shares of Common stock at an exercise price of $0.25 per share. We have not issued warrants to James Billingsley as to 10,000 warrants which expire on February 27, 2004 (expired subsequently), Robert Burnett as to 10,000 warrants which expire on February 28, 2004 (expired subsequently) and to Peter Brown as to 40,000 warrants which expire on March 3, 2004 (expired subsequently). These warrants would have been issued in reliance on the exemption from registration contained in Section 4(2) of the Act.

ITEM 27. EXHIBITS.

                                  EXHIBIT INDEX

3.1      Articles of Incorporation.(1)

3.2      Bylaws. (1)

4.1      2000 Stock Option Plan. (1)

4.2      2002 Stock Option Plan (2)

4.3      2003 Stock Option Plan (3)

4.4      2005 Stock Option Plan. (10)

5.1      Opinion of Burns, Figa & Will, P.C., to be filed by amendment.

10.1 Option Agreement dated September 10, 2001 and Amendment dated October 10, 2001.(4)

10.2 Agreement and Plan of Reorganization with October Sun dated April 30, 2002.(5)

10.3     Joint Venture Agreement dated April 30, 2002.(6)

10.4     Employment Agreement with Doug Cannaday effective May 6, 2002.(6)

10.5     Exploration Agreement dated July 10, 2002.(6)

10.6 Equity Participation and Farmout Agreement dated April 7, 2004 between Energy 51, Inc., Uranium Power Corporation and West Peak Ventures of Canada, LTD.(7)

10.8 Agreement between West Peak Ventures of Canada, Ltd and Uranium Power Corporation, dated December 3, 2003. (7)

10.9 Agreement between Western Petrochemicals Corp., Powermax Energy, Inc. and Uranium Power Corporation dated April 23, 2004. (7)

10.10 Agreement between Western Canadian Mint, Inc., et al. and Uranium Power Corporation, as amended.(8)

10.11 New Licensing Agreement between Earth Energy Resources, Inc., West Peak Ventures of Canada, Ltd. and CanWest Petroleum Corporation dated March 4, 2005. (10)

10.12    Convertible Note from Oilsands Quest, Inc. due September 29, 2008.(9)

10.13    Sulfoxy Joint Venture Agreement dated April 20, 2005.  (10)

10.14    Form of 7% Convertible Note and Warrant issued June 9, 2005.  (10)

10.15    Purchase and Sale Agreement with Western Petrochemicals Corp.  (10)

21.1     Subsidiaries of the Registrant, filed herewith.

23.1 Consent of Pannell Kerr Forster, Independent Registered Public Accounting Firm, filed herewith.

23.2     Consent of Burns, Figa & Will, P.C., included in Exhibit 5.1.


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


------------------
(1)  Incorporated by reference from Form 10-SB, filed October 14, 1999.

(2)  Incorporated by reference from Form S-8, dated March 24, 2003.

(3)  Incorporated by reference from Form S-8, dated June 27, 2003.

(4) Incorporated by reference from Form 10QSB for the period ended October 31, 2001.

(5)  Incorporation by reference from Form 8-K dated May 10, 2002.

(6)  Incorporated by reference from Form 10-KSB dated September 11, 2003

(7)  Incorporated by reference from Form 10-KSB dated July 29, 2004.

(8)  Incorporated by reference from Form 10-QSB dated March 22, 2005.

(9)  Incorporated by reference from Form 10-QSB dated December 20, 2004.

(10) Incorporated by reference from Form 10-KSB dated July 29, 2005.


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

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, British Columbia, Canada, on August 22, 2005.

CANWEST PETROLEUM CORPORATION



By: /s/ Thornton J. Donaldson
   --------------------------------------------------
Thornton J. Donaldson, President, Chief Financial Officer and Director (Principal Executive and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.




SIGNATURE                                 TITLE                    DATE

/s/ Thornton J. Donaldson                Director             August 22, 2005
--------------------------------
    Thornton J. Donaldson

/s/ William G. Timmins                   Director             August 22, 2005
--------------------------------
    William G. Timmins




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